As filed with the Securities and Exchange Commission on February 16, 2000
                                                         Registration 333-93273
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                ONVIA.COM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                             7375                            91-1859172
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                ---------------
                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                                (206) 282-5170
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                 Glenn Ballman
                     President and Chief Executive Officer
                                Onvia.com, Inc.
                         1000 Dexter Avenue, Suite 400
                           Seattle, Washington 98109
                                (206) 282-5170
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:

             Mark J. Handfelt                            Mark A. Bertelsen
              David R. Young                              Jose F. Macias
              David T. Sobota                             Don S. Williams
               Gordon Empey                                Burke Norton
             Venture Law Group                   Wilson Sonsini Goodrich & Rosati
        A Professional Corporation                   Professional Corporation
            4750 Carillon Point                         650 Page Mill Road
        Kirkland, Washington 98033                  Palo Alto, California 94304
              (425) 739-8700                              (650) 493-9300

                                ---------------
       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this registration statement.
                                ---------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                            Proposed Maximum
   Title Of Each Class Of                       Aggregate        Amount Of
 Securities To Be Registered                Offering Price(1) Registration Fee
------------------------------------------------------------------------------
Common Stock, $0.0001 par value...........    $119,600,000       $31,575(2)
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.
(2) Previously paid.
                                ---------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and we are not soliciting offers to buy these +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2000

                                8,000,000 Shares

                              [LOGO OF ONVIA.COM]

                                  Common Stock

                                    --------

  Prior to this offering, there has been no public market for our common stock. The initial public offering price of the common stock is expected to be between $11.00 and $13.00 per share. We have applied to list our common stock on the Nasdaq Stock Market's National Market under the symbol "ONVI."

  The underwriters have a 30-day option to purchase a maximum of 1,200,000 additional shares to cover over-allotments of shares.

  Immediately following and conditioned upon the sale of the shares in the initial public offering, we will sell $40.0 million worth of additional shares, or, if greater, 2,666,666 shares, to Internet Capital Group in a private placement at a price equal to the initial public offering price per share.

  Investing in the common stock involves risks. See "Risk Factors" on page 6.

                                                       Underwriting
                                              Price to Discounts and Proceeds to
                                               Public   Commissions   Onvia.com
                                              -------- ------------- -----------
Per Share....................................  $           $            $
Total........................................ $          $            $

  Delivery of the shares of common stock will be made on or about    , 2000.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

                Chase H&Q

                             Robertson Stephens

                                               William Blair & Company

                                                                      E*OFFERING

                The date of this Prospectus is           , 2000.

ONVIA.com...THE SMALL BUSINESS EMARKETPLACE

"What do I need to set up my network?"

"I spend $500 per month on long distance, what's the best plan for me?"

"Help me find the right 401(k) plan"

"I need to set up payroll"

[ARTWORK]

[The artwork is a circle with an arrow pointing into the left side labeled "buyer" and an arrow pointing into the right side labeled "seller." Outside of the circle is a ring with arrows pointing counter-clockwise. The top of the ring reads "Exchange Services and Products" and the bottom of the ring reads "Exchange Information." The circle itself is divided into five equal segments which read in a clockwise direction: "Request for Quotes," "Buy and Sell Services and Products," "News and Advice," "Efficiency Tools" and "Additional Transaction Types." The center of the circle reads "Small Businesses Save Time and Make Money."]

Onvia.com is providing a single online resource where small businesses can buy and sell services and products, and exchange valuable information.

"How do I find qualified leads for my business?"

"Help me find new customers"

"How do I increase my company's revenue?"

"How do I expand geographically?"

Onvia.com aggregates a large and targeted audience of small businesses to provide a powerful sales, distribution and marketing channel to small business buyers.

                                 ------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   3
Risk Factors.............................................................   6
You Should Not Rely On Forward-Looking Statements........................  16
Use of Proceeds..........................................................  17
Dividend Policy..........................................................  17
Capitalization...........................................................  18
Dilution.................................................................  19
Selected Consolidated Financial Data.....................................  20
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  21
Business.................................................................  30
Management...............................................................  44
Related Party Transactions...............................................  54
Principal Stockholders...................................................  58
Description of Capital Stock.............................................  60
Shares Eligible for Future Sale..........................................  63
Underwriting.............................................................  65
Notice to Canadian Residents.............................................  67
Legal Matters............................................................  68
Experts..................................................................  68
Where To Find Additional Information.....................................  68
Index to Consolidated Financial Statements............................... F-1

                                 ------------

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.




   OnviaMail, Work. Wisely. and OnviaFlash are our trademarks, and we have filed for trademark registration for chaperoned access, CheckPoint, the Onvia checkmark logo, Onvia and Onvia.com. This prospectus also includes trade dress, trade names, trademarks and service marks of other companies.

                     Dealer Prospectus Delivery Obligation

   Until      , 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering and our financial statements and notes to those statements appearing elsewhere in this prospectus.

                                Onvia.com, Inc.

   We are the leading business-to-business emarketplace for small business buyers and sellers. Our emarketplace is designed to help small businesses succeed by providing a single online destination where small businesses can buy and sell services and products, exchange valuable news, product and service information and access productivity tools. We have designed our emarketplace to incorporate all of these functions so that small businesses can conduct e-commerce and exchange information without leaving our web site. By aggregating a large and targeted audience of small businesses, our emarketplace provides an effective sales channel for both small and large vendors to the small business market.

   Businesses are increasingly using the Internet to communicate and transact commerce with their partners, suppliers and customers. To facilitate the electronic exchange of information, services and products, businesses are beginning to form electronic marketplaces, or emarketplaces, that aggregate buyers and sellers in a central Internet destination.

   As small businesses, which we define as businesses with fewer than 100 employees and income-generating home offices, increasingly rely on the Internet, we believe that a significant market opportunity exists to provide small businesses with an emarketplace specifically designed for their needs. Small businesses account for roughly half of the United States gross domestic product, according to the U.S. Small Business Administration. We believe that the growth in the number of small businesses and in the volume of small business e-commerce will drive the need for an emarketplace that offers sellers a channel to reach the large, fragmented market of small business buyers and provides these buyers with a single Internet location to meet all of their needs.

   Our emarketplace currently consists of:

  . a small business services trading hub, which includes more than 18,000 businesses that act as suppliers across 100 services in our request for quote network, a network which enables buyers to submit electronically requests for quotes for various business services and sellers to respond with pricing and fulfillment information;

  . more than 37,000 products and nine business services selected for the particular needs of small businesses that can be purchased quickly and conveniently through our "Purchase Now" system; and

  . a collection of timely news, information, editorial content and business tools designed to help small businesses enhance their operations.

   We intend to build on our leadership position as the first comprehensive emarketplace for small businesses by expanding our service, product and information offerings to become the single source for all small business needs. We believe that by expanding our offerings we will attract more small businesses to our emarketplace, creating additional marketing opportunities for our sellers. We believe that this will create a network effect in which the value of our emarketplace increases with the addition of each participant.

   Onvia.com was incorporated as MegaDepot, Inc. in Washington in March 1997. In February 1999, we changed our name to MegaDepot.com, Inc., and in May 1999 we changed our name to Onvia.com, Inc. We intend to reincorporate in Delaware prior to the closing of this offering. Our principal executive offices are located at 1000 Dexter Avenue, Suite 400, Seattle, Washington 98109, and our telephone number is (206) 282-5170. Our web site is located at www.onvia.com. The information contained on our web site is not part of this prospectus.

                                  The Offering

 Common stock offered................................  8,000,000 shares
 Common stock offered in the concurrent private        3,333,333 shares,
  placement..........................................  assuming an initial public offering price of
                                                       $12.00 per share
 Common stock to be outstanding after the offering...  79,514,015 shares
 Use of proceeds.....................................  For general corporate purposes, including
                                                       working capital. See
                                                       "Use of Proceeds."
 Proposed Nasdaq National Market symbol..............  ONVI

   This table is based on shares outstanding as of December 31, 1999 and excludes the following shares:

  . 1,262,638 shares issuable upon exercise of warrants outstanding as of December 31, 1999 at a weighted average exercise price of $0.93 per share;

  . 5,875,382 shares issuable upon exercise of options outstanding as of December 31, 1999 at a weighted average exercise price of $1.60 per share;

  . 5,678,412 shares of common stock available for future grant under our 1999 stock option plan;

  . 600,000 shares of common stock available for issuance under our 2000 directors' stock option plan; and

  . 600,000 shares of common stock available for issuance under our 2000 employee stock purchase plan.


                                ----------------

   Unless otherwise indicated, the information in this prospectus reflects the number of shares outstanding on December 31, 1999 assuming:

  . the conversion of all outstanding shares of preferred stock into common stock upon the closing of this offering;

  . a two-for-one forward stock split of our capital stock to be effected prior to the closing of this offering;

  . our reincorporation into Delaware which will be effected prior to the closing of this offering;

  .  the filing of our amended and restated certificate of incorporation;

  . the sale by us of 3,333,333 shares of our common stock at an assumed initial public offering price of $12.00 per share to Internet Capital Group in a private placement concurrent with this offering;

  . the exercise of warrants to purchase 705,144 shares of our common stock that will expire if not exercised before the closing of this offering; and

  .  no exercise of the underwriters' over-allotment option.

                      Summary Consolidated Financial Data

                                         March 25,
                                            1997
                                        (inception)
                                             to       Year Ended   Year Ended
                                        December 31, December 31, December 31,
                                            1997         1998         1999
                                        ------------ ------------ ------------
                                        (in thousands, except per share data)
Consolidated Statements of Operations
 Data:
Revenue................................    $   62       $1,037      $ 27,177
Gross margin...........................        15          (45)       (4,397)
Total operating expenses...............       146          623        38,428
Loss from operations...................      (130)        (669)      (42,825)
Net loss...............................    $( 130)      $ (672)     $(43,366)
Net loss attributable to common
 stockholders..........................    $ (130)      $ (672)     $(57,373)
Basic and diluted net loss per common
 share.................................    $(0.02)      $(0.08)     $  (4.59)
Basic and diluted weighted average
 shares outstanding....................     8,001        8,001        12,508

                                                              December 31, 1999
                                                             -------------------
                                                                      Pro Forma
                                                             Actual  As Adjusted
                                                             ------- -----------
                                                               (in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents................................... $38,518  $166,448
Total assets................................................  50,279   178,209
Long-term debt..............................................   5,171     5,171
Total stockholders' equity..................................  26,613   154,544

   The pro forma as adjusted information in the above consolidated balance sheet data table is adjusted to reflect the sale of 8,000,000 shares of common stock offered by us in this offering and 3,333,333 shares of common stock to be sold in the concurrent private placement at an assumed initial public offering price of $12.00 per share, after deduction of the estimated underwriting discounts and commissions and estimated offering expenses, and the exercise of warrants to purchase 705,144 shares of our common stock that will expire if not exercised before the closing of this offering.

   See note 1 of the notes to our consolidated financial statements for an explanation of the determination of the number of weighted average shares used to compute net loss per share amounts.

                                  RISK FACTORS

   This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline substantially due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history of less than three years, making it difficult to evaluate our future prospects

   We were incorporated in March 1997. In July 1997, we launched the initial version of our emarketplace, targeted at the Canadian market. In July 1998, we introduced our emarketplace for U.S. small businesses. We have a limited operating history upon which an investor may evaluate our business and prospects. Our potential for future profitability must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as emarketplaces in general and those catering to small businesses in particular. We may not successfully address any of these risks. If we do not successfully address these risks, our business will be seriously harmed.

We have incurred losses in each quarter since inception, and we expect to incur significant operating losses for the foreseeable future

   We have incurred net losses from operations in each quarter since inception and, as of December 31, 1999, had an accumulated deficit of $58.2 million. We expect to continue to incur losses for the foreseeable future. Most of our revenue to date has been generated by selling products at or below cost. We expect to increase significantly our operating expenses in the near future as we attempt to build our brand, expand our customer base and improve our technology infrastructure. To become profitable, we must increase revenue substantially and achieve and maintain positive gross margins. To increase revenue, we will need to continue to attract customers and suppliers to our emarketplace and expand our service and product offerings. To improve our gross margins, we will need to increase the proportion of revenue generated from higher-margin services, reduce service and product discounts and lower service and product costs. We may not be able to increase revenue and gross margins sufficiently to achieve profitability.

Our quarterly financial results are subject to fluctuations which may make it difficult to forecast our future performance

   We expect our revenue and operating results to vary significantly from quarter to quarter making it difficult to formulate meaningful comparisons of our results between quarters. Our limited operating history and new and unproven business model further contribute to the difficulty of making meaningful quarterly comparisons. Factors that may affect our quarterly results include those discussed throughout this "Risk Factors" section.

   Substantially all of our revenue for a particular quarter is derived from transactions that are initiated and completed during that quarter. Our current and future levels of operating expenses and capital expenditures are based largely on our growth plans and estimates of future revenue. These expenditure levels are, to a large extent, fixed in the short term. We will not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, and any significant shortfall in revenue relative to planned expenditures could harm our business and results of operations. In addition, our quarterly results will be affected by the mix of revenue generated from the sale of services and products. If the percentage of revenue from products increases and the percentage of revenue from services decreases, our gross margin will likely be negatively impacted.

   Our limited operating history and rapid growth make it difficult to assess the seasonal factors in our business. Nevertheless, we expect there to be seasonal fluctuations in our business, reflecting a combination of seasonal trends for the services and products we offer, seasonal trends in the buying habits of our target small business customers and seasonal trends reflecting Internet usage. For example, Internet use generally declines during the summer months.

Our network and software are vulnerable to security breaches and similar threats which could result in our liability for damages and harm our reputation

   Our network infrastructure is vulnerable to computer viruses, break-ins, network attacks and similar disruptive problems. This could result in our liability for damages, and our reputation could suffer, thus deterring potential customers from transacting with us. Security problems caused by third parties could lead to interruptions and delays or to the cessation of service to our customers. Furthermore, inappropriate use of the network by third parties could also jeopardize the security of confidential information stored in our computer systems.

   In July 1999, our former web site in Canada, MegaDepot.com, was subject to a security breach in which an outside party was able to gain access to the private account information, including credit card numbers, of some of our customers. This security breach occurred when we inadvertently provided a few of our customers with the URL link to our internal database, and also inadvertently left the password protection for our internal database turned off. Information about this security breach was forwarded to a newspaper reporter in Toronto, Canada, prior to our becoming aware of the breach. This resulted in negative publicity concerning our former web site for several days in several Canadian newspapers. Even though we have taken steps to prevent the recurrence of this specific security breach as well as other disruptive problems, a security breach could occur again in the future.

   To help reduce our network's vulnerability to security breaches, we have completed a network security audit, upgraded all of our network components, updated our software to current release levels and implemented extensive site monitoring software. Further, we have hired employees dedicated solely to ensuring network security and developing related policies, procedures and internal controls.

   We intend to continue to implement industry-standard security measures, but we cannot assure you that the measures we implement will not be circumvented. The costs and resources required to alleviate security problems may result in interruptions, delays or cessation of service to our customers, which could harm our business.

The development of our brand is essential to our future success and requires significant expenditures

   We believe that development of the Onvia.com brand is crucial to our future success. The importance of brand recognition will increase as more companies engage in commerce over the Internet. Because the online commerce aspects of our business model have limited legal, technological and financial barriers to entry, if we are unable to establish a trusted brand name, our business will suffer.

   We currently intend to invest significant capital resources to develop our brand, including spending significant amounts of money on advertising and promotions. Furthermore, the cost of advertising and promotions is growing rapidly. In addition, if our competitors significantly increase their advertising and promotions spending, we may be forced to increase our expenditures accordingly. We cannot be certain that our efforts to promote our brand will be successful or that we will have adequate financial resources to continue to promote our brand.

If we fail to increase traffic to our web site and the proportion of visitors who purchase services or products, our business will not grow as we expect

   To generate revenue, we must drive traffic to our web site and convert visitors into purchasers of services and products. We use a number of techniques to increase traffic to our web site, including developing relationships with third parties, advertising, e-mail and contests. Currently, we are using a variety of techniques to increase customer conversion rates, including using discounts on selected items and other incentives. Many of these techniques are new and unproven, and we cannot be certain that any of them will be successful in helping us increase traffic or conversion rates. If we are unable to draw significantly higher traffic to our web site and convert a significant number of web site visitors into customers, our business will not grow as we expect.

Intense competition could impede our ability to gain market share and harm our financial results

   Emarketplaces are new, rapidly evolving and intensely competitive. In addition, the traditional non-Internet-based markets for business products such as computer hardware and software, office furniture, office equipment and office supplies are also intensely competitive. We compete with both traditional distribution channels as well as other online services. Our current and potential competitors include:

  . Internet sites that target the small business market including BizBuyer.com, Digitalwork.com and Works.com;

  . Internet sites targeting the consumer market that also sell to small business customers, including Beyond.com, Buy.com and Onsale.com;

  . companies such as America Online, Microsoft, NBCi and Yahoo! that offer a broad array of Internet-related services and either offer business-to-business e-commerce services presently or have announced plans to introduce such services in the future; and

  . traditional non-internet-based retailers that sell of resell business service and products such as AT&T Wireless, Circuit City and CompUSA.

   Due to the new and rapidly evolving nature of the market in which we compete, we believe that reliable and useful metrics for use in comparing us to our competitors are not readily available. However, the following table lists the percentage of U.S. home and workplace users who visited our web site and the web sites of our current and potential competitors listed above during December 1999, as reported in the Media Metrix World Wide Web Audience Ratings
Report:

                                                        Percentage Home
         Name                                           and Work Reach
         ----                                           ---------------
         Onvia.com                                            0.4%
         BizBuyer.com                                          *
         Digitalwork.com                                       *
         Works.com                                             *
         Beyond.com                                           4.0
         Buy.com                                              7.5
         Onsale.com                                            *
         America Online (including all sites)                65.9
         Microsoft (includes all sites and LE Network)       80.0
         NBCi                                                22.9
         Yahoo!                                              65.1
         AT&T Wireless                                        9.8
         Circuit City                                         1.5
         CompUSA                                              1.4

--------

   *Not listed in report due to failure to reach a minimum of 0.2% penetration.

   Although the table above includes some companies with broader target markets than ours, it indicates that some of our competitors have significantly greater market penetration than us. In addition, there are minimal barriers to entry to our market, and new competitors could launch a competitive web site offering services and products targeted to the small business market. To compete successfully and to gain market share, we must significantly increase awareness of our brand name and our web site. In addition, we must increase our customer base and the volume of services and products we sell through our web site. Our failure to achieve these objectives could cause our revenue to decline and limit our ability to achieve profitability.

   We may not compete successfully against current or future competitors, many of which have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also be more successful than we in engaging in more extensive development of their technologies, adopting more aggressive pricing policies and establishing more comprehensive marketing and advertising campaigns. Our competitors may develop web sites that are more sophisticated than ours with better online tools, and that have service and product offerings superior to ours. Many of our competitors have had success raising money from well-known sources. For example, according to VentureSource in May 1999 Works.com received approximately $25 million in venture capital financing from investors including Bowman Capital Management, Hummer Winblad Venture Partners and Merrill Lynch Venture Capital. Also, according to VentureSource in August 1999 AllBusiness.com received $17 million in venture capital financing from investors including Technology Crossover Ventures, Canaan Partners and Intel. In February 2000, AllBusiness.com entered into an agreement to be acquired by NBCi. For these or other reasons, our competitors' web sites may achieve greater acceptance than ours, limiting our ability to gain market share and customer loyalty and to generate sufficient revenue to achieve profitability.

Our business model is new, unproven and evolving and may not prove to be viable in the long run

   Our business model is new, unproven and continues to evolve. In particular, our business model is based on several assumptions, any one of which may not prove to be true, including the following:

  . a significant number of small businesses will be willing to purchase their business services and products online;

  . a significant number of small businesses and small business service providers will use our emarketplace to buy and sell services and products; or

  .  small business customers will provide us data about themselves.

   If any of these assumptions does not prove to be true, our business may not be viable in the long run.

   In addition, to date we have sold many of our products at or below our cost, causing us to incur negative gross margins. We cannot assure you that if, in the future, we choose to increase the prices at which we sell our products, we will be able to retain existing customers and attract new customers. If we are unable to retain and grow our existing customer base, our business model may not prove to be viable.

If we fail to increase the proportion of revenue derived from sales of services, our gross margins will not improve

   In general, we derive higher gross margins from the sale of services than from the sale of products. If we are to improve gross margins, we must increase the proportion of revenue generated from sales of services. To date, our sales of services have been minimal, and the sale of services over the Internet has not yet achieved broad market acceptance. The sale of services through the Internet may not achieve broad market acceptance, and, even if it does, we may not achieve significant sales of services.

If we do not develop additional and maintain existing relationships with third parties, we may be unable to increase traffic to our web site

   We depend on relationships with third parties to direct traffic to our web site. Most of these agreements call for the third party to be paid a monthly fee. Some of these relationships require us to pay the third party a percentage of revenue generated from customers who make a purchase after linking through from the third party's web site. Most of these relationships are for terms of six months or less and many of them are cancelable by either party without cause upon limited notice. We must maintain our existing relationships and develop new relationships on terms acceptable to us to continue to increase traffic to our web site. The termination of any of these existing agreements, or the failure to secure similar relationships with new third parties would limit the growth in traffic to our web site or cause it to decline, and would likely impede our ability to attract a large enough customer base to make our business viable. Additionally, we do not know if we will be able to renew any or all of these agreements on acceptable terms.

   Even if we maintain our existing relationships, because most of them have been formed recently and several of them have not yet been fully established, we do not have sufficient historical data to assess accurately whether they will be successful in drawing sufficient traffic to our web site. Any unexpected decline in traffic to the web sites of the third parties with whom we have relationships could have a negative impact on the traffic to our web site.

If we are unable to maintain our relationships on commercially favorable terms with the small number of suppliers of the products we sell, our business will suffer

   We purchase substantially all of our products from only four major vendors:
Ingram Micro, TechData, Merisel and United Stationers. For the fiscal year ended December 31, 1999, approximately 78% of our revenue was derived from sales of products supplied by Ingram Micro.

   We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. Our relationships with our suppliers are in the form of standard agreements. We do not have minimum commitments or guaranteed pricing with any of our suppliers. Individual transactions become contracts by way of our issuing purchase orders. Our agreements with our suppliers are cancellable at any time by either party. Our suppliers could:

  . discontinue service to us at any time with little or no notice, in which case we may be unable to obtain alternate supply sources on comparable or acceptable terms;

  . raise prices above the level at which we can profitably sell products to our customers;

  .  establish more favorable pricing structures for our competitors; or

  .  establish strict payment terms that constrain our working capital.

   Any unfavorable action or event concerning our supplier relationships that hinders our ability to fulfill orders quickly, accurately and on competitive terms would harm our business.

We have grown very quickly and if we fail to manage this growth, our ability to increase revenue and achieve profitability will be harmed

   We have rapidly and significantly expanded our operations, and we need to grow quickly in the future. From January 1, 1999 to December 31, 1999, we increased our employee base from 15 to 203. This growth has placed a significant strain on our employees, management systems and other resources and will continue to do so. If we do not manage our growth effectively, our revenue may not grow as we expect, and we may never achieve profitability.

   Effectively managing our expected future growth will require, among other things, that we successfully upgrade our operating systems, improve our management reporting capabilities and strengthen internal controls. For example, we are currently migrating our accounting and control systems to a new software package. We will also need to attract, hire and retain highly skilled and motivated officers and employees. We must also maintain close coordination among our marketing, operations, engineering and accounting departments. We may not succeed in achieving any of these objectives.

Our business will suffer if we are unable to hire and retain highly qualified employees

   Our future success depends on our ability to identify, hire, train and retain highly qualified sales and marketing, technical, managerial and administrative personnel. As we continue to introduce new services, products and features on our web site, and as our customer base and revenue continue to grow, we will need to hire a significant number of qualified personnel. Competition for qualified personnel, especially those with Internet experience, is intense, and we may not be able to attract, train, assimilate or retain qualified personnel in the future. Our failure to attract, train, assimilate and retain qualified personnel could seriously disrupt our operations and could increase our costs as we would be required to use more expensive outside consultants.

Our executive officers and key employees are critical to our business, and these officers and key employees may not remain with us in the future

   Our business and operations are substantially dependent on the performance of our key employees, all of whom are employed on an at-will basis and have worked together for only a short period of time. We believe that our key employees include all of the executive officers and the key employee listed under the caption "Management -- Executive Officers, Directors and Key Employee," although the loss of many of our other employees not listed in that section could adversely affect our business. See "Related Party Transactions -- Employment Agreements" for a description of the employment agreements that exist between us and some of our executive officers. We do not maintain "key person" life insurance on any of our executives other than Glenn Ballman, our founder, President and Chief Executive Officer. The loss of Mr. Ballman or other key executives would likely harm our business.

We will require significant additional capital in the future, which may not be available on suitable terms, or at all

   The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, co-branding relationships, engineering efforts, general operations or any other initiatives. We will require substantial additional funds to carry out and expand our planned advertising and marketing activities and to continue to develop and upgrade our technology. During the next 12 months, we expect to meet our cash requirements with existing cash, cash equivalents and the net proceeds from this offering. However, if our capital requirements vary materially from those currently planned, we may require additional funding sooner than anticipated. If we issue convertible debt or equity securities to raise additional funds, our existing stockholders will be diluted.

If we fail to expand our current technology infrastructure, we will be unable to accommodate our anticipated growth

   To be successful, we must continue to increase substantially traffic to our web site and convert web site visitors into customers. Accommodating this potential growth in web site traffic and customer transactions will require us to continue to develop our technology infrastructure. To maintain the necessary technological platform in the future, we must continue to expand and stabilize the performance of our web servers, improve our transaction processing system, optimize the performance of our network servers and ensure the stable performance of our entire network. We may not be successful in our ongoing efforts to upgrade our systems, or if we do successfully upgrade our systems, we may not do so on time and within budget. If we fail to achieve a stable technological platform in time to handle increasing web site traffic or customer order volume, potential customers could be discouraged from using our emarketplace, our reputation could be damaged and our business could be harmed.

The performance of our web site is critical to our business and our reputation

   Any system failure that causes an interruption in the service of our web site or a decrease in its responsiveness could result in reduced user traffic and reduced revenue. Further, prolonged or ongoing performance problems on our web site could damage our reputation and result in the permanent loss of customers to our competitors' web sites. We have occasionally experienced system interruptions that have made our web site totally unavailable, slowed its response time or prevented us from efficiently fulfilling orders, and these problems may occur again in the future.

   In April 1999, we entered into an agreement with Exodus Communications to maintain all of our web servers and database servers at Exodus's Seattle location. Our operations depend on Exodus's ability to protect its and our systems against damage from fire, power loss, water damage, telecommunications failures, vandalism and similar unexpected adverse events. Any disruption in the services provided by Exodus could severely disrupt our operations. Our backup systems may not be sufficient to prevent major interruptions to our operations, and we do not have a formal disaster recovery plan. We may not have sufficient business interruption insurance to cover losses from major interruptions.

   Our customers and visitors to our web site depend on their own Internet service providers, online service providers and other web site operators for access to the Onvia.com web site. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

We expect to engage in future acquisitions or investments, which may harm our operating results

   Although we have no current agreements relating to acquisitions or investments in other companies, we expect in the future to make acquisitions or investments designed to increase our customer base, broaden our offerings and expand our technology platform. We have not made acquisitions or investments in the past, and therefore our ability to conduct acquisitions and investments is unproven. If we fail to evaluate and to execute successfully acquisitions or investments, they may seriously harm our business. To complete successfully an acquisition, we must:

  .  properly evaluate the technology;

  . accurately forecast the financial impact of the transaction, including accounting charges and transaction expenses;

  .  integrate and retain personnel;

  .  combine potentially different corporate cultures; and

  . effectively integrate services and products and technology, sales, marketing and support operations.

   If we fail to do any of these, we may suffer losses or our management may be distracted from our day-to-day operations. In addition, if we conduct acquisitions using convertible debt or equity securities, existing stockholders may be diluted, which could affect the market price of our stock.





Success by John Meier in his action against us could negatively impact our operating results and result in dilution to our stockholders

   In February 2000, John Meier filed an action in the Supreme Court of British Columbia, Canada asserting a claim against us and Glenn Ballman, our founder, President and Chief Executive Officer. Mr. Meier's claim is based upon allegations that he and Mr. Ballman had intentions to form a company similar to ours and that Mr. Ballman's role in founding our company breached an alleged partnership with Mr. Meier and fiduciary duties owed to him. In this action, Mr. Meier asserts that he is entitled to 50% of Mr. Ballman's interest in Onvia.com, as well as 50% of the assets of Onvia.com. Based upon our investigation to date, we believe that the allegations against us are wholly without merit and that the outcome of this action will not harm our business. We believe that we have valid defenses to this claim and intend to vigorously defend the action. Since the results of litigation proceedings are inherently unpredictable, however, we are unable to provide assurance regarding the outcome of this action or possible damages that may be incurred. Although we believe that it is unlikely, if Mr. Meier were to prevail on his claim against us in its entirety, this would severely harm our business. Any cash award or settlement paid by us to Mr. Meier could negatively impact our operating results and available liquidity. Any shares of common stock awarded or issued to Mr. Meier by us would be dilutive to our stockholders. It is also possible that defense of this claim will result in a significant diversion of management attention. In the event that Mr. Meier is successful in his claim against Mr. Ballman, it is possible that Mr. Meier could become one of our principal stockholders and have an ability to exert influence over matters submitted to our stockholders.

Our services and products depend upon the continued availability of licensed technology from third parties

   We license and will continue to license technology integral to our services and products from third parties. If we are unable to acquire or retain key third-party product licenses or integrate the related third-party products into our services and products, our service and product development may be delayed. We also expect to require new licenses in the future as our business grows and technology evolves. We may not be able to obtain these licenses on commercially reasonable terms, if at all.

If we expand our international sales and marketing activities, our business will be susceptible to numerous risks associated with international operations

   Although we have no current plans to expand our international operations and hire additional personnel outside of North America, we anticipate that we may elect to do so in future. Therefore, in the future we may commit significant resources to expand our international sales and marketing activities. If successful, we will be subject to a number of risks associated with international business activities. These risks generally include:

  .  currency exchange rate fluctuations;

  .  seasonal fluctuations in purchasing patterns;

  .  unexpected changes in regulatory requirements;

  .  tariffs, export controls and other trade barriers;

  . longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

  .  difficulties in managing and staffing international operations;

  . potentially adverse tax consequences, including restrictions on the repatriation of earnings;

  .  burdens of complying with a wide variety of foreign laws;

  .  risks related to the recent global economic turbulence; and

  .  political instability.

Risks Related to the Internet and Our Industry

We will not be able to grow our business unless small businesses increase their use of the Internet to conduct commerce and the Internet is able to support the demands of this growth

   Our success depends on the increasing use of the Internet by small businesses. If use of the Internet as a medium for consumer and business communications and commerce does not continue to increase, demand for our services and products will be limited and our financial results will suffer.

   Even if small businesses increase their use of the Internet, the Internet infrastructure may not be able to support the demands of this growth. The Internet infrastructure must be continually improved and expanded in order to alleviate overloading and congestion. If the Internet's infrastructure is not improved or expanded, the Internet's performance and reliability will be degraded. Internet users may experience service interruptions as a result of outages and other delays occurring throughout the Internet. Frequent outages or delays may cause consumers and businesses to slow or stop their use of the Internet as a transaction-based medium.

We may not be able to keep up with rapid technological and industry changes

   The Internet and online commerce markets are characterized by rapid technological change, frequent introductions of new or enhanced hardware and software products, evolving industry standards and changes in customer preferences and requirements. We may not be able to keep up with any of these or other rapid technological changes, and if we do not, our business will be harmed. These changes and the emergence of new industry standards and practices could render our existing web site and operational infrastructure obsolete. The widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our operating practices or infrastructure. To be successful, we must enhance our web site responsiveness, functionality and features, acquire and license leading technologies, enhance our existing service and product offerings, and respond to technological advances and emerging industry standards and practices in a timely and cost effective manner.

Future regulations could be enacted that either directly restrict our business or indirectly impact our business by limiting the growth of e-commerce

   As e-commerce evolves, federal, state and foreign agencies could adopt regulations covering issues such as privacy, content and taxation of services and products. If enacted, government regulations could limit the market for our services and products. Although many regulations might not apply to our business directly, we expect that laws regulating the collection or processing of personal or consumer information could indirectly affect our business. It is possible that legislation could expose companies involved in e-commerce to liability, which could limit the growth of e-commerce generally. Legislation could hinder the growth in Internet use and decrease its acceptance as a medium for communication and commerce.

Risks Related to Our Offering

You may not be able to resell your stock at or above the initial public offering price

   Before this offering, there has not been a public trading market for our common stock, and an active trading market for our common stock may not develop or be sustained after this offering. For this reason and for various other reasons listed throughout these risk factors, the market price of our common stock may decline below the initial public offering price. The initial public offering price will be determined by negotiations between the representatives of the underwriters and us. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price.

Our stock price may be volatile

   The stock market and specifically the stock prices of Internet-related companies have been very volatile. This broad market and industry volatility may reduce the price of our common stock, without regard to our operating performance. Due to this volatility, the market price of our common stock could significantly decrease.

Our principal stockholders, officers and directors will own a controlling interest in our voting stock

   Upon completion of this offering and the concurrent private placement, our officers, directors and stockholders with greater than 5% holdings will, in the aggregate, beneficially own approximately 76.6% of our outstanding common stock, or 75.4% if the underwriters' over-allotment option is exercised in full. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

  .  election of our board of directors;

  .  removal of any of our directors;

  .  amendment of our certificate of incorporation or bylaws; and

  . adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

   These stockholders will have substantial influence over our management and our affairs. Following this offering and the concurrent private placement, Internet Capital Group will beneficially own approximately 22.5% of our outstanding common stock, or 22.1% if the underwriters' over-allotment option is exercised in full. Accordingly, this concentration of ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation involving us, or discouraging a potential acquiror from making a tender offer for our shares, causing our stock price to decline.

Substantial future sales of shares may impact the market price of our common stock

   If our stockholders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options and warrants, the market price of our common stock may fall. Such sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. See "Shares Eligible for Future Sale."

We have broad discretion in using the proceeds from this offering, which may increase the risk that the proceeds will not be applied effectively

   The net proceeds of this offering are not allocated for specific purposes. We will have broad discretion in determining how to spend the proceeds of this offering and may spend proceeds in a manner that our stockholders may not deem desirable. We cannot assure you that our investments will yield favorable returns or results. See "Use of Proceeds."

You will experience immediate and substantial dilution

   The initial public offering price of our common stock is substantially higher than the book value per share of the outstanding common stock immediately after this offering. At the estimated initial public offering price of $12.00 per share, dilution to new investors will be $10.06 per share. Accordingly, if you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution. In addition, the issuance or exercise of additional options or warrants to purchase our capital stock could be dilutive to purchasers of shares in this offering. The table below shows the number of outstanding warrants and options, including reserved but unissued options, as of December 31, 1999. For more information on the warrants, see "Description of Capital Stock--Warrants," and for more information on the options, see "Benefit Plans."

                                               Number of Shares Underlying Outstanding
                                               Options and/or Warrants Plus Number of
                                                              Reserved
                Plan or Group                    but Unissued Options and/or Shares
                -------------                  ---------------------------------------
1999 Stock Option Plan.......................                11,553,794
2000 Directors' Stock Option Plan............                   600,000
2000 Employee Stock Purchase Plan............                   600,000
Warrants.....................................                 1,262,638

We have implemented anti-takeover provisions that may discourage takeover attempts and depress the market price of our stock

   Provisions of our amended and restated certificate of incorporation and by-laws as well as provisions of Delaware law, will make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. In addition, following the closing of this offering we may adopt a preferred shares rights agreement, which would also serve to discourage takeover attempts. See "Description of Capital Stock" for a discussion of these anti-takeover provisions.

We do not intend to pay dividends, you will not receive funds without selling shares and you may lose the entire amount of your investment

   We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares. We further cannot assure you that you will receive a return on your investment when you sell your shares or that you will not lose the entire amount of your investment.

               YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in other sections of this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors are described in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of this prospectus.

   In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, levels of activity, performance or achievements.

                                USE OF PROCEEDS

   We estimate that our net proceeds from the sale of the 8,000,000 shares of common stock we are offering and the 3,333,333 shares to be sold in the concurrent private placement will be approximately $127.9 million, assuming an initial public offering price of $12.00 per share and after deducting the estimated underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $141.3 million.

   The principal purposes of this offering are to increase our working capital, fund our operating expenses, create a public market for our common stock, facilitate our future access to the public capital markets and fund potential acquisitions. We have no current agreements relating to any acquisitions or investments.

   We will retain broad discretion in allocating the net proceeds of this offering. Pending the use of the net proceeds, we will invest them in short-term, interest-bearing, investment grade securities.

                                DIVIDEND POLICY

   We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future. Our existing borrowing agreements prohibit the payment of dividends.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 1999:

  .  on an actual basis;

  . on a pro forma basis after giving effect to the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 705,144 shares of common stock which will expire if not exercised prior to this offering; and

  . on a pro forma as adjusted basis after giving effect to our receipt of the net proceeds from the sale of 8,000,000 shares of common stock in this offering and 3,333,333 shares of common stock in the concurrent private placement at an assumed initial public offering price of $12.00 per share.

   This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included elsewhere in this prospectus.

                                                    As of December 31, 1999
                                                   ----------------------------
                                                                         Pro
                                                               Pro     Forma As
                                                    Actual    Forma    Adjusted
                                                   --------  --------  --------
                                                     (in thousands, except
                                                          share data)
Long-term debt...................................  $  5,171  $  5,171  $  5,171
Stockholders' equity:
Convertible preferred stock, par value $0.0001
 per share; shares authorized:
 46,000,000 actual and 15,000,000 pro forma and
 pro forma as adjusted; shares outstanding:
 38,143,068 actual and none pro forma and
 pro forma as adjusted...........................    74,233       --        --
Common stock, par value $0.0001 per share; shares
 authorized: 150,000,000 actual and 250,000,000
 pro forma and pro forma as adjusted; shares
 outstanding: 29,332,550 actual, 68,180,762 pro
 forma and 79,514,015 pro forma as adjusted......         3         7         8
Additional paid in capital.......................    24,904    99,134   227,063
Notes receivable from stockholders...............      (156)     (156)     (156)
Unearned stock compensation......................   (14,195)  (14,195)  (14,195)
Accumulated deficit..............................   (58,176)  (58,176)  (58,176)
                                                   --------  --------  --------
 Total stockholders' equity......................    26,613    26,614   154,544
                                                   --------  --------  --------
  Total capitalization...........................  $ 31,784  $ 31,785  $159,715
                                                   ========  ========  ========

   This table excludes the following shares:

  . 1,262,638 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.93 per share;

  . 5,875,382 shares issuable upon exercise of outstanding options at a weighted average exercise price of $1.60 per share;

  . 5,678,412 shares of common stock available for future grant under our 1999 stock option plan;

  . 600,000 shares of common stock available for issuance under our 2000 directors' stock option plan; and

  . 600,000 shares of common stock available for issuance under our 2000 employee stock purchase plan.

                                    DILUTION

   Our net tangible book value as of December 31, 1999 was $26.6 million, or approximately $0.91 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after the completion of this offering, assuming the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 705,144 shares of common stock which will expire if not exercised prior to this offering. After giving effect to the sale of the 8,000,000 shares of common stock in this offering and 3,333,333 shares of common stock in the concurrent private placement at an assumed initial public offering price of $12.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our net tangible book value at December 31, 1999 would have been $154.5 million, or approximately $1.94 per share. This represents an immediate increase in net tangible book value of $1.03 per share to existing stockholders and immediate dilution of $10.06 per share to new investors purchasing shares in this offering. The following table illustrates this dilution on a per share basis:

   Assumed initial public offering price per share................       $12.00
     Net tangible book value per share as of December 31, 1999.... $0.91
     Increase per share attributable to new investors.............  1.03
                                                                   -----
   Adjusted net tangible book value per share after this
    offering......................................................         1.94
                                                                         ------
   Dilution per share to new investors............................       $10.06
                                                                         ======

   The following table sets forth, as of December 31, 1999, the differences between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors:

                               Shares Purchased      Total Consideration    Average
                             --------------------- -----------------------   Price
                               Number   Percentage    Amount    Percentage Per Share
                             ---------- ---------- ------------ ---------- ---------
   Existing stockholders ..  67,475,618    85.6%   $ 60,913,116    30.9%    $ 0.90
   New investors...........  11,333,333    14.4     135,999,996    69.1      12.00
                             ----------   -----    ------------   -----
     Total.................  78,808,951   100.0%   $196,913,112   100.0%    $ 2.50
                             ==========   =====    ============   =====

   The above table excludes the following shares:

  . 1,262,638 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.93 per share;

  . 705,144 shares issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.0025 per share that expire if not exercised prior to the closing of this offering;

  . 5,875,382 shares issuable upon exercise of outstanding options at a weighted average exercise price of $1.60 per share;

  . 5,678,412 shares of common stock available for future grant under our 1999 stock option plan;

  . 600,000 shares of common stock available for issuance under our 2000 directors' stock option plan; and

  . 600,000 shares of common stock available for issuance under our 2000 employee stock purchase plan.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   This section presents our historical financial data. You should read the following selected consolidated financial data in conjunction with our consolidated financial statements and the related notes and with Management's Discussion and Analysis of Financial Condition and Results of Operations included in this prospectus. The selected data in this section is not intended to replace the financial statements.

   The consolidated statements of operations data set forth below for the period from March 25, 1997 (inception) to December 31, 1997, the years ended December 31, 1998 and 1999 and consolidated balance sheet data as of December 31, 1998 and 1999 have been derived from our audited financial statements included elsewhere in this prospectus, which have been audited by Deloitte & Touche LLP. The consolidated balance sheet data as of December 31, 1997 have been derived from our audited financial statements not included in this prospectus. The historical results do not necessarily indicate the results you should expect in any future period.

                                     March 25, 1997
                                     (inception) to  Year Ended   Year Ended
                                      December 31,  December 31, December 31,
                                          1997          1998         1999
                                     -------------- ------------ ------------
Consolidated Statements of
 Operations Data:
Revenue.............................   $  62,174     $1,037,271  $ 27,177,082
Cost of goods sold..................      46,894      1,082,448    31,574,214
                                       ---------     ----------  ------------
Gross margin........................      15,280        (45,177)   (4,397,132)
Operating expenses:
  Sales and marketing...............      41,321        206,436    16,285,970
  Technology and development........      12,707        191,968     7,443,881
  General and administrative........      91,624        224,941     4,235,091
  Noncash stock-based compensation..                               10,462,762
                                       ---------     ----------  ------------
    Total operating expenses........     145,652        623,345    38,427,704
                                       ---------     ----------  ------------
Loss from operations................    (130,372)      (668,522)  (42,824,836)
Other income (expense), net.........                     (3,608)     (540,934)
                                       ---------     ----------  ------------
Net loss............................   $(130,372)    $ (672,130) $(43,365,770)
                                       =========     ==========  ============
Net loss attributable to common
 stockholders.......................   $(130,372)    $ (672,130) $(57,373,391)
                                       =========     ==========  ============
Basic and diluted net loss per
 common share.......................   $   (0.02)    $    (0.08) $      (4.59)
                                       =========     ==========  ============
Basic and diluted weighted average
 shares outstanding.................   8,000,800      8,000,800    12,507,500
                                       =========     ==========  ============
                                                   December 31,
                                     ----------------------------------------
                                          1997          1998         1999
                                     -------------- ------------ ------------
Consolidated Balance Sheet Data:
Cash and cash equivalents...........   $   5,607     $   44,659  $ 38,517,985
Working (deficit) capital...........    (120,302)      (813,357)   23,307,491
Total assets........................      11,910        180,072    50,278,832
Long-term debt......................                                5,171,417
Total stockholders' (deficit)
 equity.............................    (120,302)      (792,432)   26,613,343

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following discussion and analysis together with our consolidated financial statements, including the notes, appearing elsewhere in this prospectus. Some information contained in the discussion and analysis set forth below and elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risk and uncertainties. See "Risk Factors" for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Overview

   We are the leading business-to-business emarketplace for small business buyers and sellers. Since inception, we have devoted our resources to improving and expanding our technology infrastructure, incorporating new services and products into our emarketplace, attracting suppliers and acquiring new customers. Improvements to our technology infrastructure include the development of functional features on our web site, enhancements to our order processing and procurement systems, expansion of our web servers and traffic capacity on our web site, development of our underlying databases and development of accurate and comprehensive management reporting capabilities. Further, we developed the infrastructure that allows us to integrate our systems with those of our suppliers. This enables us to monitor inventory levels and prices from multiple suppliers, thereby facilitating an efficient order process. Our operations are currently focused in the United States and Canada. Our Canadian operations consist primarily of sales and marketing personnel. See note 11 of the notes to our consolidated financial statements for segment information relating to our U.S. and Canadian operations.

 Our Sources of Revenue

   We generate revenue from product sales and fees from sales of services. Through December 31, 1999, we have derived substantially all of our revenue from product sales, as fees from sales of services constituted less than 1% of our revenue. Product revenue includes sales of computer hardware and software and other office machines and products. Product revenue is reported as the aggregate value of the products we sell and is recognized upon receipt by the customer. Orders are initiated directly from our customers through our web site. We take title to products from shipment until receipt by the customer and assume economic risk related to collections, customer service and returns. Product orders are received on our web site, forwarded to a specific supplier based on product availability and price and then shipped directly to our customers with Onvia.com packaging. We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. We have fulfillment relationships with several large suppliers, such as Ingram Micro, Merisel, TechData and United Stationers. These relationships are in the form of standard agreements. We do not have minimum commitments or guaranteed pricing with any of our suppliers. Individual transactions become contracts by way of our issuing purchase orders. Our agreements with our suppliers are cancellable at any time by either party. We believe that we are in compliance with the terms of each of these agreements.

   One of our important strategies is to encourage our customers to begin to participate more actively in our service offerings, such as long distance and cellular phone services, credit card processing and payroll services, and custom services that can be obtained through our request for quote program. Because of the insignificant costs of goods sold associated with these services, which are primarily commission-based, they carry significantly higher margins. As a result, if we are successful in our strategy, we anticipate that gross margin from service revenue will account for a greater portion of total gross margin in the future.

 Our Costs and Expenses

   Cost of goods sold primarily consists of the cost of products sold to customers, shipping charges and credit card fees. We acquire customers and drive traffic to our web site in part by offering our customers competitive prices, in some cases below cost and often with shipping discounts. As a result of our aggressive customer acquisition strategies, we had a negative gross margin for the year ended December 31, 1999. We intend to continue to sell some products at below cost for the forseeable future. We plan to increase the proportion of revenue from positive-margin products and higher-margin services. We believe the combination of our service and product offerings, as well as our news, information and tools, will support our efforts to retain and attract customers in the future. In addition, although we do not expect to sell as many products at or below cost, we intend to maintain competitive pricing on all products.

   A substantial proportion of our total operating expenses for the year ended December 31, 1999 was related to marketing and advertising programs designed to build our brand and drive customer acquisition. We believe that our future growth will depend on our ability to increase brand awareness and establish a large and sustainable customer base. As a result, we expect that sales and marketing expenses will increase significantly and continue to account for a significant portion of our total operating expenses. In addition, we believe that we must continue to expand our service and product offerings if we are to become the primary purchasing hub for small businesses. We also plan to invest significantly in technology and development. As a result, we anticipate increasing losses for at least the next twelve months. We have incurred net losses and negative operating cash flow in each quarterly period since our inception, and, as of December 31, 1999, our accumulated deficit was $58.2 million.

 Noncash Stock-based Compensation

   We record noncash stock-based compensation in connection with the grant of stock options and other equity instruments. This charge represents the difference between the deemed value of our common stock for accounting purposes and the exercise price of the options or sale price of other equity instruments. This amount is presented as a reduction of stockholders' equity and is amortized on an accelerated basis over the vesting period of the option, typically four years. In addition, we have issued securities to some of our non-employee advisors. In December 1999, our Board of Directors authorized the acceleration of vesting on all such securities issued to non-employee advisors, resulting in the recognition of $4.9 million in noncash stock-based compensation expense. At December 31, 1999, unearned stock-based compensation was $14.2 million, and we amortized $10.5 million of noncash stock-based compensation expense for the year ended December 31, 1999.

Results of Operations

   In view of the rapidly changing nature of our business and our limited operating history, we believe that a historical comparison of revenue and operating results is not necessarily meaningful and should not be relied upon as an indication of future performance. This is particularly true of companies such as ours that operate in new and rapidly evolving markets. As a result, our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their early state of development, particularly companies in new and rapidly evolving markets, such as ours. See "Risk Factors" for a more complete description of the many risks we face.

 Quarterly Results of Operations

   The following table sets forth our consolidated statement of operations data for the four quarters ended December 31, 1999. This information has been derived from our unaudited financial statements which, in the opinion of management, include all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information in accordance with generally accepted accounting principles. The results of operations for any quarter should not be deemed necessarily indicative of the results of operations for any future period.

                                                    Quarter Ended
                                         -------------------------------------
                                                    June
                                         March 31,   30,     Sept.    Dec. 31,
                                           1999     1999    30, 1999    1999
                                         --------- -------  --------  --------
                                                   (in thousands)
   Revenue..............................  $ 1,476  $ 3,565  $  8,128  $ 14,008
   Cost of goods sold...................    1,826    4,226     9,657    15,865
                                          -------  -------  --------  --------
   Gross margin.........................     (350)    (661)   (1,529)   (1,857)
   Operating expenses:
     Sales and marketing................      170    1,198     5,152     9,766
     Technology and development.........       76      378     2,227     4,763
     General and administrative.........      498      905     1,019     1,813
     Noncash stock-based compensation...      431      759       524     8,749
                                          -------  -------  --------  --------
   Total operating expenses.............    1,175    3,240     8,922    25,091
                                          -------  -------  --------  --------
   Loss from operations.................   (1,525)  (3,901)  (10,451)  (26,948)
   Other income (expense), net..........      (75)     124      (374)     (216)
                                          -------  -------  --------  --------
   Net loss.............................  $(1,600) $(3,777) $(10,825) $(27,164)
                                          =======  =======  ========  ========

 Revenue

   Revenue increased sequentially on a quarterly basis from $1.5 million for the quarter ended March 31, 1999 to $14.0 million for the quarter ended December 31, 1999. Growth in revenue was attributable to increased sales of products to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased in each quarter from $1.8 million for the quarter ended March 31, 1999 to $15.9 million for the quarter ended December 31, 1999. The increases in cost of goods sold were attributable to the corresponding increases in revenue during the respective periods. In addition, we have sold many products, inclusive of shipping, at prices at or below cost to attract customers. As a result, we continued to experience negative gross margins during this period. However, gross margin improved from negative 24% for the quarter ended March 31, 1999 to negative 13% for the quarter ended December 31, 1999. We expect to continue to experience negative gross margins for the foreseeable future.

 Sales and Marketing

   Sales and marketing expenses consist primarily of advertising, including payments related to our co-branding relationships, and salaries and related costs of personnel. Sales and marketing expenses increased in each quarter from $170,000 for the quarter ended March 31, 1999 to $9.8 million for the quarter ended December 1999. The increases in sales and marketing expenses were due to higher advertising expenses and increases in advertising and marketing personnel. In particular, we launched a major advertising campaign and initiated numerous co-branding relationships during the second, third and fourth quarters of 1999. In December 1999, we entered into a one-year agreement with CNET under which we pay CNET a fee each time a visitor clicks on a link from the CNET web site to our web site. We are required to make minimum payments to CNET of $200,000 per month for the first six months and $250,000 per month over the remainder of this agreement. In addition, our subsidiary, Onvia.com Canada, entered into an agreement with Global Television Network in May 1998 to pay 4% of Onvia.com Canada's gross sales to Global Television Network in return for television advertisements. Either party may cancel this agreement upon 30 days notice to the other party. We anticipate that sales and marketing expenses will increase significantly for the foreseeable future, particularly in the near term, as we implement new advertising, branding and marketing campaigns.

 Technology and Development

   Technology and development expenses consist primarily of fees paid to third parties for consulting services, salaries and related costs of engineering and operations personnel and amortization of costs for purchased software. Technology and development expenses increased in each quarter from $76,000 for the quarter ended March 31, 1999 to $4.8 million for the quarter ended December 31, 1999. The increases in technology and development expenses were attributable to an increase in the number of technology and development personnel from two on December 31, 1998 to 77 on December 31, 1999, consulting expenses of $1.8 million associated with the implementation of several engineering projects performed for us by Oracle, and the use of contractors to supplement technology and development staff. Most of these Oracle projects were completed in the fourth quarter of 1999 and the first quarter of 2000, although a few are still ongoing. We expect technology and development expenses to increase for the foreseeable future as we hire additional personnel and incur consulting costs to enhance and upgrade our technology infrastructure.

 General and Administrative

   General and administrative expenses consist primarily of salaries, recruiting and related costs for general corporate functions including executive, accounting and administrative personnel, lease expenses, professional fees including legal expenses, facilities costs and other miscellaneous general corporate expenses. General and administrative expenses increased in each quarter from $498,000 for the quarter ended March 31, 1999 to $1.8 million for the quarter ended December 31, 1999. Increases in general and administrative expenses were attributable to the increase in administrative personnel from three on December 31, 1998 to 25 on December 31, 1999, and higher office occupancy costs associated with our new lease. We expect to incur higher general and administrative expenses as we hire additional personnel and incur additional costs to support our growth and our obligations as a public company.

 Noncash Stock-based Compensation

   Noncash stock-based compensation was $431,000 in the quarter ended March 31, 1999, $759,000 in the quarter ended June 30, 1999, $524,000 in the quarter ended September 30, 1999 and $8.7 million in the quarter ended December 31, 1999. Noncash stock-based compensation resulted from the issuance of options and non-vested common stock to employees and non-employees. Additionally, based on the options granted through December 31, 1999, we expect to record additional noncash stock-based compensation expense after December 31, 1999.

 Other Income (Expense), Net

   Other income (expense), net consists of interest income earned on average cash balances, offset by interest expense on outstanding convertible notes, subordinated debt and fixed asset financing. Other income (expense), net increased from ($75,000) for the quarter ended March 31, 1999 to ($216,000) for the quarter ended December 31, 1999. This net increase was attributable to higher outstanding amounts on convertible notes, subordinated debt and equipment loans. Total debt, including the current portion of long-term debt, increased from $344,000 on December 31, 1998 to $9.7 million on December 31, 1999.

Years Ended December 31, 1998 and 1999

 Revenue

   Revenue increased from $1.0 million for the year ended December 31, 1998 to $27.2 million for the year ended December 31, 1999. Growth in revenue was attributable to increased product sales to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased from $1.1 million for the year ended December 31, 1998 to $31.6 million for the year ended December 31, 1999. The increase in cost of goods sold was attributable to the corresponding increase in revenue during the respective periods.

 Sales and Marketing

   Sales and marketing expenses increased from $206,000 for the year ended December 31, 1998 to $16.3 million for the year ended December 31, 1999, due to higher advertising expenses associated with the launch of a major advertising campaign, the initiation of numerous co-branding relationships and increases in advertising and marketing personnel.

 Technology and Development

   Technology and development expenses increased from $192,000 for the year ended December 31, 1998 to $7.4 million for the year ended December 31, 1999. This increase was due to consulting expenses associated with the implementation of several engineering projects and to increases in technology and development personnel.

 General and Administrative

   General and administrative expenses increased from $225,000 for the year ended December 31, 1998 to $4.2 million for the year ended December 31, 1999. This increase in general and administrative expenses was attributable to the increase in administrative personnel and higher office occupancy expenses related to the relocation to our new corporate offices.

 Noncash Stock-based Compensation

   We had no amortization of noncash stock-based compensation for the year ended December 31, 1998 and amortization of noncash stock-based compensation of $10.5 million for the year ended December 31, 1999. This increase was due to the issuance of options and non-vested common stock to our employees and non-employee advisors, and to the acceleration of vesting of options and nonvested common stock of our non-employee advisors.

 Other Income (Expense), Net

   Other income (expense), net increased from $(4,000) for the year ended December 31, 1998 to $(541,000) for the year ended December 31, 1999. This net increase was attributable to higher outstanding amounts on convertible notes, subordinated debt and equipment loans.

 Provision for Income Taxes

   We incurred net operating losses from inception through December 31, 1999, and therefore have not recorded a provision for income taxes. We have recorded a valuation allowance for the full amount of our net deferred tax assets, as the future realization of the tax benefit is not currently likely. As of December 31, 1999, we had net operating loss carryforwards of $33.4 million. These loss carryforwards are available to reduce future taxable income and expire at various dates beginning in 2017 through 2019. Under the provisions of the Internal Revenue Code, certain substantial changes in our ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset taxable income.

 Net Loss

   Our net loss increased from $672,000 in 1998 to $43.4 million in 1999. In addition to sustaining a 1999 gross margin loss of $4.4 million, operating expenses increased to $38.4 million in 1999, including $10.5 million in noncash stock-based compensation. Our operating expenses increased in 1999 as we hired our staff, built our brand, expanded our customer base and improved our operations and technological infrastructure.

Inception to December 31, 1997 and Year Ended December 31, 1998

 Revenue

   Revenue increased from $62,000 in 1997 to $1.0 million in 1998. Growth in revenue was attributable to increased sales of products to new and existing customers.

 Cost of Goods Sold

   Cost of goods sold increased from $47,000 in 1997 to $1.1 million in 1998. The increase in cost of goods sold was attributable to an increase in product sales during the respective periods.

 Sales and Marketing

   Sales and marketing expenses increased from $41,000 in 1997 to $206,000 in 1998. This increase was due to the hiring of additional sales and marketing personnel.

 Technology and Development

   Technology and development expenses increased from $13,000 in 1997 to $192,000 in 1998. This increase was attributable to the hiring of technology and development personnel.

 General and Administrative

   General and administrative expenses increased from $92,000 in 1997 to $225,000 in 1998. This increase in general and administrative expenses was attributable to the increase in administrative personnel and general corporate expenses.

 Other Income (Expense), Net

   We had no other income (expense), net in 1997 and other income (expense), net of $(4,000) in 1998. The increase was due to the issuance of convertible notes in 1998.

Liquidity and Capital Resources

   Since our inception, we have financed our operations primarily through the issuance of equity and debt securities. During 1998, SunCommerce Corporation, a web-hosting company co-owned by Glenn Ballman, our founder, President and Chief Executive Officer, advanced various payments and services to us, including wages, benefits, management fees, office expenses and other miscellaneous expenses. Through December 31, 1999, equity issuances have yielded gross proceeds of $60.9 million and net proceeds of $58.5 million. Additionally, we have issued subordinated notes and have entered into capital equipment term loans to finance our operations. As of December 31, 1999, we had $38.5 million of cash and cash equivalents on hand and $9.7 million outstanding under existing subordinated debt and equipment loans. See note 4 of the notes to our consolidated financial statements for more information on outstanding long-term debt.

   In February 2000, we entered into an agreement with Internet Capital Group, or ICG, to sell to ICG shares of our common stock at the initial public offering price per share in this offering in a private placement transaction. This transaction will occur immediately following the closing of this offering, although the sale of some or all of these shares to ICG may occur later, pending clearance of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976. In this transaction, ICG will purchase at least $40 million worth of common stock, although, if greater, ICG has agreed to purchase 2,666,666 shares, which equals 33.3% of the aggregate number of shares to be issued in this offering, prior to any exercise of the underwriters' over-allotment option. Assuming an initial public offering price of $12.00 per share, ICG will purchase 3,333,333 shares of our common stock in this transaction.

   Net cash used in operating activities totaled $23.4 million for the year ended December 31, 1999 and approximately $276,000 for the year ended December 31, 1998. Net cash provided by operating activities totaled approximately $6,000 in 1997. Net cash used in operating activities for the year ended December 31, 1999 was attributable to net operating losses, increases in inventory, prepaid expenses and other current assets, offset by noncash charges and increases in accounts payable and accrued expenses. Net cash used in operating activities in 1998 was attributable to net operating losses partially offset by increases in accounts payable and accrued expenses. Net cash provided by operating activities in 1997 was attributable to net operating losses offset by increases in accrued expenses.

   Net cash used in investing activities totaled $6.5 million for the year ended December 31, 1999 and approximately $23,000 for the year ended December 31, 1998. We did not use or generate any funds from investing activities in 1997. Net cash used in investment activities for the year ended December 31, 1999 and 1998 related to the acquisition of computer hardware and software and other equipment.

   Net cash provided by financing activities totaled $68.3 million for the year ended December 31, 1999 and approximately $344,000 for the year ended December 31, 1998. Net cash provided by financing activities for the year ended December 31, 1999 was attributable to the sale of equity securities and proceeds from long-term borrowings. Net cash provided by financing activities in 1998 was attributable to proceeds from the issuance of convertible debt. We generated insignificant cash in 1997 from the sale of common stock.

   In December 1999, we signed a lease agreement for new corporate office facilities. Monthly lease payments range from $61,625 to $173,188 over the eight year term of the lease. Future minimum lease payments required on all non-cancelable operating leases for the next five years range from $1,970,928 to $2,519,475. In February 2000, we signed an agreement with America Online that requires us to make substantial payments to America Online.

   Our future liquidity and capital requirements will depend on numerous factors. For example, our pace of expansion will affect our future capital requirements, as will our decision to acquire or invest in complementary businesses and technologies. However, we believe that the net proceeds from this offering, together with existing cash and cash equivalents, will be sufficient to satisfy our cash requirements for at least the next 12 months. Depending on our growth rate and cash requirements, we may require additional equity or debt financing to meet future working capital needs, which may have a dilutive effect on our then current stockholders. We cannot assure you that additional financing will be available or, if available, that such financing can be obtained on satisfactory terms.

Quantitative and Qualitative Disclosures About Market Risk

   Due to the operations of our wholly-owned subsidiary in Canada, our results of operations, financial position and cash flows can be materially affected by changes in the relative values of the Canadian dollar to the U.S. dollar. However, due to the relative stability of these two currencies in relation to one another, our past results of operations have not been materially affected by fluctuations in exchange rates. We do not use derivative financial instruments to limit our foreign currency risk exposure.

   Our investments are classified as cash and cash equivalents with original maturities of three months or less. As of December 31, 1999, we consider the reported amounts of these investments to be reasonable approximations of their fair values. Therefore, changes in the market interest rates will not have a material impact on our financial position. Through December 31, our interest expense was not sensitive to the general level of U.S. interest rates because all of our debt arrangements were based on fixed interest rates.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, or SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, which will be effective for us for the fiscal years and quarters beginning after June 15, 2000, requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. We do not expect the potential effect of adopting the provisions of SFAS No. 133 to have a significant impact on our financial position, results of operations and cash flows.

Impact of Year 2000

   Many computers, software and other equipment are coded to accept or recognize only two-digit entries in the date code field and thus can not distinguish 21st century dates from 20th century dates. Due to this design decision, some of these systems could fail to operate or fail to produce correct results if "00" is interpreted to mean 1900, rather than 2000. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. We are exposed to the risk that the systems on which we depend, plus those of our suppliers, customers and the Internet as a whole, are not Year 2000 compliant.

 Assessment

   The Year 2000 problem may affect the network infrastructure, computers, software and other equipment that we use, operate or maintain for our operations. The key milestones to our Year 2000 program have been internal and external assessment and testing. We have completed both our internal and external Year 2000 compliance assessment. We believe that we have identified and reviewed all of the internally and externally developed software that supports the development and delivery of our services and products or is necessary to maintain our normal operating functions. We have completed our assessment of this software and have made the changes we consider necessary. We also assessed the potential effect and costs of remediating the Year 2000 problem on our office equipment and facilities and have not become aware of any significant operational Year 2000 issues or costs associated with our non-information technology systems. However, despite our testing, assurances from vendors, and the lack of any Year 2000 issues to date resulting from the date rollover, we cannot be certain that our systems do not contain undetected errors associated with Year 2000.

 Costs to Address Year 2000 Issues

   We have not incurred any material costs directly associated with Year 2000 compliance efforts. The limited costs to address Year 2000 issues have consisted of internal labor costs for certain employees who have dedicated time to our assessment of Year 2000 compliance and associated remedies. We do not expect to incur additional material costs associated with Year 2000 compliance. However, in the event that we have not identified and corrected any significant Year 2000 compliance issues, we could be subject to unexpected material costs in the future.

 Most Reasonably Likely Worst Case Scenarios

   A business disruption caused by the Year 2000 problem could interrupt our operations and damage our relationships with our customers. An internal disruption unique to us could give our competitors a comparative advantage. Failure of our internal systems to be Year 2000 ready could delay order processing as well as hinder the functionality of our web site and could require us to devote significant resources to correcting such problems. Further, our customers' purchasing plans could be affected by Year 2000 preparation and remediation of the need to expend significant resources to fix their existing systems.

   Based on the activities described above, we do not believe that the Year 2000 problem will significantly harm our business, without taking into account our efforts to avoid or fix such problems. In addition, we have not deferred any material information technology projects, nor equipment purchases, as a result of our Year 2000 problem activities.

 Contingency Plans

   We have not developed contingency plans for the Year 2000 compliance risks previously discussed, either because our assessments have not detected material issues or because we have not determined cost effective solutions in light of our assessment of the risks. In the event that we encounter significant Year 2000 compliance issues for which we have not developed contingency plans, our business and financial condition could be materially harmed.

                                    BUSINESS

Overview

   We are the leading business-to-business emarketplace for small business buyers and sellers. By aggregating a large audience of small businesses, we provide an effective sales channel for small and large vendors that serve the highly fragmented small business community. Our emarketplace also helps small businesses succeed by providing a single online destination where they can buy services and products, access and exchange valuable information, such as news and advice, and obtain productivity tools, such as business plan checklists. These mutual benefits reinforce a network effect that we believe draws participants to our emarketplace and therefore increases its value. Our emarketplace has experienced significant growth since it was introduced, and, as of December 31, 1999, we had attracted eleven service suppliers across nine service categories, and over 1,100 product vendors. In addition, our small business services trading hub, which allows customers to submit requests for quotes from a network of service suppliers, had over 18,000 service suppliers at December 31, 1999. A key component of our strategy is to increase brand awareness and our customer base through strategic relationships with small business trade associations and co-branding relationships with other web sites. In February 2000, we entered into a strategic relationship with America Online, or AOL, to provide AOL's customers with access to our services and products through an interactive co-branded web site. As part of this relationship, we will provide to AOL a web-based buying directory to act as the engine for AOL's business-to-business ecommerce platform. We will receive a percentage of the advertising revenue from the co-branded web site.

Industry Background

 The Growth of Business-to-Business E-commerce

   The Internet is fundamentally changing the way businesses interact with other businesses. According to International Data Corporation, or IDC, by 2003 Internet users are expected to reach 510 million users, up from 159 million users at the end of 1998. To capitalize on this potential opportunity, companies of all sizes have adopted Internet strategies to drive revenue, increase efficiencies and reduce costs. Forrester Research estimates that the U.S.-based business-to-business e-commerce market, which encompasses the conduct of electronic transactions over Internet protocols between businesses and their partners and suppliers, is expected to account for more than 90% of the dollar value of e-commerce in the United States by 2003, growing to $1.3 trillion from $109 billion in 1999.

   The growth in business-to-business e-commerce is being fueled in large part by the recurring nature of business needs and transactions, which offers businesses the opportunity to create loyal and valuable long-term relationships with other businesses. Business-to-business e-commerce solutions provide buyers and suppliers with opportunities to increase revenue by reaching a broader customer base and realize operating efficiencies by reducing the costs of accessing information and streamlining complex purchasing and distribution processes. These benefits have spurred the creation of electronic marketplaces, or emarketplaces, that aggregate buyers and sellers in a centralized trading hub. Emarketplaces are most well-suited for large, highly fragmented markets where buyers and sellers have limited access to information and high procurement costs.

 The Growth of Small Business E-commerce

   The small-business market, which we define as businesses with fewer than 100 employees and income-generating home offices, is large and rapidly growing. IDC estimates that by 2002, the North American small business market will grow to
38.5 million businesses from 29.6 million today. Small businesses are increasingly relying on the Internet to access information, communicate and transact commerce. According to Access Media International, by the end of 2002, 75% of small businesses will use the Internet, as compared to 52% at the end of 1999. In addition, IDC estimates that small businesses will account for about $106.8 billion in e-commerce in 2002, increasing from $6.2 billion at the end of 1998.

 The Need for Small Business Emarketplaces

   Several factors are driving the growth in business-to-business e-commerce in the small business market. Currently, small businesses have difficulty in cost-effectively reaching a large percentage of their potential customers through traditional marketing channels, since most small businesses are located outside of major metropolitan areas and possess limited resources. As a result, small businesses are using the Internet to expand significantly their market reach, procure services and products and become more competitive. Additionally, small businesses often have limited time, resources and access to expertise. The Internet addresses these constraints by allowing small businesses to access and exchange information quickly and inexpensively among trading partners.

   Despite the significant growth of small business Internet use, existing Internet-based and software-based offerings targeting this market have not provided a comprehensive solution that addresses the e-commerce and informational needs of small businesses. Web sites that aggregate small business news and information, for example, often have limited e-commerce service and product offerings. Similarly, companies with web sites that focus on e-commerce often have limited or inconsistent content offerings. As a result, small businesses are forced to use multiple, distinct web sites to conduct commerce, interact with other businesses and suppliers and obtain targeted, business-specific news and content.

The Onvia.com Solution

   Our emarketplace is designed to help small businesses succeed by providing a single online destination where small businesses can buy and sell services and products, exchange valuable information and access productivity tools. Our emarketplace provides numerous benefits to small business buyers and sellers. Sellers are able to expand cost-effectively their reach and customer base, without incurring the significant sales and marketing costs typically associated with traditional efforts. Because our services and products are dedicated exclusively to small businesses, our emarketplace provides sellers targeted access to the small business market. Ultimately, as we continue to collect information on buyer purchasing patterns, we expect to be able to offer sellers the ability to personalize and target further their service and product offerings.

   Buyers benefit from access to a single source for service, product and price comparisons, helping to drive greater efficiency in the procurement process. Because we offer multiple vendors in most service and product categories, we provide context and choice for small business purchasing decisions. Complementing our broad service and product offerings, we provide small businesses with information, news and business tools to enhance business operations. With our seller ratings system, which we currently intend to introduce by June 2000, buyers will also be able to discover which sellers have garnered the highest ratings for service and availability. Our news, expert advice and other content also provides resource-constrained small businesses with timely and valuable information and expertise.

   Key elements of our solution include:

  . Comprehensive array of pre-selected services and products and interactive purchasing tools. Our emarketplace offers more than 37,000 products from more than 1,100 manufacturers. In addition, we offer nine critical business services, including Internet access, telecommunications plans, business credit cards and payroll processing. We also offer 100 services in our request for quote, or RFQ, network. We have selected these services and products based on their ability to meet the specific needs of small businesses. Our interactive purchasing tools, which facilitate real-time service and product comparisons, also help small businesses make more informed purchasing decisions. By providing access to numerous suppliers as well as valuable information, our emarketplace helps small businesses lower their procurement costs and affords greater choice and convenience.

  . Complete on-site transaction processing capabilities. Our emarketplace provides all necessary transaction processing capabilities to allow small businesses to purchase and sell services and products without ever leaving our web site. This feature enables small businesses to accomplish all of their purchasing needs from a single location and to rely on a single source for service- and product-related order tracking and customer support. We also offer multiple transaction processing capabilities. For example, small businesses may purchase commodity services and products based on published selling prices or request quotes for more complex services and products from more than 18,000 companies that sell to small businesses. Because we allow customers to establish personalized accounts, they do not need to enter shipping and billing information each time they transact commerce through our emarketplace. We have implemented these personalized accounts to help maximize our customer retention efforts.

  . Integrated product and service fulfillment. We source products from multiple service providers, such as AT&T Wireless, Qwest, and Verio, and suppliers, such as Ingram Micro, Merisel and Tech Data. Our order processing systems are integrated with those of our service providers and suppliers. This integration allows us to provide our customers with information on service plans and pricing. In addition, we are able to verify product pricing and availability at each of our suppliers' warehouses before forwarding an order for fulfillment, which helps facilitate the timely delivery of products.

  . Efficient small business seller channel. We have designed our emarketplace to aggregate small businesses into a single Internet destination. As a result, our emarketplace provides an efficient distribution channel to help sellers to small businesses reach a very targeted audience. In addition to selling existing services or products through this channel, sellers can use our emarketplace to test market new services and products targeted to small business. As we continue to aggregate buyer information in our emarketplace, we expect to be able to enable sellers to personalize their offerings using our chaperoned access program.

  . Proprietary value-added information and business tools and relationships with leading content providers. In addition to our broad service and product offerings, our emarketplace provides small businesses with proprietary information, news and business tools that enhance the utility of our emarketplace. Our journalists, working in Seattle and Washington, D.C., publish daily stories and two newsletters tailored to the interests of small businesses. We also offer "how-to" advice and business tools designed to help small businesses enhance their operations. In addition to the content that we develop internally, we provide small businesses additional content from third parties, such as Business 2.0, Business Week, Fast Company and Reuters News Service.

  . Comprehensive customer service and support. We maintain a trained customer service staff, including vendor-certified professionals, that provides multiple levels of customer service, ranging from site usage to post-sales technical support. This provides our customers with a single source for support, allowing them to avoid having to deal individually with the many suppliers from which they purchase services and products. In addition, by providing customer service in-house we maintain a direct relationship with our customers. These services help us maintain high levels of customer satisfaction, foster customer loyalty and tailor our offerings to meet customer needs and preferences.

Strategy

   We intend to continue to enhance our position as the leading business-to-business emarketplace for small businesses. Key elements of our strategy include to:

  . Increase brand awareness and credibility. We believe that we are the first provider of a comprehensive emarketplace providing content, commerce and community for small businesses, and we intend to capitalize on this position. We are committed to becoming the best known and most trusted brand for small businesses on the Internet by investing aggressively using traditional and innovative methods of advertising and promotions, such as business journals, magazines, radio, television, web advertising and outdoor billboards. We also intend to continue to align ourselves with well-known, respected brands and enter into only those relationships that are consistent with the Onvia.com brand image. For example, we have developed a co-branding relationship with

     DowJones.com where we are the exclusive provider of small business services and products on the DowJones.com web site.

  . Aggressively pursue customer acquisition and retention strategies. We seek to drive customer acquisition through a combination of marketing initiatives, continued focus on customer service and the provision of services, products and information that meet our customers' business needs. For example, we intend to continue to establish strategic relationships with major online portals and develop joint marketing arrangements with additional small business associations. In addition, we intend to increase our customer base through direct advertising campaigns, co-branding initiatives with leading web sites that cater to small businesses and viral-marketing programs. By continuously enhancing and syndicating our service, product and information offerings, we seek to expand our customer base and encourage repeat use of our emarketplace.

  . Become a single source for all small business needs. We intend to become a single source for all small business needs by continuing to expand our service, product and information offerings and the functionality of our web site. We also intend to introduce additional methods of conducting e-commerce transactions and develop additional tools that will allow small businesses to reach new customers, become more competitive and improve operating efficiencies. We believe these expanded offerings will attract more small businesses to our emarketplace, creating additional value and marketing opportunities for our sellers. This will help attract a growing number and greater diversity of sellers which, in turn, will attract more buyers, creating a network effect in which the value of our emarketplace increases with the addition of each participant.

  . Maintain our commitment to customer service. We maintain a strong commitment to providing the highest level of customer service. We will continue to invest significant resources in delivering high-quality customer service to maintain our high levels of customer satisfaction and to drive customer retention. For example, we have developed an in-bound sales force, which fields calls from customers to answer specific service and product inquiries, which continues to augment our multi-tiered customer service processes and expand our training programs to provide additional levels of support for our service and product offerings.

  . Enable more effective direct marketing to small businesses. By tracking the demographic and purchasing data on our small business customers, we intend to become an intelligent electronic-marketing channel to help sellers cost-effectively reach small businesses. Our large and growing customer base positions our emarketplace as a gateway for communicating with the small business community. For example, we intend to facilitate targeted marketing through which sellers can communicate special promotions and sales to a select audience. We do not now, and do not intend to, share attributed customer information with third parties absent the explicit permission of our small business customers. We intend all facilitated marketing to be permission-based.

  . Pursue strategic alliances and acquisitions. We intend to pursue aggressively strategic alliances and acquisitions designed to increase our customer base, broaden our offerings and expand our technology platform. We also intend to use alliances and acquisitions to facilitate our entry into new domestic and international markets. By aggressively pursuing strategic relationships and acquisitions, we believe we can significantly enhance our core business and secure and extend our position as the leading small business emarketplace.

The Onvia.com Emarketplace

   Our emarketplace provides a single online destination where small businesses can buy and sell services and products and exchange valuable information and productivity tools.

   The Onvia.com emarketplace includes:

  . our small business services trading hub, which currently consists of more than 18,000 businesses that act as suppliers across 100 services in our RFQ network;

  . our broad array of more than 37,000 products, ranging from office supplies to computer systems, and nine business services selected for the particular needs of small businesses that can be purchased quickly and conveniently through our "Purchase Now" system; and

  . our content and business tools selections, which provide timely news, information, editorial content and business tools designed to help small businesses enhance their operations.

   Our limited operating history and rapid growth make it difficult to assess the seasonal factors in our business. Nevertheless, we expect there to be seasonal fluctuations in our business, reflecting a combination of seasonal trends for the services and products we offer, seasonal trends in the buying habits of our target small business customers and seasonal trends reflecting Internet usage. For example, Internet use generally declines during the summer months.

 The Onvia.com Small Business Services Trading Hub

   We have established relationships with more than 18,000 businesses that function as suppliers within our small business services trading hub. Currently our primary trading mechanism is our RFQ network, which we launched in November 1999. Our emarketplace enables small business customers to specify their needs across 100 services through an electronic questionnaire that is formulated into a request for quote, or RFQ. The RFQ is then filtered and routed to qualified suppliers of the desired service. Suppliers within our network can evaluate the RFQ, respond to requests with specific pricing and fulfillment information and establish relationships with qualified buyers.

   We believe that our RFQ network provides numerous benefits to sellers, including:

  . enhanced revenue opportunities by providing access to new customers and new markets;

  . the ability to reach efficiently their target market without incurring the marketing and sales costs traditionally associated with broader advertising campaigns, particularly for providers of niche or specialized services and products; and

  . a greater understanding of the dynamics involved in purchasing decisions.

   We believe that our RFQ network also provides numerous benefits to buyers, including:

  . the ability to reach efficiently and cost-effectively multiple service providers, particularly for time-sensitive requests and for services that might not otherwise be available in the buyer's geographic area;

  .  the ability to compare competitive quotes and pricing; and

  . the ability to make more informed buying decisions with immediate information about the marketplace.

   We believe that our RFQ services form the basis of a small business trading community that we intend to expand significantly. We intend to grow this trading community by providing additional transactional processing capabilities and by using our knowledge of our customers to create sub-communities based upon, for example, vertical industry specialization, regionalization and job specifications.

   We categorize our RFQ services into "business centers" for convenient presentation to the buyer. We currently provide RFQ services in the following business centers:

   Business Center                                Features
------------------------------------------------------------------------------
   Accounting                Payroll, merchant processing, general accounting,
                             tax accounting and collection services
------------------------------------------------------------------------------
   Finance                   Business loans, business plan services and
                             financial consulting
------------------------------------------------------------------------------
   Hospitality               Convention services and facilities and event
                             planning
------------------------------------------------------------------------------
   Human Resources           401(k) plans, recruiting services, temporary
                             staffing, administrative staffing and human
                             resources and personnel consulting
------------------------------------------------------------------------------
   Insurance                 Health insurance and property and casualty
                             insurance
------------------------------------------------------------------------------
   Internet Services         Internet access, web site hosting and web design
------------------------------------------------------------------------------
   Legal Services            Legal services relating to general business law,
                             tax law and incorporation
------------------------------------------------------------------------------
   Marketing                 Market research, public relations, corporate
                             gifts, banner advertisement design and placement,
                             prospect lists, promotional products,
                             telemarketing services, e-mail marketing and
                             advertising and direct mail service
------------------------------------------------------------------------------
   Office Services           Security systems and storage
------------------------------------------------------------------------------
   Printing                  Printing of marketing materials, business cards,
                             stationery and signs
------------------------------------------------------------------------------
   Shipping and Logistics    Freight forwarding and customs brokerage services
------------------------------------------------------------------------------
   Support                   Software technical support, hardware technical
                             support, cable installation and PC hardware
                             installation
------------------------------------------------------------------------------
   Telecommunications        Telephone systems and conference calling services
------------------------------------------------------------------------------
   Training                  Computer training and technical certification


 "Purchase Now" Services and Products--Overview

   Our emarketplace offers a broad range of nine services and 37,000 products selected specifically to meet the needs of small businesses. Our emarketplace enables the customer to effectively screen services and products and contains interactive tools designed to help small businesses make more informed service and product selections.

   Information. We provide detailed information about most of the services and products we feature in our emarketplace. This information, together with full-color photographs of most of our offered products, allows our customers to compare features among different services and products and helps them make informed buying decisions.

   Search capabilities. Our web site features sophisticated but easy-to-use search tools. This allows customers to find quickly and easily specific products. The search function is directly accessible on most pages of our web site.

   Companion products. Our web site highlights optional companion products to complement products selected by the customer.

   Selection wizards. Our emarketplace features numerous selection wizards, or guides, which allow customers to directly compare and contrast competing services in a specific category without having to move back and forth between multiple pages of our web site.

   Making a purchase. By clicking the "Purchase Now!" or "Add" buttons located next to our service and product descriptions, customers can add a service or product to their shopping cart. Customers can continue browsing and adding services and products for as long as they wish before heading to a convenient checkout process.

   Security and privacy. We designed our systems to maintain the confidentiality and security of our customers' personal and financial information. We use powerful encryption technology to prevent information piracy or theft. When customers establish accounts with us, they are assigned a confidential password that only they can use to gain information about their account. As an added protection, customers returning to our web site who use the same billing information are not asked to provide credit card numbers a second time. We do not now, and do not intend to, share attributed customer information with third parties absent the explicit permission of our small business customers. We intend all facilitated marketing to be permission-based.

 "Purchase Now" Services

   Our emarketplace offers a wide variety of common business services typically used by small businesses, including long distance telephone service, payroll service and merchant credit card processing. Our goal is to aggregate the most common business services and offer the most competitive rates among a variety of alternatives. Our selection wizard technology is designed to ease the service-selection process by helping small businesses choose the provider that best suits their individual needs.

   We group our services into "business centers" organized around specific functional tasks. We currently provide the following business centers:

   Business Center                                Features
------------------------------------------------------------------------------
   Accounting                Web-based payroll services
------------------------------------------------------------------------------
   Finance                   Business credit cards
------------------------------------------------------------------------------
   Internet Services         Dial-up, DSL, T1 line and T3 line Internet access
                             and web-hosting services provided by Verio and
                             EarthLink
------------------------------------------------------------------------------
   Support                   1-800 phone support from DecisionOne, which
                             provides telephone-based tech support for a
                             variety of computer hardware, software and
                             network problems
------------------------------------------------------------------------------
   Telecommunications        Long distance telephone service, wireless phone
                             service, and paging service through service
                             providers such as Qwest, Cable & Wireless USA,
                             TTI National, AT&T Wireless and SkyTel Paging


 "Purchase Now" Products

   We offer a wide range of competitively priced products selected to meet the needs of small businesses. Our team of product managers works closely with manufacturers and suppliers to select quality brands and products to feature on our emarketplace. We have selected the products that appear on our emarketplace based upon their utility to small businesses, and we supplement our selections on an ongoing basis based upon customer feedback.

   We organize our products into the following categories:

   Product Category                              Description
------------------------------------------------------------------------------
   Computer Hardware          .  We offer more than 8,000 computers and
                                 related accessories from leading
                                 manufacturers, such as IBM, Compaq, Hewlett
                                 Packard and Toshiba
                              .  Product offerings include: complete computer
                                 systems, notebook computers, handheld
                                 computers, printers, monitors, memory
                                 upgrades, storage devices and a wide variety
                                 of accessories such as cables, modems and
                                 system components
------------------------------------------------------------------------------
   Computer Software          .  We offer more than 3,500 software titles
                                 conveniently categorized by function from
                                 leading software developers, such as
                                 Microsoft, IBM, Intuit and Lotus
                              .  Product offerings include: general business,
                                 operating systems, development tools and
                                 databases
------------------------------------------------------------------------------
   Network Products           .  We offer more than 2,500 network products
                                 from leading vendors, such as 3Com, Cisco and
                                 Nortel Networks
                              .  Product offerings include: complete network
                                 systems as well as individual components such
                                 as adapters, hubs, switches and routers
------------------------------------------------------------------------------
   Office Furniture           .  We offer more than 3,000 pieces of office
                                 furniture from leading manufacturers, such as
                                 Hon, Global and Superior Chaircraft
                              .  Product offerings include: desks, chairs,
                                 tables, printer stands, file cabinets, desk
                                 lamps and bookcases, as well as a full line
                                 of accessories, including chair mats, foot
                                 rests and coat racks
------------------------------------------------------------------------------
   Office Supplies            .  We offer more than 15,000 office supply
                                 products from leading manufacturers, such as
                                 Pentel, Epson, 3M and Universal Office
                                 Products
                              .  Product offerings include: paper products,
                                 toner cartridges, writing instruments, file
                                 folders, staplers and paper fasteners and a
                                 broad array of office supplies, including
                                 calendars, personal organizers, business
                                 forms, break-room supplies and janitorial
                                 supplies
------------------------------------------------------------------------------
   Business Machines          .  We offer more than 2,000 business machines
                                 from leading manufacturers, such as Fellowes,
                                 Brother and Ibico
                              .  Product offerings include: copiers, fax
                                 machines, shredders, calculators and
                                 typewriters
------------------------------------------------------------------------------
   Phone Systems              .  We offer more than 500 phone systems and
                                 components from leading manufacturers, such
                                 as AT&T, Plantronics, Nortel and Polycom
                              .  Product offerings include: phone systems,
                                 individual phones, multi-line systems and
                                 related equipment and accessories including
                                 answering machines and accessories


 Information and Business Tools

   We provide a broad offering of editorial content targeting small business owners. Our journalistic staff publishes editorial content that is developed from multiple sources, including items that are created in-house, contracted to freelancers, picked up from wire services or provided by regular columnists and contributors. We also offer Small Business Today and Washington Wire, which are focused newsletters that deliver actionable small business news. Our reporters also write daily features, case studies, trend stories, personality profiles, brief capsules of news and other relevant information and industry-specific or regional information. We supplement our own coverage with news and feature stories from Business Week, Business 2.0, FastCompany and Reuters News Service.

   We also offer a variety of how-to advice and business tools designed to help small business owners grow their businesses. We have exclusive rights in the small business field to Successful Entrepreneur's interactive road map and toolkit, a step-by-step guide to starting, marketing, growing and selling a small business. This exclusive license prevents Successful Entrepreneur from licensing this content to any other company targeting small businesses. We will pay a fixed fee of $202,000 for this exclusive license which expires in September 2002. Our business tools are designed to enable small businesses to benchmark themselves against other companies in their industry based on key metrics, such as profitability, customer base and cost structure.

   In addition, we offer information regarding local, state and federal rules and regulations applicable to small businesses, as well as contacts and content relating to various small business associations and groups of interest to small business owners. We intend to add community and opinion components to our editorial offering, including political and economic commentary, bulletin boards and chat rooms.

Strategic Relationships

   We pursue strategic relationships to increase our reach to small businesses, increase traffic to our web site and improve the content and functionality of our emarketplace. Our principal strategic relationships include the following:

   America Online. In February 2000, we entered into a strategic relationship with AOL to provide AOL's customers with access to our services and products, including our RFQ services, through an interactive co-branded web site. As part of this relationship, we will provide to AOL a web-based buying directory to act as the engine for AOL's business-to-business ecommerce platform. In addition, AOL will promote the co-branded site and our RFQ services, which will be offered as part of AOL's aggregated RFQ site. We will receive a percentage of the advertising revenue from the co-branded web site. Under the terms of this agreement, we are required to make substantial payments to AOL.

   CNET. We have a relationship with CNET to provide us advertising services. Under our one-year agreement with CNET, we pay CNET a fee each time a visitor clicks on a link from the CNET web site to our web site. This agreement is cancelable by either party after six months upon 30 days notice. We are required to make minimum payments of $200,000 per month for the first six months and $250,000 per month over the remainder of this agreement.

   VerticalNet. We have a relationship with VerticalNet to be a premier seller in each of VerticalNet's approximately 55 online business-to-business communities. In addition, VerticalNet will provide a link that connects these 55 online trade communities to our emarketplace. We are required to pay to VerticalNet 3% of qualifying revenue generated by VerticalNet as well as a one-time fee of $100,000. This one-year agreement terminates in February 2001.

   Small business trade associations. We have established and seek additional strategic relationships with several vertical and horizontal industry associations representing small businesses. These relationships are a key component of our brand-building and customer acquisition strategies. These strategic relationships take numerous forms, but in general they:

  . provide us with grassroots marketing access to large, targeted small business audiences;

  . give us a "seal of approval" through our relationships with them that helps us market our services, products and information and business tools to the associations' members in a trusted manner and establish long-term customer loyalty;

  . provide us with new resources by leveraging marketing dollars spent by the association; and

  . allow us to penetrate and market to specific industries and market niches.

   Working closely with these associations, we develop marketing campaigns targeted to each association's members, which may include the following elements:

  . direct mail, telemarketing, newsletters, conferences, e-mail, broadcast fax, advertisements, editorial placement, speaking opportunities and additional communications vehicles; and

  . link placement on the associations' web sites, which link to a co-branded purchasing center using our emarketplace technologies.

   We have established relationships with a broad range of business and special interest associations, including American Business Women's Association, American Management Association International, California Small Business Association, National Small Business United, Society of American Florists, Small Business Legislative Council, Home Based Business Owners Association and American Subcontractors Association. These associations have a combined membership of approximately 420,000 small businesses.

   We have established a strategic relationship with the Service Corps of Retired Executives, or SCORE, which is funded by the U.S. Small Business Administration and provided more than 350,000 individuals with business advice, counseling, mentoring and workshop sessions in 1998. We are featured on the SCORE web site and in numerous SCORE publications and press releases.

   Co-branding relationships. We host co-branded web site pages with a number of different Internet sites targeted toward entrepreneurs and small business owners. These co-branded pages look and operate similar to Onvia.com web pages except they may have a banner advertisement at the top of each screen featuring the logos of both companies. We currently have approximately 20 co-branding relationships with terms generally ranging from three to 12 months. In 1999, we paid an aggregate of $1,970,359 in fees under these agreements. Some of our relationships include:

  . Dow Jones & Company. We have a relationship with Dow Jones & Company to integrate our business-focused service and products solutions into the DowJones.com web site. Onvia.com is featured as an e-commerce provider to DowJones.com users, and DowJones.com users have access to our emarketplace. We are required to pay to Dow Jones & Company a monthly fee of $25,000 under this month-to-month agreement.

  . Bloomberg.com. We have a relationship with Bloomberg.com to provide Bloomberg.com users access to business-focused service and products solutions. Our small business-related advice and articles are also featured prominently on the Bloomberg Small Business Center site. We are required to pay a monthly fee of $20,833 under this agreement which expires in August 2001.

  . Business Week. We have a relationship with Business Week to provide Business Week Online users with a co-branded site offering business-focused service and products solutions. The Business Week Online/Onvia.com co-branded site is accessible from the Business Week Online web site. We are required to pay a monthly fee of $20,833 under this agreement which expires in November 2000.

   Media and content relationships. We syndicate our proprietary content to businesses, such as Bloomberg, that desire to offer their users a broader content offering. In addition, we have relationships with various parties that provide media and other content to our web site, including Business Week, Fast Company and Business 2.0. We currently have approximately 11 relationships with media and content providers with terms generally ranging from between one and two years. The arrangements generally provide that we have the non-exclusive right to use and display the content provided. The payment structure in these arrangements takes a variety of forms, including fixed monthly fees, fees charged per article provided and fees based on advertising revenue sharing formulas. Average fees payable by us under the fixed-fee arrangements are approximately $45,000 per year.

   Sponsorship relationships. For a fee, a business may sponsor one of our specific services or products. These sponsors are able to target their marketing efforts by placing their respective logos on web pages they believe their customers are likely to visit.

Sales and Marketing

   We have designed our marketing strategy to build brand awareness, increase traffic to our web site, build our customer base, encourage repeat business and develop opportunities to cross-sell our services and products. We target the small business owner who wants to save time and money by using the Internet to conduct routine transactions as well as special purchases.

   Advertising. We have traditionally used highly focused advertising programs to reach our target audience, including leveraging our relationships with small business trade associations to reach their members through special promotions or newsletters. We use traditional media to build brand loyalty among our very targeted market. We also use niche media to reach the small business audience. We anticipate using both traditional and targeted media in the future to reach our core audience.

   Online marketing relationships. We have established online marketing relationships with leading web sites which feature an integrated link to our web site. These links allow users of these web sites to access our emarketplace. We currently have online marketing relationships with ZDNet, USA Today, Infospace and About.com.

   OnviaFlash. Every week we send out "OnviaFlash," an e-mail newsletter alerting our customers of discounts, special offerings, editorial content on our web site and other items of interest to our customers. Our customers voluntarily subscribe to OnviaFlash and may unsubscribe at any time.

   Promotions and contests. We use an array of promotions to drive traffic and transactions. In the past, these have included free shipping, coupons, free RFQ trial periods and special pricing on key items.

   We also periodically conduct contests which offer entrants the opportunity to win free products or other prizes. These contests are typically advertised on co-branded web sites or through other means and are designed to attract the awareness and attention of potential customers. Contest entrants are required to submit data such as their name, e-mail address, job title and number of employees. This information is retained in our customer database.

Customer Service

   We believe that a high level of customer service is critical to retaining and expanding our customer base. Our customer service representatives, including vendor-certified professionals, are available to respond to any customer inquiry via phone or e-mail. Our customer service representatives help customers with issues such as the use of our web site, product availability, order status and billing questions. If needed, our customer service representatives can direct product-specific questions directly to our product managers for assistance.

   We offer all of our customers a "Satisfaction Guarantee" that allows them to return any product within 30 days of purchase for any reason for a full refund. Our web site features a Returns Policies & Procedures page that makes it easy for a customer to arrange for a return and refund.

Distribution and Order Fulfillment

   Integrated product distribution. We have established order fulfillment relationships with several of the largest suppliers in the telecommunications, computer hardware and software and business products industries. This allows us to verify product pricing and availability at each of our suppliers' warehouses before forwarding an order for fulfillment. The supplier drop-ships the product with Onvia.com packaging directly to the customer via UPS, FedEx or other common carrier. We bill the customer's credit card when the order is placed on our web site, and our suppliers invoice us under standard negotiated payment terms. Orders are initiated directly from our customers through our web site. We take title to products from shipment until receipt by the customer and assume the economic risk related to collections, customer service and returns. We do not typically maintain physical inventory but may do so for scarce resources or when otherwise appropriate. Our relationships with our suppliers are in the form of standard agreements. We do not have minimum commitments or guaranteed pricing with any of our suppliers. Individual transactions become contracts by way of our issuing purchase orders. Our agreements with our suppliers are cancellable at any time by either party.

   We currently source all of our product orders from multiple suppliers. Our primary supplier in the computer hardware and software, networking products and phone systems categories is Ingram Micro. If Ingram Micro does not carry or is out of stock of a particular item, the order is automatically directed to one of our two current secondary suppliers, TechData and Merisel. Most product orders in the office supplies, office furniture and business machines categories are fulfilled by United Stationers. For the year ended December 31, 1999, approximately 78% of our revenue was derived from sales of products supplied by Ingram Micro.

   Fulfillment of orders for business services. All of the business services we feature are provided by third-party service providers. Each service we offer has its own unique order process, but in general customers fill out a custom application form directly on our web site. We then electronically submit the application to the service provider for fulfillment.

Technology

   We support our emarketplace using an advanced technology platform designed to serve a large and rapidly increasing volume of web traffic and customer transactions in a reliable and efficient manner without critical failures. We designed and programmed our own proprietary core systems for customer interaction, order processing, order fulfillment and back-end systems. Our systems have been designed to:

  .  provide fast, secure and uninterrupted visitor access to our web site;

  .  validate and process customer orders promptly and accurately;

  . provide accurate order placement with vendors to allow prompt fulfillment of customer orders;

  .  store large amounts of historical data;

  . provide timely, comprehensive and accurate management-reporting capabilities easily;

  .  update products, prices and other information on our web site;

  .  accommodate upgrades to tools and features on our web site;

  .  scale to accommodate growth in our operations; and

  .  provide redundancy in case of component system failures.

   Our systems use a combination of our own proprietary technologies and commercially available licensed technologies. The backbone of our technology infrastructure consists of database servers running on an Oracle database with Sun hardware. The front end consists of multiple redundant web servers which are expandable as our operations grow. These systems interact with our own proprietary system for customer interaction, order processing, order fulfillment and other assorted functions. Our web servers use Verisign digital certificates to help ensure secure transactions and communications over the Internet. We designed the system to scale easily to support rapid growth, as well as to sustain multiple failures by various components without down-time.

   Our web servers, database servers, transaction-processing servers and other core systems that conduct our essential business operations are physically housed at Exodus Communications in Seattle. Exodus provides professional housing and hosting services along with 24-hour monitoring and engineering support in a climate-controlled and physically secure environment. Exodus provides redundant communications lines from multiple Internet connectivity providers and has its own generator and other emergency backup systems. We house all non-critical systems such as development servers, quality assurance servers, and internal network servers at our headquarters in Seattle. We also maintain redundant backup equipment and systems in our office headquarters in the event of a failure of our systems at Exodus.

   In addition to maintaining responsibility for the technical architecture, security and up-time of our emarketplace, our technology department works closely with our sales and marketing department to ensure that customer feedback for new technology features is incorporated into our emarketplace offerings.

   In 1999 and 1998, our technology and development expense was $7.4 million and $192,000, respectively.

Competition

   The e-commerce market is new, rapidly evolving and intensely competitive. The e-commerce market targeting small business customers is still undeveloped and fragmented. The industry is characterized by minimal barriers to entry, and new competitors can launch, at relatively low cost, a competitive web site offering service and products targeted to the small business market. We believe that several other e-commerce competitors are developing business strategies similar to ours targeting the small business market.

   We compete with both Internet-based as well as traditional providers of business services and products. Our current and potential competitors include:

  . Internet sites that target the small business market including AllBusiness.com, BizBuyer.com, Digitalwork.com and Works.com;

  . Internet sites targeting the consumer market that also sell to small business customers, including Beyond.com, Buy.com and Onsale.com;

  . companies such as Microsoft, America Online and Yahoo! that offer a broad array of Internet-related services and either offer business-to-business e-commerce services presently or have announced plans to introduce such services in the future; and

  . traditional non-Internet-based retailers that sell or resell business service and products such as AT&T Wireless, Circuit City and CompUSA.

   Many of our current and potential competitors have longer operating histories, greater brand recognition, larger market presence and greater financial, marketing and other resources than we do. Our competition may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Competitive pressures could reduce our market share or require us to reduce the price of our services or products, any of which could harm our business.

   We compete on the basis of several factors, including:

  .  brand recognition and loyalty;

  . mix and depth of products, services, information and interactive business tools;

  .  reliability and speed of order fulfillment;

  .  quality of customer service;

  .  timeliness and relevance of news, editorials and advice offerings;

  .  web site performance; and

  .  pricing.

   We believe that we currently compete favorably with respect to each of these factors. However, our market is still rapidly evolving, and we may not be able to compete successfully against current and potential competitors.

Intellectual Property Rights

   Our future success depends in part on our proprietary rights and technology. We rely on a combination of copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. We seek to protect our internally developed products, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We cannot assure you that any of our proprietary rights with respect to our emarketplace will be viable or of value in the future since the validity, enforceability and type of protection of proprietary rights in Internet-related industries are uncertain and still evolving.

   We license and will continue to license certain products integral to our services and products from third parties, including products which are integrated with internally developed products and used jointly to provide key content and services. These third-party product licenses may not continue to be available to us on commercially reasonable terms and we may not be able to successfully integrate such third-party products into our solutions.

   We presently have no issued U.S. patents or U.S. patent applications pending. We have no current intention to file any U.S. patent applications. It is possible that we may not develop proprietary products or technologies that are patentable and that the patents of others will seriously harm our ability to do business.

   OnviaMail, Work. Wisely. and OnviaFlash are registered as trademarks in the United States. We have filed trademark applications in the United States for chaperoned access, CheckPoint, the Onvia checkmark logo, Onvia and Onvia.com. In addition, we have filed trademarks applications for Onvia and Onvia.com in one or more foreign countries. The trademark applications mentioned above are subject to review by the applicable governmental authority, may be opposed by private parties, and may not issue.

Employees

   As of December 31, 1999 we had 203 full-time employees. Of the total, 54 were in sales and marketing, 47 were in customer support, 77 were in technology and development and 25 were in finance and administration. Of these, 37 were employees of our Canadian subsidiary, including 15 in sales and marketing, 14 in customer support, one in technology and development and seven in finance and administration. None of our employees is represented by a union or collective bargaining agreement, and we have never had a work stoppage. We consider our relations with our employees to be good.

Facilities

   Our headquarters are located in Seattle, Washington, where we lease three locations totaling approximately 95,000 square feet of office space under three leases. These leases expire between 2001 and 2008. Our Canadian subsidiary company in Vancouver, British Columbia also leases two locations totaling approximately 6,900 square feet of office space under leases which expire in 2001. One of the leases is renewable at our option for up to three periods of three years each. The leases generally require us to pay insurance, utilities, real estate taxes and repair and maintenance expenses. Our payments under all of these leases will be approximately $1,970,928 in 2000. We believe that these leased facilities will be sufficient to meet our growth for the forseeable future.

Legal Proceedings

   In February 2000, John Meier filed an action in the Supreme Court of British Columbia, Canada asserting a claim against us and Glenn Ballman, our founder, President and Chief Executive Officer. Mr. Meier's claim is based upon allegations that he and Mr. Ballman had intentions to form a company similar to ours and that Mr. Ballman's role in founding our company breached an alleged partnership with Mr. Meier and fiduciary duties owed to him. In this action, Mr. Meier asserts that he is entitled to 50% of Mr. Ballman's interest in Onvia.com, as well as 50% of the assets of Onvia.com. Based upon our investigation to date, we believe that the allegations against us are wholly without merit and that the outcome of this action will not harm our business. We believe that we have valid defenses to this claim and intend to vigorously defend the action. Since the results of litigation proceedings are inherently unpredictable, however, we are unable to provide assurance regarding the outcome of this action or possible damages that may be incurred.

   In addition, from time to time we are subject to various other legal proceedings that arise in the ordinary course of our business. Although we can not predict the outcomes of these proceedings with certainty, we do not believe that the disposition of these matters will have a material adverse effect on our financial position, results of operations or cash flows.

                                   MANAGEMENT

Executive Officers, Directors and Key Employee

   Our executive officers, directors and other key employee and their ages as of December 31, 1999 are as follows:

Name                          Age Position
----                          --- --------
Glenn S. Ballman............   28 President, Chief Executive Officer and Director
Mark T. Calvert.............   41 Vice President, Chief Financial Officer and Secretary
Kristen M. Hamilton.........   29 Vice President and Chief Strategy Officer
Douglas H. Kellam...........   41 Vice President of Marketing
Mark A. Pawlosky............   42 Vice President and Editor-in-Chief
Arthur R. Paul..............   30 Vice President and Chief Technology Officer
Clayton W. Lewis............   40 Vice President of Business Affiliations
Louis T. Mickler............   53 Vice President of IT Operations
Robert D. Ayer..............   34 Vice President of Products and Services
James R. Bridges............   53 Vice President of Customer Service
J. Gary Meehan..............   41 President of Onvia.com Canada
Michael D. Pickett..........   52 Chairman and Director
Jeffrey C. Ballowe (1)(2)...   44 Director
William W. Ericson..........   41 Director
Kenneth A. Fox (1)(2).......   29 Director
Nancy J. Schoendorf (1)(2)..   45 Director
Steven D. Smith.............   41 Director

--------
(1) Member of our Compensation Committee
(2) Member of our Audit Committee

   Glenn S. Ballman founded Onvia.com and has served as our President and Chief Executive Officer since February 1997. Mr. Ballman has also served as a director of Onvia.com since February 1999. Mr. Ballman served as Chief Executive Officer at SunCommerce Corporation, an e-commerce consulting firm to small and medium sized businesses, from March 1997 to November 1997. From February 1996 to October 1996, Mr. Ballman was Project Director for e-commerce applications deployment at Axion Internet Communications, an electronic commerce solutions provider. Mr. Ballman holds an Honors Bachelor of Arts in Business Administration from the University of Western Ontario.

   Mark T. Calvert was a consultant to Onvia.com from July 1998 to February 1999 and has been our Vice President, Chief Financial Officer and Secretary since February 1999. Prior to joining Onvia.com, Mr. Calvert was Executive Vice President, Chief Financial Officer, Secretary and Treasurer at Treasure Bay Gaming and Resorts, Inc., an emerging market gaming corporation, from 1994 to 1997. From 1990 to 1994, Mr. Calvert served as Managing Director at Alexander Hutton Advisors Inc. Prior to Alexander Hutton Advisors Inc., Mr. Calvert was employed by Ernst & Young in the Entrepreneurial Division from 1982 to 1990. Mr. Calvert holds a Bachelor of Arts in Business Administration from the University of Washington. Mr. Calvert is a CPA and a CTP.

   Kristen M. Hamilton has served as our Vice President and Chief Strategy Officer since December 1999. From June 1998 to December 1999, Ms. Hamilton served as our Vice President of Business Development. Prior to joining Onvia.com, Ms. Hamilton was co-founder of Technology Solutions Network, a provider of vertical technology solutions to small businesses, from July 1997 to May 1998. From February 1998 to May 1998, Ms. Hamilton also served as an independent consultant to various clients. Prior to working at Technology Solutions Network, Ms. Hamilton was Director of Consulting at MSI Consulting Group, a technology marketing consulting firm, from August 1994 to June 1997. Ms. Hamilton holds an Honors Bachelor of Arts in Business Administration from the University of Western Ontario.

   Douglas H. Kellam has served as our Vice President of Marketing since August 1999. Prior to joining Onvia.com, Mr. Kellam was Vice President of Marketing and General Manager at First Alert Inc., a manufacturer of home safety products, from March 1997 to February 1999. Prior to working at First Alert Inc.,

Mr. Kellam was a Vice President of Sales and Marketing at Austin Nichols, a Division of Pernod Ricard Group, a beverage company, from June 1995 to February 1997. From January 1988 to June 1995, Mr. Kellam held various positions at Pepsi Cola Company, including Field Marketing Manager, Director of Marketing and General Manager. Mr. Kellam holds a Bachelor of Science in Business Administration from the University of Minnesota and a Master of Business Administration from Northwestern University's Kellogg School.

   Mark A. Pawlosky has served as our Vice President and Editor-in-Chief since August 1999. Prior to joining Onvia.com, Mr. Pawlosky was an Executive Producer of MSNBC on the Internet, an Internet news site, from July 1996 to August 1999. Prior to working at MSNBC, Mr. Pawlosky was Senior and Chief Editor for MSN News, the online news service for Microsoft and forerunner to MSNBC.com, from September 1995 to July 1996. Prior to working at MSN News, Mr. Pawlosky was a reporter for the Wall Street Journal, from April 1995 to September 1995. Prior to working at the Wall Street Journal, Mr. Pawlosky was Editor-in-Chief of Biz Magazine, a small business magazine published by Dow Jones and American City Business Journals, from September 1993 to February 1995. Mr. Pawlosky holds a Bachelor of Journalism from the University of Missouri.

   Arthur R. Paul has served as our Vice President and Chief Technology Officer since February 2000. From October 1997 to February 2000, Mr. Paul served as our Vice President of Engineering. Prior to joining Onvia.com, Mr. Paul was Application Development Manager at Internet Stock Market, a real-time web-based financial and market information site, from May 1997 to October 1997. Prior to working at Internet Stock Market, Mr. Paul was Lead Engineer at MultiActive Education Inc., an online interactive education web site, from January 1997 to May 1997. Prior to working at MultiActive Education Inc., Mr. Paul was Lead Engineer at Axion Internet Communications, an e-commerce solutions provider, from April 1996 to January 1997. Mr. Paul holds an Associate Degree in Information Technology from Kwantlen College.

   Clayton W. Lewis joined Onvia.com in March 1999 and has served as our Vice President of Business Affiliations since July 1999. Prior to joining Onvia.com, Mr. Lewis was an independent consultant for e-commerce start-ups from April 1998 to February 1999. Prior to being an independent consultant, Mr. Lewis was Executive Vice President of ETC, a subsidiary of Tele-Communications, Inc., from October 1995 to March 1998. Prior to working at ETC, Mr. Lewis was senior Vice President of Business Development at RXL Pulitzer, the multimedia arm of Pulitzer Publishing Company, from January 1990 to September 1995. Mr. Lewis holds a Bachelor of Arts in Business Administration from the University of Washington.

   Louis T. Mickler has served as our Vice President of IT Operations since August 1999. Prior to joining Onvia.com, Mr. Mickler was Vice President of IS Systems Operations at Bear Creek Corporation, a direct marketer via catalog, stores and the Internet, from January 1996 to August 1999. Prior to working at Bear Creek Corporation, Mr. Mickler was Director of IS Operations at Eddie Bauer, another direct marketing company with channels via catalog, stores and the Internet, from August 1994 to January 1996. Mr. Mickler holds a Bachelor of Science from Jones College.

   Robert D. Ayer has served as our Vice President of Products and Services since February 1997. Prior to joining Onvia.com, Mr. Ayer was Vice President of Sales and Marketing at Axion Internet Communications, an e-commerce solutions provider, from March 1995 to February 1997. Prior to working at Axion Internet Communications, Mr. Ayer was a shipping and logistics specialist for Pitney Bowes Inc. from September 1991 to September 1994. Mr. Ayer holds a Bachelor of Arts in Economics from the University of Waterloo.

   James R. Bridges has served as our Vice President of Customer Service since February 2000. From October 1999 to February 2000, Mr. Bridges served as our Director of Sales and Customer Service. Prior to joining Onvia.com, Mr. Bridges was Director of Operations for Brigadoon.com, an Internet service provider, from July 1999 to October 1999. From February 1998 to July 1999, Mr. Bridges was an independent consultant in the direct mail industry and a principal in ACOBA Technologies, Ltd., a technology company. From January 1997 to February 1998, Mr. Bridges served as Vice President of Operations for e-Merchant Group, an Internet retailer. From February 1995 to November 1996, Mr. Bridges was Vice President of Customer Service for Helly Hansen, a manufacturer and wholesaler of outerwear. From September 1979 to February 1995,

Mr. Bridges held a number of positions with Eddie Bauer Co., including Director of Direct Sales. Mr. Bridges holds a Bachelor of Arts in Business
Administration from the University of Washington.

   J. Gary Meehan has served as an officer of Onvia.com Canada since June 1998 and was appointed as President of Onvia.com Canada in December 1999. Prior to joining Onvia.com Canada, Mr. Meehan served in a variety of positions at Doppler Industries, Inc., a reseller of computer equipment, from 1992 to 1998, most recently as Vice President of Inventory. Prior to that, Mr. Meehan worked at Safety Supply Canada where he served in a variety of positions including Operations Manager. Mr. Meehan received a Business Administration Certificate from the British Columbia Institute of Technology.

   Michael D. Pickett has served as our Chairman and as a director of Onvia.com since February 1999. Since August 1999, Mr. Pickett has served as Chief Executive Officer of Hardware.com, Inc., an online retailer. From July 1997 to March 1999, Mr. Pickett was Chairman and Chief Executive Officer of Technology Solutions Network, LLC. From October 1983 to February 1996, Mr. Pickett served in a variety of positions and most recently as Chairman, Chief Executive Officer and President of Merisel, Inc., wholesale distributor of computer products. Mr. Pickett has served as a director of many companies, including Digital Archeology and Optimum Yield Inc. Mr. Pickett holds a Bachelor of Arts in Business Administration from the University of Southern California.

   Jeffrey C. Ballowe has served as a director of Onvia.com since December 1999. In August 1999, Mr. Ballowe became Chairman of deja.com where he had been a member of the board of directors since March 1998. Since 1997, Mr. Ballowe has been self-employed. From 1986 until 1997, Mr. Ballowe held various management positions at Ziff-Davis, an international media company, including President of the Interactive Media and Development Group. Mr. Ballowe also serves as a director of Drkoop.com, GiveMeTalk.com, Jupiter Communications, VerticalNet, NBCi, and ZDTV, and on the advisory board of Internet Capital Group. Mr. Ballowe holds a Bachelor of Arts from Lawrence University, a Master of Arts in French from the University of Wisconsin and a Master of Business Administration from the University of Chicago.

   William W. Ericson has served as a director of Onvia.com since September 1999. Since August 1995, Mr. Ericson has been an attorney at Venture Law Group, A Professional Corporation, a law firm specializing in the representation of technology companies. Mr. Ericson is the managing director and founder of Venture Law Group's Pacific Northwest Office located in Kirkland, Washington. Prior to joining Venture Law Group, Mr. Ericson was an associate in the Palo Alto, California office of the law firm of Brobeck, Phleger and Harrison, LLP from October 1992 through August 1995. Mr. Ericson holds a Bachelor of Science in Foreign Service from Georgetown University and a Juris Doctor from the Northwestern University School of Law.

   Kenneth A. Fox has served as a director of Onvia.com since February 1999. In 1996, Mr. Fox co-founded Internet Capital Group, an Internet company primarily engaged in managing and operating a network of business-to-business e-commerce companies. Mr. Fox has served as one of Internet Capital Group's Managing Directors since its inception in March 1996. Mr. Fox has also served as a director of Internet Capital Group since February 1999. Prior to forming Internet Capital Group, Mr. Fox was the Director of West Coast Operations for Safeguard Scientifics, Inc. and Technology Leaders II, LP, a venture capital partnership, from 1994 to 1996. Mr. Fox serves as a director of deja.com and several privately held companies. Mr. Fox holds a Bachelor of Science in Economics from Pennsylvania State University.

   Nancy J. Schoendorf has served as a director of Onvia.com since February 1999. Ms. Schoendorf has been a general partner of Mohr, Davidow Ventures, a venture capital firm, since 1993, and Managing Partner since 1997. Prior to joining Mohr, Davidow, Ms. Schoendorf spent seventeen years in the computer industry including management positions with Hewlett-Packard, Software Publishing Corporation and Sun Microsystems, Inc. Ms. Schoendorf currently serves as a director of Actuate Corporation, Agile Software Corporation, Broadbase Software, Inc. and several privately held companies. Ms. Schoendorf holds a Bachelor of Science in Computer Science from Iowa State University and a Master of Business Administration from Santa Clara University.

   Steven D. Smith has served as a director of Onvia.com since January 2000. Since March 1997, Mr. Smith has served as Managing Director of GE Equity, a subsidiary of GE Capital. From August 1990 to February

1997, Mr. Smith served in a variety of positions at GE Capital, most recently as Managing Director, Ventures. Mr. Smith holds a Bachelor of Business Administration from Southern Methodist University and a Master of Business Administration from The Wharton School of Business.

Board Composition

   Our bylaws currently provide for a board of directors consisting of seven members. Ms. Schoendorf and Mr. Fox were elected to the board of directors pursuant to a voting agreement among Onvia.com and some of its principal stockholders. This voting agreement will terminate upon completion of this offering. Each of our current directors will continue to serve on the board of directors upon completion of this offering.

   Upon consummation of this offering, our certificate of incorporation will provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, prior to the consummation of the offering, two of the nominees to the board will be elected to one-year terms, two will be elected to two-year terms and three will be elected to a three-year term. After that, directors will be elected for three-year terms. Mr. Fox and Mr. Smith have been designated Class I directors whose term expires at the 2001 annual meeting of stockholders. Mr. Pickett and Ms. Schoendorf have been designated Class II directors whose term expires at the 2002 annual meeting of stockholders. Mr. Ballman, Mr. Ballowe and Mr. Ericson have been designated Class III directors whose term expires at the 2003 annual meeting of stockholders. See "Description of Capital Stock--Anti-Takeover Provisions."

   Executive officers are appointed by the board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

Board Compensation

   We do not currently provide cash compensation to our directors, but they are reimbursed for out-of-pocket expenses incurred in connection with activities as directors, including attendance at meetings of the board of directors or its committees. Our directors are generally eligible to participate in our 1999 stock option plan and, if a director is an employee of Onvia.com, to participate in our 2000 employee stock purchase plan. Directors who are not employees will also receive periodic stock option grants under our 2000 directors' stock option plan.

   The 2000 directors' stock option plan provides for an initial grant of an option to purchase 40,000 shares of common stock to each non-employee director on the effective date of this offering and to each person who first becomes a non-employee director after that. These options become exercisable in four equal installments on the first, second, third and fourth anniversaries of the grant, assuming continuing service as a director. On the date of each annual stockholders' meeting, each non-employee director who has served on our board of directors for at least six months will be granted an additional option to purchase 10,000 shares of common stock, which will become exercisable in full on the day before the first anniversary of the date of grant. The exercise price of all stock options granted under the directors' stock option plan will be equal to the fair market value of a share of our common stock on the date of grant of an option. See "Benefit Plans--2000 Directors' Stock Option Plan."

Board Committees

   The compensation committee currently consists of Mr. Ballowe, Mr. Fox and Ms. Schoendorf. The compensation committee:

  . reviews and makes recommendations to the board regarding all forms of compensation and benefits provided to our officers; and

  . establishes and reviews general policies relating to the compensation and benefits of all of our employees.

   The audit committee currently consists of Mr. Ballowe, Mr. Fox and Ms. Schoendorf. The audit committee:

  . reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by our independent accountants; and

  . makes recommendations to the board of directors regarding the selection of independent auditors.

Compensation Committee Interlocks and Insider Participation

   The members of the compensation committee of our board of directors are currently Mr. Ballowe, Mr. Fox and Ms. Schoendorf. Mr. Pickett, our Chairman of the Board, served on our Compensation Committee until December 1999. None of Mr. Ballowe, Mr. Fox or Ms. Schoendorf has at any time been an officer or employee of Onvia.com. No executive officer of Onvia.com serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving on our board of directors or compensation committee. See "Related Party Transactions."

Executive Compensation

   Summary Compensation. The following table sets forth the compensation received for the years ended December 31, 1998 and December 31, 1999 by our Chief Executive Officer and our four other highest-paid executive officers who were paid at least $100,000 during the fiscal year ended December 31, 1999, whom we collectively refer to as the named executive officers:

                           Summary Compensation Table

                                                       Long-Term
                                                      Compensation
                                                         Awards
                                                      ------------
                                          Annual
                                       Compensation    Securities
                                     ----------------  Underlying   All Other
  Name and Principal Position   Year  Salary   Bonus    Options    Compensation
  ---------------------------   ----  ------  ------- ------------ ------------
Glenn S. Ballman(1)............ 1999 $ 75,117 $20,000    600,000     $13,000
 President and Chief Executive
  Officer                       1998   47,807     --         --          --
Mark T. Calvert(2)............. 1999  137,500     --     971,120         --
 Vice President, Chief
  Financial Officer and         1998      --      --         --          --
 Secretary
Kristen M. Hamilton(3)......... 1999   74,417  45,000  1,600,000       1,850
 Vice President and Chief
  Strategy Officer              1998   13,000     --         --          --
Douglas H. Kellam(4) .......... 1999   57,320     --     500,000      53,950
 Vice President of Marketing    1998      --      --         --          --
Robert D. Ayer(5) ............. 1999   78,333  25,000        --        7,000
 Vice President of Products and
  Services                      1998   14,400     --         --          --

--------
(1) Mr. Ballman's salary includes $18,407 paid to Mr. Ballman by our Canadian subsidiary prior to the purchase of its outstanding shares by us from Mr. Ballman. This amount assumes an average exchange rate of one U.S. dollar for each 0.680222 Canadian dollar over the period this Canadian income was earned. Mr. Ballman's other compensation consists of $13,000 representing the fair market value of common stock issued in exchange for services.

(2) Mr. Calvert commenced employment with us in February 1999. Mr. Calvert's salary on an annualized basis is $150,000.

(3) Ms. Hamilton commenced employment with us in June 1998 as our Vice President of Business Development. In December 1999, Ms. Hamilton became our Vice President and Chief Strategy Officer.

     Ms. Hamilton's salary on an annualized basis is $80,000. Ms. Hamilton's other compensation consists of $1,850 representing the fair market value of common stock issued in exchange for services.

(4) Mr. Kellam commenced employment with us in August 1999. Mr. Kellam's salary on an annualized basis is $170,000. Mr. Kellam's other compensation consists of $50,000 in relocation expenses and $3,950 in transportation expenses related to his relocation.

(5) Mr. Ayer's other compensation consists of $7,000 representing the fair market value of common stock issued in exchange for services.

                       Option Grants in Last Fiscal Year

   No stock options were granted to the named executive officers during the year ended December 31, 1998.

   The following table describes certain information regarding stock options granted to each of the named executive officers in the fiscal year ended December 31, 1999, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the fair market value on the date of grant determined by us for accounting purposes. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. In addition, the deemed value as of the date of grant was determined after the date of grant solely for financial accounting purposes taking into consideration, with the benefit of hindsight, various factors including service and product introductions, our operating results and cash position, competitive developments, management team developments and the prices at which we issued preferred stock. No stock appreciation rights were granted to these individuals during the year.

   In the fiscal year ended December 31, 1999, we granted options to purchase up to an aggregate of 11,466,032 shares to employees, directors and consultants. All options were granted under our 1999 stock option plan at exercise prices at the fair market value of our common stock on the date of grant, as determined in good faith by the board of directors. All options have a term of ten years. Optionees may pay the exercise price by cash, check, promissory note or delivery of already-owned shares of our common stock. All options are exercisable as determined by the plan administrator.


                                      Individual Grants               Potential Realizable
                         -------------------------------------------    Value at Assumed
                                    % of Total                            Annual Rates
                         Number of    Options                            of Stock Price
                         Securities Granted to                          Appreciation for
                         Underlying  Employees  Exercise                  Option Term
                          Options     in Last     Price   Expiration ----------------------
          Name            Granted   Fiscal Year Per Share    Date        5%         10%
          ----           ---------- ----------- --------- ---------- ---------- -----------
Glenn S. Ballman........   600,000      5.2%     $  6.17  12/19/2009 $4,150,705 $10,518,700
Mark T. Calvert.........   140,000      1.2       0.0625   3/23/2009     34,778      88,134
                           286,000      2.5       0.0625   3/23/2009     71,046     180,045
                           545,120      4.8        0.125   4/21/2009    178,268     451,766
Kristen M. Hamilton..... 1,600,000     14.0       0.0625   3/23/2009    397,461   1,007,245
Douglas H. Kellam.......   500,000      4.4        0.375   8/30/2009    350,609     888,511
Robert D. Ayer..........       --       --           --          --         --          --

     Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   No options were exercised by the named executive officers during the year ended December 31, 1998, nor did any named executive officer hold any options as of December 31, 1998.

   The following table describes for the named executive officers their option exercises for the fiscal year ended December 31, 1999 and exercisable and unexercisable options held by them as of December 31, 1999.

   The value of unexercised in-the-money options at fiscal year end set forth below is based on an assumed initial offering price of $12.00 per share, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under our 1999 stock option plan.

                                                    Number of Securities             Value of Unexercised
                                                         Underlying                      In-The-Money
                                                Unexercised Options at Fiscal          Options at Fiscal
                           Shares                         Year End                         Year End
                          Acquired     Value    --------------------------------   -------------------------
          Name           on Exercise  Realized   Exercisable      Unexercisable    Exercisable Unexercisable
          ----           ----------- ---------- --------------   ---------------   ----------- -------------
Glenn S. Ballman........        --          --               --            600,000        --    $3,498,000
Mark T. Calvert.........    971,120  $  904,635              --                --         --           --
Kristen M. Hamilton.....  1,600,000   1,500,001              --                --         --           --
Douglas H. Kellam.......    400,000     350,000          100,000               --  $1,162,500          --
Robert D. Ayer..........        --          --               --                --         --           --

Benefit Plans

 1999 Stock Option Plan

   Our 1999 stock option plan provides for the grant of incentive stock options to employees and nonstatutory stock options to employees, directors and consultants to acquire shares of our common stock. The purposes of the 1999 stock option plan are to attract and retain the best available personnel, provide additional incentives to our employees and consultants and promote the success of our business. Our board of directors originally adopted the 1999 stock option plan in February 1999 and our stockholders approved the plan in August 1999. There were 18,000,000 total shares of common stock reserved for issuance under our 1999 stock option plan at December 31, 1999. Our 1999 stock option plan was amended in December 1999 to provide for an automatic annual increase on the first day of each of our fiscal years beginning in 2001 and ending in 2009 equal to the lesser of 3,200,000 shares, 4% of our outstanding common stock on the last day of the immediately preceding fiscal year or a lesser number of shares as the board of directors determines. The 1999 stock option plan will terminate in February 2009 unless the board of directors terminates it earlier. As of December 31, 1999, options to purchase 5,875,382 shares of common stock were outstanding at a weighted average exercise price of $1.60 per share, 6,326,206 shares had been issued upon exercise of outstanding options or pursuant to stock purchase agreements and 5,678,412 shares remained available for future grant.

   The administrator of the 1999 stock option plan may be either the board of directors or a committee of the board. The administrator determines the terms of options granted under the 1999 stock option plan, including the number of shares subject to the option, exercise price, term and exercisability. In no event, however, may an individual employee receive option grants for more than 2,000,000 shares under the stock plan in any fiscal year. Incentive stock options granted under the 1999 stock option plan must have an exercise price of at least 100% of the fair market value of the common stock on the date of grant and at least 110% of the fair market value in the case of an optionee who holds more then 10% of the total voting power of all classes of our stock. Nonstatutory stock options granted under the 1999 stock option plan must have an exercise price of at least 110% of the fair market value in the case of an optionee who holds more than 10% of the total voting power of all classes of our stock. Payment of the exercise price may be made in cash or other consideration as determined by the administrator.

   The administrator determines the term of options, which may not exceed ten years, except in the case of an incentive stock option granted to a holder of more than 10% of the total voting power of all classes of our stock for which the term may not exceed five years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by the optionee or a permitted transferee. The administrator determines when options become exercisable. Options granted under the 1999 stock option plan generally must be exercised:

  . no later than three months after the termination of the optionee's status as an employee, director or consultant of Onvia.com;

  . within six months if the termination is due to the death of the optionee;

  . within 12 months if the termination is due to the total disability of the optionee; and

  . within six months if the termination is due to the less than total and permanent disability of the employee.

   In no event may an option be exercised later than the expiration of the option's term.

   In the event of our merger with or into another corporation, the successor corporation may assume each option or may substitute an equivalent option. To the extent the outstanding option is not assumed by the successor corporation, the vesting of the option shall automatically be accelerated so that 25% of the unvested shares covered by the option shall be fully vested upon the consummation of the merger. Each outstanding option held by an optionee who is an executive officer will be accelerated completely so that 100% of the unvested shares covered by the option are fully vested if within 12 months of the change of control, the executive officer is terminated other than for cause or by the optionee for good reason. The board of directors has the authority to amend or terminate the 1999 stock option plan, except that the board may not take any action that impairs the rights of any holder of an outstanding option without the holder's consent.

 2000 Directors' Stock Option Plan

   We have reserved a total of 600,000 shares of common stock for issuance under our 2000 directors' stock option plan. The directors' plan provides for the grant of nonstatutory stock options to non-employee directors of Onvia.com. The directors' plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the board of directors. To the extent that conflicts of interest arise, it is expected that conflicts will be addressed by having any interested director abstain from both deliberations and voting regarding matters in which the director has a personal interest. Unless terminated earlier, the directors' plan will terminate ten years after effectiveness of this offering.

   The directors' plan provides that each person who is or becomes a non-employee director of Onvia.com will be granted a nonstatutory stock option to purchase 40,000 shares of common stock on the later of the date on which he or she first becomes a non-employee director of Onvia.com or the date of the effectiveness of this offering. After that, on the date of our annual stockholders' meeting each year, each non-employee director of Onvia.com will be granted an additional option to purchase 10,000 shares of common stock if, on that date, he or she has served on our board of directors for at least six months. The initial option grant under the directors' plan becomes exercisable in installments of 25% of the total number of shares subject to the option on the first, second, third and fourth anniversaries of the date of grant. The annual grants become exercisable in full on the day before the first anniversary of the date of grant. No option granted under the directors' plan is transferable by the option holder other than by will or the laws of descent or distribution or under a domestic relations order, and each option will be exercisable during the lifetime of the option holder only by that option holder. The exercise price of all stock options granted under the directors' plan is set equal to the fair market value of a share of Onvia.com common stock on the date of grant of the option. Options granted under the directors' plan have a term of ten years. However, unvested options terminate when the optionee ceases to serve as a directors and vested options terminate if they are not exercised within 12 months after the director's death or disability or within 90 days after the director ceases to serve as a director for any other reason.

   In the event of a merger or acquisition of Onvia.com in which there is not greater than 50% change in ownership, each option outstanding under the directors' plan will be assumed or equivalent options will be substituted by our acquiror, unless our acquiror does not agree to such assumption or substitution, in which case the options will terminate to the extent not previously exercised. In the event of a merger or acquisition of Onvia.com in which there is greater than 50% change in ownership, each director holding options under the directors' plan will have the right to exercise his or her options immediately before the consummation of the merger or acquisition as to all shares underlying the options, including previously unvested shares. Our board of directors will be able to amend or terminate the 2000 directors' option plan as long as the amendment does not adversely affect any outstanding option and we obtain stockholder approval to the extent required by law.

 2000 Employee Stock Purchase Plan

   We have reserved a total of 600,000 shares of common stock for issuance under the 2000 employee stock purchase plan. The number of shares reserved for issuance under the 2000 employee stock purchase plan is subject to an automatic annual increase on the first day of each of our fiscal years beginning in 2001 and ending in 2010 equal to the lesser of 600,000 shares, 1% of our outstanding common stock on the last day of the immediately preceding fiscal year or such lesser number of shares as the board of directors determines. The employee stock purchase plan becomes effective upon the date of this offering. Unless terminated earlier by the board of directors, the 2000 employee stock purchase plan will terminate ten years after the effectiveness of this offering.

   The 2000 employee stock purchase plan, which is intended to qualify under
Section 423 of the Internal Revenue Code, is implemented by a series of overlapping offering periods of approximately 24 months' duration, with new offering periods, other than the first offering period, commencing on May 1 and November 1 of each year. Each offering period generally consists of four consecutive purchase periods of six months' duration, at the end of which an automatic purchase will be made for participants. The initial offering period is expected to commence on the date of this offering and end on April 30, 2002. The initial purchase period is expected to begin on the date of this offering and end on October 31, 2000, with subsequent purchase periods ending on April 30, 2001, October 31, 2001 and April 30, 2002. The 2000 employee stock purchase plan is administered by the board of directors or by a committee appointed by the board. Our employees, including officers and employee directors, or of a subsidiary designated by the board, are eligible to participate in the 2000 employee stock purchase plan if they are employed by us or the designated subsidiary for at least 20 hours per week and more than five months per year. The 2000 employee stock purchase plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's base salary. The purchase price is equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or at the end of each purchase period, subject to adjustments as provided in the plan. Employees are able to end their participation in the 2000 employee purchase plan at any time during an offering period, and participation will end automatically on termination of employment.

   An employee will not be granted an option under the 2000 employee stock purchase plan if immediately after the grant the employee would own stock and/or hold outstanding options to purchase stock equaling 5% or more of the total voting power or value of all classes of our stock or stock of our subsidiaries, or if the option would permit an employee's rights to purchase stock under the 2000 employee stock purchase plan at a rate that exceeds $25,000 of fair market value of such stock for each calendar year in which the option is outstanding. In addition, no employee is allowed to purchase more than 2,000 shares of common stock under the 2000 employee stock purchase plan in any one purchase period. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, each participant in that offering period will automatically be withdrawn from the offering period as of the end of the purchase date and re-enrolled in the new 24-month offering period beginning on the first business day following the purchase date.

   If we merge or consolidate with or into another corporation or sell all or substantially all of our assets, each right to purchase stock under the 2000 employee stock purchase plan will be assumed or an equivalent right substituted by our acquiror. If our acquiror does not agree to assume or substitute stock purchase rights, any offering period and purchase period then in progress will be shortened and a new exercise date occurring prior to the closing of the transaction will be set. Our board of directors will have the power to amend or terminate the 2000 employee stock purchase plan and to change or terminate offering periods as long as this action does not adversely affect any outstanding rights to purchase stock under the plan. However, the board of directors will be able to amend or terminate the 2000 employee stock purchase plan or an offering period even if it would adversely affect outstanding options to avoid our incurring adverse accounting charges.

Limitations on Directors' Liability and Indemnification

   Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of the director's fiduciary duties except for liability:

  . for any breach of the director's duty of loyalty to us or to our stockholders:

  . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  . for any transaction from which a director derives an improper personal benefit.

   Our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to obtain insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in his or her capacity, regardless of whether the bylaws would permit indemnification.

   In addition to the indemnification provided for in our articles of incorporation and bylaws, we have entered into indemnification agreements with some of our directors and officers. These agreements provide for indemnification of our directors and officers for specified expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of their services as a director or officer of Onvia.com, any subsidiary of Onvia.com or any other company or enterprise to which the person provides services at the request of Onvia.com. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also expect to obtain directors' and officers' liability insurance.

   At present we are not aware of any pending litigation or proceeding involving any director, officer, employee or agent of Onvia.com where indemnification will be required or permitted. Furthermore, we are not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

                           RELATED PARTY TRANSACTIONS

Benefits to Related Parties in Private Placement Transactions

   Since our inception in March 1997, we have issued and sold shares of our capital stock and warrants to purchase our capital stock, not including warrants issued to our creditors, in private placement transactions as follows:

  . 22,958,136 shares of restricted common stock at a price of $0.00125 per share in January 1999;

  . 1,026,224 shares of restricted common stock at a price of $0.0125 per share in April 1999;

  . 120,000 shares of restricted common stock at a price of $1.25 per share in December 1999;

  . 20,219,496 shares of Series A preferred stock at a price of $0.58 per share in February 1999;

  . warrants to purchase up to 833,352 shares of common stock at an exercise price of $0.0025 per share in connection with the sale of notes convertible into shares of Series A preferred stock from September 1998 through February 1999;

  . 14,544,170 shares of Series B preferred stock at a price of $1.72 per share in September 1999; and

  . 3,379,402 shares of Series C preferred stock at a price of $6.86 per share in December 1999.

   All shares of our preferred stock will convert into common stock on a 1-for-1 basis upon the closing of this offering. The following table summarizes the shares of capital stock purchased by executive officers, directors and 5% stockholders and their affiliates in these private placement transactions, although this table does not necessarily reflect the currently outstanding securities:

                                         Series A        Series B        Series C
        Investor         Common Stock Preferred Stock Preferred Stock Preferred Stock
        --------         ------------ --------------- --------------- ---------------
Entities Affiliated
 with Mohr,
 Davidow Ventures.......         --      9,322,956       4,654,128        541,060
Internet Capital Group,
 Inc....................         --      8,552,972       5,235,966        729,266
GE Capital Equity
 Investments............         --            --        4,072,370        216,630
Glenn S. Ballman........  10,000,000         9,568             --             --
Robert D. Ayer..........   5,600,000           --              --             --
Kristen M. Hamilton.....   1,480,000           --              --             --
Arthur R. Paul..........   1,200,000           --              --             --
Michael D. Pickett......   1,026,224        85,532             --             --
VLG Investments 1999....     513,896        42,764             --           7,294
Wendy L. Ayer...........     240,000           --              --             --
William W. Ericson......     187,204        17,108             --           3,646
Mark T. Calvert.........      64,104        42,764             --          14,586
Jeffrey C. Ballowe......     120,000           --              --             --

Affiliate Relationships

   Ms. Schoendorf, one of our directors, is a member of Mohr, Davidow Venture Partners. Mr. Fox, one of our directors, is a managing director of Internet Capital Group, Inc. Mr. Ballowe, one of our directors, is on the advisory board of Internet Capital Group, Inc. Wendy L. Ayer is married to Robert D. Ayer, our Vice President of Products and Services. Mr. Ericson, one of our directors, is a director at Venture Law Group, our principal legal counsel. VLG Investments 1999 is an investment partnership affiliated with Venture Law Group. The shares of Series C preferred stock attributed to Mark T. Calvert in the above table are held of record by Mark and Norma Calvert, the parents of Mr. Calvert.

Debt Financing

   Between October 1998 and February 1999, we issued and sold convertible promissory notes to the following executive officers, directors and 5% stockholders and persons and entities associated with them, in the amounts set forth opposite each of these parties' names. The promissory notes were cancelled and converted into shares of our Series A preferred stock at $0.58 per share on February 25, 1999.

                                    Annual        Amount of
          Stockholder            Interest Rate Promissory Note    Date Issued
          -----------            ------------- ---------------    -----------
Mark T. Calvert.................        8%         $25,000      October 26, 1998
Michael D. Pickett..............        6%         $50,000     February 12, 1999
VLG Investments 1999............        6%         $25,000     February 17, 1999
William W. Ericson..............        6%         $10,000     February 17, 1999
Glenn S. Ballman................        6%         $ 5,593     February 17, 1999

   We issued Mark T. Calvert, along with other investors who bought convertible notes in 1998, a warrant to purchase 64,104 shares of common stock at an exercise price of $0.0025 per share. Mr. Calvert exercised his warrant to purchase 64,104 shares of common stock in October 1999.

Loans to Officers

   In October 1999, we loaned Mr. Ballman, our President and Chief Executive Officer, $350,000 at 6% annual interest. In addition, in December 1999, our board of directors authorized loans to our senior executives in an aggregate amount of up to $1,000,000, collateralized by shares of our common stock held by them. Accordingly, in connection with the exercise of options, Douglas H. Kellam issued us a promissory note in the amount of $150,000 in December 1999 and Mr. Kellam, Kristen M. Hamilton and Glenn S. Ballman issued us promissory notes in February 2000 in the amounts of $50,000, $100,000 and $75,000, respectively. Each of these notes is secured by shares of our common stock and is due on the earlier of the following:

  .  five years after issuance;

  . after a public offering of Onvia.com's common stock in which the officer is a selling stockholder; and

  . the expiration of any lock-up period imposed by contract or securities laws following an acquisition of Onvia.com.

Option Plan Acceleration for Executive Officers Upon a Change of Control

   Our 1999 stock option plan provides that each outstanding option held by an executive officer will be accelerated completely so that 100% of the unvested shares covered by the option are fully vested if, within 12 months of a change of control, the employment of the executive officer is terminated other than for cause or by the executive officer for good reason.

Indemnification Agreements

   We have entered into indemnification agreements with some of our officers and directors containing provisions requiring us to indemnify them against liabilities that may arise by reason of their status or service as officers or directors, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements do not cover liabilities arising from willful misconduct of a culpable nature.

Employment Agreements

   The following executive officers are individually parties to offer letter agreements with Onvia.com that provide for at-will employment, standard medical and dental benefits, and salary as listed below:

                                                                Shares
                           Date of Letter   Annual  Potential Underlying
         Officer             Agreement      Salary    Bonus    Options             Other
         -------          ---------------- -------- --------- ---------- ------------------------
 Mark T. Calvert......... March 25, 1999   $150,000      --    545,120   Severance equal to
                                                                          twelve months of full
                                                                          salary and benefits
                                                                          upon termination for
                                                                          any reason
 Douglas H. Kellam....... August 25, 1999   170,000  $42,500   500,000   Up to $50,000 in moving
                                                                          expenses and 24
                                                                          roundtrip air tickets
                                                                          from Seattle to Chicago
 Louis T. Mickler........ July 27, 1999     110,000   20,000    70,000   Relocation expenses from
                                                                          Oregon to Seattle
 Mark A. Pawlosky........ July 23, 1999     130,000   30,000   100,000              --
 Clayton W. Lewis........ March 15, 1999     80,000   10,000   100,000              --
 James R. Bridges........ October 14, 1999   99,900   15,000    30,000              --

   Some of these officers have been granted options in addition to those set forth in the offer letters. In addition, our board of directors has granted to each of our executive officers six months salary and six months COBRA benefits as severance upon termination of employment with us for any reason or no reason.

Other Related Party Transactions

   We have paid SunCommerce Corporation approximately $221,000 from March 25, 1997 (inception) through December 31, 1999 for software development, consulting and other services. In addition, we entered into a lease agreement with SunCommerce Corporation in July 1999 under which we sublease office space in Seattle, Washington to SunCommerce Corporation. The lease calls for monthly payments of $2,212 and expires in May 2001. We are a guarantor of the primary lease and will be liable if SunCommerce Corporation fails to meet its obligations under the sublease. Mr. Ballman is a majority stockholder of SunCommerce Corporation.

   We entered into an agreement with Broadbase Software, Inc., in September 1999 pursuant to which we purchased software for our management information system. We have paid Broadbase Software, Inc. approximately $347,000 under this agreement through December 31 1999. Mohr, Davidow Ventures, one of our principal stockholders, is an investor in Broadbase Software, Inc. Ms. Schoendorf, one of our directors, is a partner of Mohr, Davidow Ventures. See "Principal Stockholders."

   Our Canadian subsidiary was incorporated as M-Depot Internet Superstore, Inc. in British Columbia, Canada in June 1997 and was wholly owned by Glenn Ballman, our founder, President and Chief Executive Officer. In January 1999, we issued 800 shares of our common stock to Mr. Ballman in exchange for all of the outstanding shares of M-Depot Internet Superstore, Inc, which subsequently changed its name to Onvia.com, Inc.

   We entered into a marketing agreement with ZDNet in March 1999. We have incurred costs of approximately $167,000 under this agreement as of December 31, 1999. Mr. Ballowe, one of our directors, served as the President, Interactive Media and Development Group, of Ziff-Davis until December 1997 and is a director of ZDTV. Ziff-Davis and ZDTV are affiliates of ZDNet.

   Mr. Ballowe, one of our directors, is on the advisory board of Internet Capital Group, Inc. Mr. Fox, also one of our directors, has served as a Managing Director of Internet Capital Group, Inc. since March 1996. In February 2000, we agreed to sell Internet Capital Group, Inc. shares of our common stock in a private placement immediately following and conditioned upon the offering. See "Description of Capital Stock--Concurrent Private Placement."

   In December 1999, we accelerated the vesting of and eliminated our repurchase option with respect to the unvested portion of the 513,896 shares of common stock held by VLG Investments 1999.

   We have granted options to purchase common stock to our executive officers, and, in December 1999, we allowed these officers to exercise the previously unvested portion of these options, subject to a repurchase option by us which lapses as the shares vest. The aggregate number of these previously unvested options was 2,671,554.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 1999, giving effect to the appointment of new directors, assuming conversion of all outstanding shares of preferred stock into common stock and as adjusted to reflect the sale of 8,000,000 shares of common stock offered by us in this offering and the 3,333,333 shares of common stock to be issued in the concurrent private placement at an assumed initial public offering price of $12.00 per share, as to:

  . each person or entity (or group of affiliated persons or entities) known by us to own beneficially more than 5% of our common stock;

  .  each of our directors;

  .  the executive officers named in the summary compensation table; and

  .  all of our directors and executive officers as a group.

   Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting power and investment power with respect to all shares of common stock. As of December 31, 1999, there were 68,180,762 shares of common stock outstanding on an as converted basis, and 79,514,095 shares of common stock outstanding after this offering. For the purposes of calculating percent ownership, for any individual who beneficially owns shares represented by exercisable options, these shares are counted in the denominator for that person, but not for any other person. Options held by our executive officers were made immediately exercisable by our board of directors in December 1999 and are reflected as outstanding in this table. These shares are subject to a repurchase option by us which lapses as the shares vest. Unless otherwise indicated, the address of each of the individuals named below is:
c/o Onvia.com, Inc., 1000 Dexter Avenue North, Suite 400, Seattle, Washington 98109.

                                  Shares Beneficially
                                         Owned         Percentage of Ownership
                                 --------------------- ------------------------
                                  Prior to
                                    This    After This Prior to This After This
                                  Offering   Offering    Offering     Offering
                                 ---------- ---------- ------------- ----------
Name and Address of Beneficial
Owner
------------------------------
Entities affiliated with Mohr,
 Davidow Ventures (1)........... 14,518,144 14,518,144     21.3%        18.3%
 2775 Sand Hill Road, Suite 240
 Menlo Park, California 94025
Internet Capital Group, Inc.
 (2)............................ 14,518,144 17,851,477     21.3         22.5
 44 Montgomery Street, Suite
  3705
 San Francisco, California 94014
GE Capital Equity Investments
 (3)............................  4,289,000  4,289,000      6.3          5.4
 c/o Capital Equity Investments,
  Inc.
 120 Long Ridge Road
 Stamford, Connecticut 06927
Glenn S. Ballman................ 10,609,568 10,609,568     15.4         13.2
Robert D. Ayer (4)..............  5,730,000  5,730,000      8.4          7.2
Kristen M. Hamilton (5).........  3,080,000  3,080,000      4.5          3.9
Mark T. Calvert (6).............  1,012,574  1,012,574      1.5          1.3
Douglas H. Kellam...............    500,000    500,000       *            *
Nancy J. Schoendorf (1)......... 14,518,144 14,518,144     21.3         18.3
 c/o Mohr, Davidow Ventures
 2775 Sand Hill Road, Suite 240
 Menlo Park, California 94025
Kenneth A. Fox (2).............. 14,518,144 17,851,477     21.3         22.5
 c/o Internet Capital Group,
  Inc.
 44 Montgomery Street, Suite
  3705
 San Francisco, California 94014

                                  Shares Beneficially
                                         Owned         Percentage of Ownership
                                 --------------------- ------------------------
                                  Prior to
                                    This    After This Prior to This After This
                                  Offering   Offering    Offering     Offering
                                 ---------- ---------- ------------- ----------
Name and Address of Beneficial
Owner
------------------------------
Steven D. Smith (3).............  4,289,000  4,289,000      6.3          5.4
 c/o Capital Equity Investments,
  Inc.
 120 Long Ridge Road
 Stamford, Connecticut 06927
Michael D. Pickett..............  1,111,756  1,111,756      1.6%         1.4%
 4640 Admiralty Way, Fifth Floor
 Marina Del Ray, California
  90292
William W. Ericson (7)..........    771,912    771,912      1.1          1.0
 c/o Venture Law Group
 4750 Carillon Point
 Kirkland, Washington 98033
Jeffrey C. Ballowe..............    120,000    120,000       *            *
 85 Estrada Calabasa
 Santa Fe, New Mexico 87501
All directors and officers as a
 group (17 persons) (8)......... 58,674,298 62,007,631     84.2%        76.6%

--------
 *   Less than 1% of the outstanding shares of common stock

(1) Consists of 10,022,970 shares held by Mohr, Davidow Ventures V, L.P., 3,781,480 shares held by Mohr, Davidow Ventures V-L, L.P. and 713,694 shares held by Mohr, Davidow Ventures V, L.P. as nominee for Mohr, Davidow Ventures Entrepreneurs' Network Fund II (A), L.P. and Mohr, Davidow Ventures Entrepreneurs' Network Fund II (B), L.P. Ms. Schoendorf is a director of Onvia.com and a member of Mohr, Davidow Ventures, the general partner of Mohr, Davidow Ventures V, L.P. Ms. Schoendorf disclaims beneficial ownership of shares held by these entities except to the extent of her pecuniary interest in them.

(2) Mr. Fox is a director of Onvia.com and managing director of Internet Capital Group, Inc. Mr. Fox disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them. Shares beneficially owned and percentage of ownership after this offering include 3,333,333 shares to be purchased in the concurrent private placement, assuming an initial public offering price of $12.00 per share.

(3) Mr. Smith is a director of Onvia.com and Managing Director of GE Equity, a subsidiary of GE Capital. Mr. Smith disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(4) Consists of 5,490,000 shares held by Mr. Ayer and 240,000 shares held by his spouse Wendy Ayer.

(5) Includes 30,000 shares held by Christian McLaughlin, as trustee of the Hamilton Family Trust dated 11/22/99 and 24,000 shares held by Christian McLaughlin, as trustee of the Kristen Hamilton Trust dated 12/17/99.

(6) Includes 14,586 shares held by Mark and Norma Calvert, the parents of Mr. Calvert, and an aggregate of 60,000 shares held for the benefit of various family members. Mr. Calvert disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(7) Consists of 207,958 shares held by Mr. Ericson and 563,954 shares held by VLG Investments 1999. Mr. Ericson is a director of Onvia.com and a director of Venture Law Group. VLG Investments 1999 is an investment partnership affiliated with Venture Law Group. Mr. Ericson disclaims beneficial ownership of the shares held by VLG Investments 1999 except to the extent of his pecuniary interest in them.

(8) Includes an aggregate of 1,480,000 shares subject to options outstanding as of December 31, 1999 that were made immediately exercisable by our board in December 1999 subject to a repurchase option by us which lapses as the shares vest. Also includes shares of which the applicable officer or director may disclaim beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK

   As of the closing of this offering, our authorized capital stock will consist of 250,000,000 shares of common stock, par value $0.0001 per share, and 15,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

   As of December 31, 1999, there were 68,180,762 shares of common stock outstanding, assuming the conversion of all outstanding shares of preferred stock into common stock and the exercise of warrants to purchase 705,144 shares of our common stock that will expire if not exercised prior to the offering.

   The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up of Onvia.com, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

   We are authorized to issue 15,000,000 shares of undesignated preferred stock. The board of directors has the authority, without vote or action by the stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, the effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of Onvia.com without further action by the stockholders and may adversely affect the rights of the holders of common stock. We are considering using a portion of these shares of preferred stock in connection with the potential adoption of a preferred shares rights agreement as more fully described below under "Antitakeover Provisions." We have no other present plans to issue any shares of preferred stock.

Warrants

   As of December 31, 1999, warrants were outstanding to purchase an aggregate of 1,967,782 shares of common stock with exercise prices ranging between $0.0025 and $1.24 per share. Of these, warrants to purchase 705,144 shares of common stock with an exercise price of $0.0025 per share issued as consideration in connection with purchase of the notes convertible into shares of Series A preferred stock in 1998, will automatically expire if not exercised upon completion of this offering. Of the warrants to purchase 1,262,638 shares of common stock still outstanding after close of this offering, a warrant to purchase 97,328 shares of common stock at an exercise price of $1.24 per share expires on the fourth anniversary of the closing of this offering and warrants to purchase 1,165,310 shares of common stock at an exercise price of $0.90 per share expire on the fifth anniversary of the closing of this offering.

Registration Rights

   Upon completion of this offering and the concurrent private placement, the holders of approximately 71,504,095 shares of common stock, including shares of common stock issuable upon exercise of warrants, are entitled to certain rights with respect to registration of these shares under the Securities Act. We refer to these shares as the "registrable securities," although some of these shares that are held by holders of shares of our common stock are only considered to be registrable securities for purposes of participation in registrations undertaken by us. These rights are provided under the terms of an agreement between us and the holders of these securities. Under these registration rights, beginning on the earlier of February 24, 2003 or six months after the effective date of this offering, holders of at least a majority of the then-outstanding registrable securities may require by a written request that we register their shares for public resale provided that the value of the securities to be registered is at least $10,000,000, net of underwriting discounts and commissions. We are obligated to effect no more than two of these registrations requested by the holders of registrable securities. In addition, any holder or holders of then-outstanding registrable securities may require that we register their shares for public resale on Form S-3 or similar short-form registration, provided we are eligible to use Form S-3 or similar short-form registration statement and that the value of the securities to be registered is at least $5,000,000. In the event Onvia.com elects to register any of its shares of common stock in a public offering, the holders of registrable securities are entitled to include their shares of common stock in the registration, subject to the right of the underwriters of the offering to reduce the number of shares proposed to be registered in view of market conditions. We are required to pay all expenses in connection with any of these registrations other than underwriting discounts and commissions. All registration rights will terminate five years after the date of this offering or, with respect to each holder of registrable securities, at the time as the holder is entitled to sell all of its shares in any three-month period under Rule 144 of the Securities Act.

Anti-Takeover Provisions

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless, with some exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of Onvia.com without further action by the stockholders.

   In addition, we are subject to Washington laws that could have the effect of delaying, deferring or preventing the change of control of Onvia.com. Chapter 23B.19 of the Washington Business Corporation Act prohibits, with some exceptions, a 10% or greater stockholder from engaging in any of the following transactions, among others, without approval of our board of directors for five years after date on which the individual or entity became a 10% stockholder:

  .  a merger or consolidation with us;

  . the sale or lease of our assets to the 10% stockholder with a value greater than the fair market value of 5% of our total assets or 5% of our total outstanding capital stock; and

  . the receipt by the 10% stockholder of a disproportionate benefit as a stockholder.

   After the five-year period, the transactions above may take place as long as they comply with fair price provisions of Washington law. Chapter 23B.19 will apply to us for so long as we maintain our principal offices in Washington, we are a reporting company under the Securities Exchange Act of 1934 and specified percentages or numbers of our employees, stockholders and assets are located in Washington. We are not able to opt out of this statute.

   In addition, upon completion of this offering, we will have in place the following provisions which may have the effect of delaying or preventing changes in control of Onvia.com:

  . we will have a classified board of directors where only approximately one-third of our directors will be up for election by the stockholders each year;

  . we will have provisions in our charter documents that will limit the ability of our stockholders to call meetings of the stockholders;

  . we will eliminate the ability of our stockholders to take action by written consent; and

  . we will have authorized 15,000,000 shares of preferred stock that, without further vote or action by the stockholders, may be issued by the board of directors to impede the success of any attempt to change control of Onvia.com. We are considering using a portion of these shares of preferred stock as part of a preferred shares rights agreement.

   Our stock option plan, employee stock purchase plan and directors' stock option plan generally provide for assumption of these plans or substitution of an equivalent option of a successor corporation or, alternatively, at the discretion of the Board of Directors, exercise of some or all of the options stock, including non-vested shares, or acceleration of vesting of shares issued pursuant to stock grants, upon a change of control or similar event.

Concurrent Private Placement

   In February 2000, we entered into a common stock purchase agreement with Internet Capital Group, or ICG, one of our principal stockholders, under which we agreed to sell to ICG shares of our common stock in a private placement immediately following and conditioned upon the sale of shares in this offering. The price of the shares in the concurrent private placement will be the same as the initial public offering price per share. The number of shares we will sell to ICG is equal to the greater of:

  . $40 million worth of common stock priced at the initial public offering price per share, or

  . 2,666,666 shares, which equals 33.3% of the aggregate number of shares to be issued in this offering, prior to any exercise of the underwriters' over-allotment option.

   The sale of these shares to ICG is conditioned upon the clearance of the waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976. To the extent this clearance is not obtained by the closing of this offering, we will sell only that number of shares of common stock to ICG that would be allowed prior to termination of this waiting period under the Hart Scott Rodino Act. After the termination of this waiting period, we will sell the remainder of the shares, if any.

   Transfer Restrictions. ICG has agreed not to sell, transfer, encumber or otherwise dispose of any of the shares of common stock acquired in the concurrent private placement in a public or private sale for a period of 180 days following the closing of the offering.

   Registration Rights. We have committed to grant ICG registration rights relating to the shares of common stock they will purchase in the concurrent private placement. See "--Registration Rights."

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is U.S. Stock Transfer Corporation.

Listing

   We have applied for approval for quotation on the Nasdaq Stock Market's National Market under the symbol "ONVI" for our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect its market price and impair our ability to raise equity capital in the future. Only a limited number of shares will be available for sale shortly after this offering because of contractual and legal restrictions on resale as described below; however, after these restrictions lapse, sales of substantial amounts of our common stock in the public market are possible.

   Upon completion of the offering, we will have outstanding 79,514,095 shares of common stock. Of these shares, the shares sold in the offering, plus any shares issued upon exercise of the underwriters' over-allotment option, will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act. Affiliates are generally our officers, directors and 10% stockholders.

   The remaining 71,514,095 shares outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 under the Securities Act, which are summarized below. Sales of the restricted shares in the public market or the availability of these shares for sale could adversely affect the market price of the common stock.

   Our directors, officers and securityholders have entered into lock-up agreements in connection with this offering generally providing that they will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of 180 days after the date of this prospectus without the prior written consent of Credit Suisse First Boston Corporation, the representative of the underwriters. Taking into account the lock-up agreements, and assuming Credit Suisse First Boston Corporation does not release stockholders from these agreements, the following shares will be eligible for sale in the public market at the following times:

  . Beginning on the effective date of this prospectus, only the shares sold in the offering will be immediately available for sale in the public market.

  . Beginning 180 days after the effective date, approximately 49,487,942 shares will be eligible for sale pursuant to Rule 701 and Rule 144, assuming no exercise of options. In addition, warrants to purchase an aggregate of 1,262,638 shares will be outstanding after this offering, which, if exercised pursuant to net-exercise provisions, may be sold beginning 180 days after the effective date.

  . An additional approximately 14,544,170 shares will be eligible for sale pursuant to Rule 144 after September 2000, an additional approximately 64,104 shares will be eligible for sale pursuant to Rule 144 after October 2000, an additional approximately 3,379,402 shares will be eligible for sale pursuant to Rule 144 after December 2000, and an additional approximately 4,038,477 shares will be eligible for sale pursuant to Rule 144 after February 2001.

   Under Rule 144, the number of shares that may be sold by our affiliates are subject to volume restrictions. In general, under Rule 144, and beginning after the expiration of the lock-up agreements 180 days after the date of this prospectus, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

  . one percent of the number of shares of common stock then outstanding (which will equal approximately 795,141 shares immediately after the offering);

  . the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

   Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell these shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with some of its restrictions, including the holding period requirement. Any of our employees, officers, directors or consultants who purchased shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 144. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirement of Rule 144. Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. In addition, we intend to file one or more registration statements under the Securities Act promptly after the effective date to register shares to be issued pursuant to our employee benefit plans. As a result, any options exercised under the 1999 stock option plan, the 2000 employee stock purchase plan, the 2000 directors' stock option plan or any other benefit plan after the effectiveness of a registration statement will also be freely tradable in the public market, except that shares held by affiliates will still be subject to the volume limitation, manner of sale, notice and public information requirements of Rule 144. As of December 31, 1999, there were outstanding options for the purchase of 5,875,382 shares of our common stock under the 1999 stock option plan. No shares have been issued to date under the 2000 employee stock purchase plan or the 2000 directors' stock option plan.

                                  UNDERWRITING

   Under the terms and subject to the conditions contained in the underwriting
agreement dated           , 1999, we have agreed to sell to the underwriters
named below, for whom Credit Suisse First Boston Corporation, Chase Securities Inc., FleetBoston Robertson Stephens Inc., E*OFFERING Corp. and William Blair & Company, L.L.C. are acting as representatives, the following respective number of shares of common stock:

                                                                        Number
   Underwriter                                                         of Shares
   -----------                                                         ---------
   Credit Suisse First Boston Corporation.............................
   FleetBoston Robertson Stephens Inc. ...............................
   Chase Securities Inc. .............................................
   E*OFFERING Corp. ..................................................
   William Blair & Company, L.L.C. ...................................
                                                                       ---------
     Total............................................................ 8,000,000
                                                                       =========

   The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of common stock may be terminated.

   We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 1,200,000 additional shares at the initial offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

   The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $         per share. The
underwriters and the selling group members may allow a discount of $ per share on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the representatives.

   The following table summarizes the compensation and expenses we will pay.

                                       Per Share                       Total
                             ----------------------------- -----------------------------
                                Without          With         Without          With
                             Over-Allotment Over-Allotment Over-Allotment Over-Allotment
                             -------------- -------------- -------------- --------------
   Underwriting discounts
    and commissions paid by
    us.....................    $              $              $              $
   Expenses payable by us..    $              $              $              $

   The underwriters have informed us that they do not expect discretionary sales to exceed 5% of the shares of common stock being offered.

   We and our officers and directors and all of our stockholders have agreed that we and they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any additional shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of Credit Suisse First Boston Corporation for a period of 180 days after the date of this prospectus, except, in our case, issuances pursuant to the exercise of employee stock options outstanding on the date hereof.

   At our request, the underwriters have reserved up to 5% of the shares of common stock offered hereby for sale at the initial public offering price to our customers, consultants and others with whom we do business, existing stockholders and friends of Onvia.com. As a result, the number of shares available for sale to the general public will be reduced to the extent that persons purchase these reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares of common stock offered hereby.

   E*OFFERING Corp., one of the underwriters, will allocate for distribution by E*TRADE Securities, Inc. a portion of the shares that E*OFFERING is underwriting in this offering. Copies of the prospectus in electronic format will be made available on Internet web sites maintained by E*OFFERING Corp. and E*TRADE Securities, Inc. Customers of E*TRADE Securities, Inc. who complete and pass an online eligibility profile may place conditional offers to purchase shares in this offering through E*TRADE's Internet web site.

   We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect to those liabilities.

   We have applied to list our common stock on The Nasdaq Stock Market's National Market under the symbol "ONVI."

   In December 1999, we sold shares of our Series C preferred stock in a private placement at a purchase price of $6.86 per share. In this private placement, Credit Suisse First Boston Corporation purchased 145,854 shares, FleetBoston Robertson Stephens Inc. purchased 72,926 shares, Chase Securities Inc. purchased 72,926 shares and William Blair & Company, L.L.C. purchased 72,926 shares. These organizations purchased theses shares of Series C preferred stock on the same terms as the other investors in the private placement.

   Prior to this offering, there has been no public market for the common stock. The initial public offering price will be determined by negotiation between us and the representatives. The principal factors to be considered in determining the public offering price include the following:

  . the information set forth in this prospectus and otherwise available to the representatives;

  .  market conditions for initial public offerings;

  .  the history and the prospects for the industry in which we will compete;

  .  the ability of our management;

  .  our prospects for future earnings;

  . the present state of our development and our current financial condition;

  . the general condition of the securities markets at the time of this offering; and

  . the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies.

   The representatives may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

  . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

  . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  . Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  . Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of these transactions. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

   The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are effected. Accordingly, any resale of the common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

   Each purchaser of common stock in Canada who receives a purchase confirmation will be deemed to represent to us and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such common stock without the benefit of a prospectus qualified under these securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent; and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action Applicable to Ontario Purchasers

   The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

   All of the issuer's directors and officers as well as the experts named in this prospectus may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

Notice to British Columbia Residents

   A purchaser of common stock to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any common stock acquired by such purchaser in this offering. This report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed in respect of common stock acquired on the same date and under the same prospectus exemption.

Taxation and Eligibility for Investment

   Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and with respect to the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for Onvia.com by Venture Law Group, A Professional Corporation, Kirkland, Washington. An investment partnership affiliated with Venture Law Group owns an aggregate of 563,954 shares of our common stock, William W. Ericson, a director of Onvia.com and a director of Venture Law Group, owns 207,958 shares of our common stock, and other attorneys at Venture Law Group own an aggregate of 64,728 shares of our common stock. The underwriters have been represented by Wilson Sonsini Goodrich & Rosati, Palo Alto, California.

                                    EXPERTS

   The consolidated financial statements as of December 31, 1998 and 1999 and for the period from March 25, 1997 (inception) through December 31, 1997, for the years ended December 31, 1998 and 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE TO FIND ADDITIONAL INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement or in the exhibits and schedules to the registration statement. For more information about us and the common stock we are offering, you should review the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or other document to which reference is made are not necessarily complete, and in each instance you should review the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement may be inspected by anyone without charge at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of all or any portion of the registration statement from that office at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Independent Auditors' Report.............................................. F-2


Consolidated Balance Sheets............................................... F-3


Consolidated Statements of Operations..................................... F-4


Consolidated Statements of Changes in Stockholders' (Deficit) Equity...... F-5


Consolidated Statements of Cash Flows..................................... F-6


Notes to Consolidated Financial Statements................................ F-7

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders of
Onvia.com, Inc.
Seattle, Washington

We have audited the accompanying consolidated balance sheets of Onvia.com, Inc. and subsidiary (the Company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, changes in stockholders' (deficit) equity, and cash flows for the period from March 25, 1997 (inception) through December 31, 1997, and for the years ended December 31, 1998, and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the period from March 25, 1997 (inception) through December 31, 1997, and for the years ended December 31, 1998, and 1999, in conformity with generally accepted accounting principles.

Seattle, Washington

February 4, 2000 (February 16, 2000, as to Note 13)

The accompanying consolidated financial statements reflect a change in the par value of common stock to $.0001 and in the par value of the preferred stock to $.0001, a two-for-one split of common and preferred stock, and a reincorporation in the state of Delaware, which are to be effected prior to the effective date of the Prospectus. The above opinion is in the form that will be signed by Deloitte & Touche LLP upon consummation of the above events, which are described in Note 13 of the Notes to Consolidated Financial Statements, and assuming that, from February 4, 2000 (February 16, 2000, as to Note 13) to the date of such event, no other events have occurred that would affect the accompanying consolidated financial statements and notes thereto.

/s/ Deloitte & Touche LLP

Seattle, Washington

February 16, 2000

                                ONVIA.COM, INC.

                          Consolidated Balance Sheets

                           December 31, 1998 and 1999

                                                                  Pro Forma
                                                                Stockholders'
                                   December 31, December 31,      Equity at
                                       1998         1999      December 31, 1999
                                   ------------ ------------  -----------------
                                                                 (Unaudited)
                           Assets
Current assets:
  Cash and cash equivalents.......  $  44,659   $ 38,517,985
  Accounts receivable.............     47,072        509,555
  Inventory.......................     65,204      1,359,926
  Prepaid expenses and other
   current assets.................      2,212      1,064,097
  Note receivable from related
   party..........................                   350,000
                                    ---------   ------------
    Total current assets..........    159,147     41,801,563
Property and equipment, net.......     20,925      6,176,791
Other assets, net.................                 2,300,478
                                    ---------   ------------
    Total assets..................  $ 180,072   $ 50,278,832
                                    =========   ============
       Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
  Accounts payable................  $ 219,852   $  6,719,074
  Accrued expenses................    365,820      6,633,430
  Unearned revenue................     42,425        659,665
  Convertible notes...............    344,407
  Current portion of long-term
   debt...........................                 4,481,903
                                    ---------   ------------
    Total current liabilities.....    972,504     18,494,072
Long-term debt....................                 5,171,417
                                    ---------   ------------
    Total liabilities.............    972,504     23,665,489
                                    ---------   ------------
Commitments and contingencies
 (Note 7)
Stockholders' (deficit) equity:
  Convertible preferred stock;
   $.0001 par value:
    Series A; 24,000,000 shares
     authorized; 20,219,496 shares
     issued and outstanding;
     ($11,819,991 liquidation
     preference)..................                12,740,551
    Series B; 16,000,000 shares
     authorized; 14,544,170 shares
     issued and outstanding;
     ($25,000,000 liquidation
     preference)..................                24,969,851
    Series C; 6,000,000 shares
     authorized; 3,379,402 shares
     issued and outstanding;
     ($23,165,801 liquidation
     preference)..................                36,522,042
  Common stock; $.0001 par value:
   150,000,000 shares authorized;
   8,000,800 and 29,332,550 shares
   issued and outstanding.........        800          2,933    $      6,747
  Additional paid in capital......      9,270     24,904,116      99,132,746
  Notes receivable from
   stockholders...................                  (155,593)       (155,593)
  Unearned stock compensation.....               (14,194,664)    (14,194,664)
  Accumulated deficit.............   (802,502)   (58,175,893)    (58,175,893)
                                    ---------   ------------    ------------
    Total stockholders' (deficit)
     equity.......................   (792,432)    26,613,343    $ 26,613,343
                                    ---------   ------------    ============
  Total liabilities and
   stockholders' (deficit)
   equity.........................  $ 180,072   $ 50,278,832
                                    =========   ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                     Consolidated Statements of Operations

      Period from March 25, 1997 (inception) through December 31, 1997 and
                     Years Ended December 31, 1998 and 1999

                                     March 25, 1997
                                     (inception) to  Year ended   Year ended
                                      December 31,  December 31, December 31,
                                          1997          1998         1999
                                     -------------- ------------ ------------
Revenue.............................   $   62,174    $1,037,271  $ 27,177,082
Cost of goods sold..................       46,894     1,082,448    31,574,214
                                       ----------    ----------  ------------
Gross margin........................       15,280       (45,177)   (4,397,132)
Operating expenses:
  Sales and marketing...............       41,321       206,436    16,285,970
  Technology and development........       12,707       191,968     7,443,881
  General and administrative........       91,624       224,941     4,235,091
  Noncash stock-based compensation..                               10,462,762
                                       ----------    ----------  ------------
    Total operating expenses........      145,652       623,345    38,427,704
                                       ----------    ----------  ------------
Loss from operations................     (130,372)     (668,522)  (42,824,836)
Other income (expense):
  Interest income...................                                  534,299
  Interest expense..................                     (3,608)   (1,075,233)
                                       ----------    ----------  ------------
Net loss............................     (130,372)     (672,130)  (43,365,770)
Beneficial conversion feature on
 convertible preferred stock........                              (14,007,621)
                                       ----------    ----------  ------------
Net loss attributable to common
 stockholders.......................   $ (130,372)   $ (672,130) $(57,373,391)
                                       ==========    ==========  ============
Basic and diluted net loss per
 common share.......................   $    (0.02)   $    (0.08) $      (4.59)
                                       ==========    ==========  ============
Pro forma net loss per common share
 (unaudited)........................                             $      (1.72)
                                                                 ============
Basic and diluted weighted average
 shares outstanding.................    8,000,800     8,000,800    12,507,500
                                       ==========    ==========  ============
Pro forma weighted average shares
 outstanding (unaudited)............                               33,420,375
                                                                 ============


                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

     Consolidated Statements of Changes in Stockholders' (Deficit) Equity

     Period from March 25, 1997 (inception) through December 31, 1997 and
                    Years Ended December 31, 1998 and 1999

                                                                                                            Additional
                           Series A               Series B         Series C preferred    Onvia.com, Inc.      paid in
                       preferred stock        preferred stock             stock           common stock        capital
                    ---------------------- ---------------------- --------------------- ------------------  -----------
                      Shares     Amount      Shares     Amount     Shares     Amount      Shares    Amount    Amount
                    ---------- ----------- ---------- ----------- --------- ----------- ----------  ------  -----------
 BALANCE, March
 25, 1997
 (inception).....          --  $       --         --  $       --        --  $       --   8,000,000  $  800  $     9,200
 Issuance of
 common stock....
 Net loss........
                    ---------- ----------- ---------- ----------- --------- ----------- ----------  ------  -----------
 BALANCE,
 December 31,
 1997............                                                                        8,000,000     800        9,200
 Exchange of
 Onvia.com, Inc.
 (Subsidiary)
 common stock for
 Onvia.com, Inc.
 common stock....                                                                              800                   70
 Net loss........
                    ---------- ----------- ---------- ----------- --------- ----------- ----------  ------  -----------
 BALANCE,
 December 31,
 1998............                                                                        8,000,800     800        9,270
 Cancellation of
 inception
 shares..........                                                                       (8,000,800)   (800)         800
 Issuance of
 nonvested common
 stock...........                                                                       24,104,360   2,410    2,015,159
 Conversion of
 notes payable
 into Series A
 preferred
 stock...........    2,258,036   1,319,997
 Issuance of
 Series A
 preferred stock,
 net of offering
 costs of
 $232,580........   17,961,460  10,267,411
 Issuance of
 Series B
 preferred stock,
 net of offering
 costs of
 $30,149.........                          14,544,170  24,969,851
 Issuance of
 Series C
 preferred stock,
 net of offering
 costs of
 $651,380........                                                 3,379,402  22,514,421
 Beneficial
 conversion
 feature related
 to convertible
 preferred
 stock...........                                                            14,007,621
 Payment received
 on subscription
 receivable......
 Issuance of
 common stock
 warrants........                                                                                               241,853
 Issuance of
 Series A
 preferred
 warrants........                1,153,143
 Exercise of
 stock options
 and warrants....                                                                        5,428,190     543      725,732
 Repurchase of
 nonvested common
 stock and
 acceleration of
 stock-based
 compensation....                                                                         (200,000)    (20)     905,020
 Unearned
 compensation
 relating to
 issuance of
 stock options...                                                                                            14,933,826
 Change in
 unearned
 compensation for
 non-employees...                                                                                             6,072,456
 Amortization of
 unearned
 compensation on
 nonvested common
 stock...........
 Amortization of
 unearned
 compensation on
 stock options...
 Acceleration of
 nonvested common
 stock...........
 Acceleration on
 stock options to
 consultants.....
 Net loss........
                    ---------- ----------- ---------- ----------- --------- ----------- ----------  ------  -----------
 BALANCE,
 December 31,
 1999............   20,219,496 $12,740,551 14,544,170 $24,969,851 3,379,402 $36,522,042 29,332,550  $2,933  $24,904,116
                    ========== =========== ========== =========== ========= =========== ==========  ======  ===========
                     Onvia.com,
                        Inc.
                    (Subsidiary)      Notes
                    common stock    receivable
                    --------------     from       Unearned    Accumulated
                    Shares Amount  stockholders compensation    deficit        Total
                    ------ ------- ------------ ------------- ------------- ------------
 BALANCE, March
 25, 1997
 (inception).....     --   $ --     $     --    $        --   $        --   $    10,000
 Issuance of
 common stock....     800     70                                                     70
 Net loss........                                                 (130,372)    (130,372)
                    ------ ------- ------------ ------------- ------------- ------------
 BALANCE,
 December 31,
 1997............     800     70                                  (130,372)    (120,302)
 Exchange of
 Onvia.com, Inc.
 (Subsidiary)
 common stock for
 Onvia.com, Inc.
 common stock....    (800)   (70)
 Net loss........                                                 (672,130)    (672,130)
                    ------ ------- ------------ ------------- ------------- ------------
 BALANCE,
 December 31,
 1998............                                                 (802,502)    (792,432)
 Cancellation of
 inception
 shares..........
 Issuance of
 nonvested common
 stock...........                                 (1,646,144)                   371,425
 Conversion of
 notes payable
 into Series A
 preferred
 stock...........                                                             1,319,997
 Issuance of
 Series A
 preferred stock,
 net of offering
 costs of
 $232,580........                     (15,593)                               10,251,818
 Issuance of
 Series B
 preferred stock,
 net of offering
 costs of
 $30,149.........                                                            24,969,851
 Issuance of
 Series C
 preferred stock,
 net of offering
 costs of
 $651,380........                                                            22,514,421
 Beneficial
 conversion
 feature related
 to convertible
 preferred
 stock...........                                              (14,007,621)
 Payment received
 on subscription
 receivable......                      10,000                                    10,000
 Issuance of
 common stock
 warrants........                                                               241,853
 Issuance of
 Series A
 preferred
 warrants........                                                             1,153,143
 Exercise of
 stock options
 and warrants....                    (150,000)                                  576,275
 Repurchase of
 nonvested common
 stock and
 acceleration of
 stock-based
 compensation....                                                               905,000
 Unearned
 compensation
 relating to
 issuance of
 stock options...                                (14,933,826)
 Change in
 unearned
 compensation for
 non-employees...                                 (6,072,456)
 Amortization of
 unearned
 compensation on
 nonvested common
 stock...........                                    654,689                    654,689
 Amortization of
 unearned
 compensation on
 stock options...                                  2,916,060                  2,916,060
 Acceleration of
 nonvested common
 stock...........                                  1,503,136                  1,503,136
 Acceleration on
 stock options to
 consultants.....                                  3,383,877                  3,383,877
 Net loss........                                              (43,365,770) (43,365,770)
                    ------ ------- ------------ ------------- ------------- ------------
 BALANCE,
 December 31,
 1999............     --   $ --     $(155,593)  $(14,194,664) $(58,175,893) $26,613,343
                    ====== ======= ============ ============= ============= ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                     Consolidated Statements of Cash Flows

      Period from March 25, 1997 (inception) through December 31, 1997 and
                     Years Ended December 31, 1998 and 1999

                                       March 25, 1997
                                       (inception) to  Year ended   Year ended
                                        December 31,  December 31, December 31,
                                            1997          1998         1999
                                       -------------- ------------ ------------
Cash flows from operating activities:
  Net loss...........................    $(130,372)    $(672,130)  $(43,365,770)
  Adjustments to reconcile net loss
   to net cash provided (used) by
   operating activities:
    Depreciation and amortization....       10,000         2,158      1,154,388
    Loss on disposal of assets.......                                   448,658
    Noncash stock-based
     compensation....................                                10,462,762
    Amortization of debt discount....                                   271,419
    Noncash interest expense related
     to issuance of common stock
     warrants........................                                   241,853
    Change in certain assets and
     liabilities:
      Accounts receivable............                    (48,268)      (456,875)
      Inventory......................       (2,873)      (64,116)    (1,289,496)
      Prepaid expenses and other
       current assets................       (3,631)        1,177     (1,008,782)
      Other assets...................                                (2,299,748)
      Accounts payable...............        9,130       216,784      6,471,237
      Accrued expenses...............      121,871       246,798      5,360,331
      Unearned revenue...............        2,148        41,644        613,557
                                         ---------     ---------   ------------
  Net cash provided (used) by
   operating activities..............        6,273      (275,953)   (23,396,466)
Cash flows from investing activities:
  Additions to property and
   equipment.........................                    (23,083)    (6,495,931)
Cash flows from financing activities:
  Proceeds from convertible debt.....                    344,407        975,590
  Proceeds from issuance of long-term
   debt..............................                                 9,939,177
  Repayments on long-term debt.......                                (1,062,747)
  Proceeds from issuance of nonvested
   common stock......................           70                      162,828
  Proceeds from exercise of stock
   options and warrants..............                                   576,275
  Proceeds from issuance of Series A
   preferred stock, net..............                                10,261,818
  Proceeds from issuance of Series B
   preferred stock, net..............                                24,969,851
  Proceeds from issuance of Series C
   preferred stock, net..............                                22,514,421
                                         ---------     ---------   ------------
  Net cash provided by financing
   activities........................           70       344,407     68,337,213
Effect of exchange rate changes on
 cash................................         (736)       (6,319)        28,510
                                         ---------     ---------   ------------
Net increase in cash and cash
 equivalents.........................        5,607        39,052     38,473,326
Cash and cash equivalents, beginning
 of year.............................                      5,607         44,659
                                         ---------     ---------   ------------
Cash and cash equivalents, end of
 year................................    $   5,607     $  44,659   $ 38,517,985
                                         =========     =========   ============

                See Notes to Consolidated Financial Statements.

                                ONVIA.COM, INC.

                   Notes to Consolidated Financial Statements

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

Note 1: Summary of Significant Accounting Policies

 Description of business

   Onvia.com, Inc., formerly known as MegaDepot.com, Inc., (the "Company") was incorporated on March 25, 1997 as MegaDepot, Inc. in the State of Washington. M-Depot Internet Superstore, Inc., a company owned by the majority stockholder of the Company, was incorporated in British Columbia, Canada on June 6, 1997. In June 1998, the Company moved its headquarters from Vancouver, B.C. to Seattle, Washington. On December 28, 1998, MegaDepot, Inc. exchanged shares of its common stock for all of the outstanding common stock of M-Depot Internet Superstore, Inc. (the "Subsidiary"). In February 1999, the Company changed its name from MegaDepot, Inc. to MegaDepot.com, Inc., and in May 1999, changed its name from MegaDepot.com, Inc. to Onvia.com, Inc. In December 1999, the Subsidiary changed its name to Onvia.com, Inc.

   The Company is an online supplier of goods and services to the small business market. Through its web site customers can order a wide variety of products commonly used by small businesses, such as computer hardware and software, office supplies, office machines, office furniture and phone systems. In addition, customers can order a variety of services commonly used by small businesses, such as long distance phone service, cellular phone service, credit card processing and payroll service. The Company also provides an online business exchange service which connects small business buyers and sellers.

 Basis of consolidation

   The financial statements include the accounts of the Company and its wholly owned subsidiary. As the companies were under common control from inception of the Company, the financial statements are presented on a consolidated or combined basis for all periods presented. All significant intercompany accounts and transactions have been eliminated.

 Fair value of financial instruments

   The Company's financial instruments consist of cash and cash equivalents, accounts receivable, prepaid expenses, other assets, accounts payable, accrued liabilities, convertible notes and long-term debt. Except for long-term debt and convertible notes, the carrying amounts of financial instruments approximate fair value due to their short maturities. The fair values of long-term debt and convertible notes are not materially different from their carrying amounts, based on interest rates available to the Company for similar types of arrangements.

 Significant vendors

   Approximately 78% of inventory purchases were from one supplier for the year ended December 31, 1999. Three suppliers comprised 41%, 29% and 25%, respectively, of total inventory purchases for the year ended December 31, 1998. Two suppliers comprised 69% and 31%, respectively, of total inventory purchases for the period from March 25, 1997 (inception) to December 31, 1997.

 Use of estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

   The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

 Inventory

   Inventory is stated at the lower of cost or market. Inventory represents product shipped by the Company's suppliers, which has not been received by customers. The Company does not stock its own inventory or maintain warehouse locations, however, the Company does take ownership at the time of shipment from the supplier until the product is received by the customer. In addition, the Company assumes economic risk related to returned or damaged products.

 Property and equipment

   Equipment is stated at cost. Depreciation expense is recorded using the straight-line method over estimated useful lives ranging from three to five years. Leasehold improvements are depreciated over the lesser of the useful lives or term of the lease.

 Revenue recognition

   Revenue from product sales is recognized upon receipt of product by the customer. The Company acts as principal in those transactions, as orders are initiated directly on the Company's web site, the Company takes title to the goods during shipment, and has economic risk related to collection, customer service and returns. Unearned revenue consists of payments received from customers for product in transit to the customer. Revenue from exchange services is recognized when the transaction occurs, ratably over the duration of the placement, or over the term of the agreement, as applicable, and is insignificant for all periods presented.

 Income taxes

   The Company accounts for income taxes using the asset and liability method under which deferred tax assets, including the tax benefit from net operating loss carryforwards and liabilities are determined based on temporary differences between the book and tax bases of assets and liabilities. A valuation allowance has been established for the full amount of the deferred tax assets.

 Valuation of long-lived assets

   The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, property and equipment and other assets. The carrying value of a long-lived asset is considered impaired when the undiscounted net cash flow from such asset is estimated to be less than its carrying value. Management does not believe that there were any long-lived assets, which were subject to impairment at December 31, 1999.

 Detachable stock purchase warrants

   Proceeds from debt issued with detachable stock purchase warrants are allocated between the debt and the warrants based on their relative fair values. The value ascribed to the warrants is recorded as a debt discount and amortized to interest expense over the term of the related debt using the effective interest method.

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997


 Stock-based compensation

   The Company's stock option plan is subject to the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under the provisions of this standard, employee and director stock-based compensation expense is measured using either the intrinsic-value method as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), or the fair value method described in SFAS 123. Companies choosing the intrinsic-value method are required to disclose the pro forma impact of the fair value method on net income. The Company has elected to account for its employee and director stock-based awards under the provisions of APB 25. Under APB 25, compensation cost for stock options is measured as the excess, if any, of the fair value of the underlying common stock on the date of grant over the exercise price of the stock option. The Company is required to implement the provisions of SFAS 123 for stock-based awards to those other than employees and directors. Stock-based compensation expense for all equity instruments is recognized on an accelerated basis based on the related vesting periods.

 Advertising costs and co-branding fees

   The Company expenses advertising costs as incurred. Advertising expense, excluding amounts for co-branding agreements, for the years ended December 31, 1999 and 1998 was $9,932,761 and $22,560, respectively. There was no advertising expense for the period from March 25, 1997 (inception) to December 31, 1997. Fees on co-branding agreements are recorded as services are performed (see Note 7).

 Comprehensive income

   The Company has adopted the provisions of Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective January 1, 1998. SFAS No. 130 requires the presentation of comprehensive income and its components. Comprehensive income is the change in equity from transactions and other events and circumstances other than those resulting from investments by owners and distributions to owners. For the years ended December 31, 1999 and 1998, the components of other comprehensive income were insignificant.

 Foreign currency adjustment

   The functional currency of the Subsidiary is the Canadian dollar. Realized foreign currency transaction gains and losses are primarily related to the purchase of products from U.S. suppliers and are included in cost of sales. Assets and liabilities of the Subsidiary have been translated to U.S. dollars at year-end exchange rates. Revenues and expenses have been translated at average monthly exchange rates. During the years ended December 31, 1999 and 1998, foreign currency transaction losses were $0 and $82,426, respectively.

 Commitments and contingencies

   The Company is subject to various legal proceedings that arise in the ordinary course of business. The Company provides for any anticipated losses at the time an estimate can be made. While management believes that the disposition of these matters will not have a material adverse effect on the financial position, results of operations, or cash flows of the Company, the ultimate outcome is inherently uncertain (see Note 13).

 Net loss per share

   Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, including contingently issuable shares for which all necessary conditions

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

have been satisfied. Diluted net loss per share is computed by dividing net loss by the weighted average number of common shares and dilutive potential common shares outstanding during the period. For the years ended December 31, 1999 and 1998, 56,744,290 and 589,152 shares respectively, have been excluded from the computation of diluted net loss per share as their effects would be antidilutive. There were no dilutive common stock equivalents for the period from March 25, 1997 (inception) through December 31, 1997.

   Pro forma net loss per share is computed using the weighted average number of common shares outstanding, including the pro forma effects of the automatic conversion of the Company's convertible preferred stock into shares of the Company's common stock effective upon the closing of the Company's initial public offering as if such conversion occurred on the date the shares were originally issued (see Note 9).

 Unaudited pro forma stockholders' equity

   The Company's Board of Directors has authorized the filing of a registration statement with the Securities and Exchange Commission to register shares of its common stock in connection with a proposed initial public offering (the "IPO"). If the IPO is consummated under the terms presently anticipated, all of the outstanding shares of convertible preferred stock as of December 31, 1999 will be converted into 38,143,068 shares of common stock upon the closing of the IPO. The effect of the conversion of the preferred stock outstanding at December 31, 1999 has been reflected in the unaudited pro forma balance sheet.

 Internally developed software

   Effective for fiscal years beginning after December 15, 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. The Company adopted SOP 98-1 on January 1, 1999 and capitalized $828,853 in internally developed software costs during the year ended December 31, 1999. Capitalized software costs are amortized on a straight-line basis over a useful life ranging from one to three years. Amortization related to the capitalized software was $135,738 for the year ended December 31, 1999.

 Start-up costs

   In April 1998, the AICPA issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities." This statement requires companies to expense the costs of start-up activities and organization costs as incurred. The Company adopted SOP 98-5 on January 1, 1999, and there was no material impact on the accompanying financial statements.

 New accounting pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133, which will be effective for the Company for the fiscal year and quarters beginning after June 15, 2000, requires that an entity recognize all derivatives as either assets or liabilities in the statement of

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

financial position and measure those instruments at fair value. The Company does not expect the effect of adopting the provisions of SFAS No. 133 to have a significant impact on the Company's financial position, results of operations and cash flows.

 Reclassifications

   Certain reclassifications of balances have been made for consistent presentation.

Note 2: Property and Equipment

   Property and equipment consists of the following:

                                                       December 31, December 31,
                                                           1998         1999
                                                       ------------ ------------
   Computer equipment.................................   $ 17,921    $3,635,813
   Software...........................................        558     2,512,037
   Furniture and fixtures.............................      4,604       797,013
   Leasehold improvements.............................                  373,961
                                                         --------    ----------
                                                           23,083     7,318,824
   Less: Accumulated depreciation.....................     (2,158)   (1,142,033)
                                                         --------    ----------
                                                         $ 20,925    $6,176,791
                                                         ========    ==========

Note 3: Convertible Notes

   During 1998, the Company issued convertible promissory notes in the amount of $344,407, which accrued interest at 8% and matured one year from issuance. In connection with these notes, the Company issued warrants to the noteholders to purchase up to 833,352 shares of common stock at $0.0025 per share upon the closing of the Company's Series A preferred financing on February 25, 1999. Interest expense of $241,853 was recorded upon issuance of the warrants.

   In February 1999, the Company issued additional convertible promissory notes in the amount of $975,590 to new and existing noteholders. The notes bore interest at 6% and matured one year from issuance.

   On February 25, 1999, the outstanding principal on the convertible notes of $1,319,997 was converted into 2,258,036 shares of the Company's Series A preferred stock in conjunction with the Series A preferred financing described in Note 9.

Note 4: Long-term Debt

   In August 1999, the Company obtained financing for the purchase of software and post-contract software support in the amount of $1,658,614. The debt bears interest at 13.8% per annum and matures in September 2000. Payments of $110,278, including principal and interest, are to be made monthly through September 2000.

   In August 1999, the Company also entered into a subordinated debt arrangement with two lenders to provide financing in the amount of $7,000,000. The obligation bears interest at a coupon interest rate of 13.2% with an effective rate of 24.2% per annum and matures in February 2002. Monthly principal payments of $259,259 are scheduled beginning December 1999 through February 2002. The debt is collateralized by all

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

assets of the Company. In conjunction with the debt financing, the Company issued warrants to purchase 1,165,310 shares of Series A preferred stock at $0.90 per share. The exercise price on these warrants may be reduced based upon certain future events. The debt and warrants were recorded at their fair values of $5,905,770 and $1,094,230, respectively.

   In June 1999, the Company obtained an equipment loan financing in the aggregate amount of up to $3,000,000 for the acquisition of capital equipment. The Company received proceeds of $2,163,888 from its initial drawdown under this line. The loan bears interest at an average rate of 8.5% with an effective rate of 19.6% per annum and matures on August 1, 2002. The principal amount is payable in 36 monthly payments; the first 35 payments of $68,514 and the last payment of $393,097, which is due in August 2002. In December 1999, the Company obtained an additional $775,289 on the equipment line which bears coupon interest at an average rate of 8.91% and an effective interest rate of 18.1% per annum. The loan matures in December 2002. Principal and interest are payable in 36 monthly payments; the first 35 payments of $24,667 and the last payment of $140,960. The loans are secured by the equipment of the Company. In conjunction with the original loan, the Company issued warrants to purchase 97,328 shares of Series A preferred stock at $1.24 per share. The original debt and warrants were recorded at their fair values of $2,106,045 and $57,843, respectively. As of December 31, 1999, the Company has $274,300 available to borrow on the equipment financing agreement.

   Debt consists of the following at December 31, 1999:

   Note payable.................................................... $   920,625
   Subordinated debt obligation....................................   6,888,887
   Equipment term loan.............................................   2,725,700
                                                                    -----------
                                                                     10,535,212
   Less: Unamortized debt discount.................................    (881,892)
                                                                    -----------
                                                                    $ 9,653,320
                                                                    ===========

   Maturities of long-term debt at December 31, 1999 are as follows:

   Year ending December 31,
   ------------------------
   2000............................................................ $ 5,094,152
   2001............................................................   4,109,690
   2002............................................................   1,331,370
                                                                    -----------
                                                                     10,535,212
   Less: Unamortized debt discount.................................    (881,892)
                                                                    -----------
                                                                      9,653,320
   Less: Current portion, net of discount..........................  (4,481,903)
                                                                    -----------
                                                                    $ 5,171,417
                                                                    ===========

Note 5: Income Taxes

   At December 31, 1999 and 1998, the Company had net operating loss carryforwards of $33,372,573 and $552,154, respectively, which may be used to offset future taxable income. These carryforwards expire at various dates beginning in 2017 through 2019. Should certain changes in the Company's ownership occur, there could be a limitation on the utilization of its net operating losses.

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997



   The effective rate differs from the federal statutory rate as follows:

                                       Period from
                                      March 25, 1997
                                         through      Year ended   Year ended
                                       December 31,  December 31, December 31,
                                           1997          1998         1999
                                      -------------- ------------ ------------
   Tax benefit at statutory rate.....     (34.0)%       (34.0)%      (34.0)%
   Stock-based compensation..........      29.4           4.4          8.1
   Other.............................       0.6           0.2          0.1
   Change in valuation allowance.....       4.0          29.4         25.8
                                          -----         -----        -----
                                            0.0 %         0.0 %        0.0 %
                                          =====         =====        =====

   The Company's net deferred tax assets consist of the following:

                                                    December 31, December 31,
                                                        1998         1999
                                                    ------------ ------------
   Net operating loss carryforwards................  $ 187,732   $ 11,346,675
   Prepaid expenses and other assets currently
    deductible.....................................                  (488,777)
   Accrued expenses not currently deductible.......        484        559,994
   Depreciation different for tax purposes.........     14,920        (46,939)
                                                     ---------   ------------
   Net deferred tax assets.........................    203,136     11,370,953
   Less: Valuation allowance.......................   (203,136)   (11,370,953)
                                                     ---------   ------------
   Net deferred tax asset..........................  $     --    $        --
                                                     =========   ============

   The Company has recorded a 100% valuation allowance equal to the net deferred tax asset balance based upon management's determination that the recognition criteria for realization have not been met.

Note 6: Employee Retirement Plan

   In December 1999, the Board of Directors approved the Onvia.com Savings and Retirement Plan (the "Retirement Plan") which will cover all eligible employees. The Retirement Plan, which will be effective on March 1, 2000, is a qualified salary reduction plan in which all eligible employees may elect to have a percentage of their pre-tax compensation contributed to the Retirement Plan, subject to certain guidelines issued by the Internal Revenue Service. Contributions by the Company are at the discretion of the Board of Directors.

Note 7: Commitments and Contingencies

   Operating leases: The Company is committed under non-cancellable operating leases for its current and former office space. During 1999, the Company subleased certain office space for amounts equal to the rental obligation, which expire in 2001. Future minimum sublease rental receipts are approximately $65,000.

   In December 1999, the Company signed a lease agreement for new corporate office facilities. Monthly lease payments range from $61,625 to $173,188 through the expiration of the agreement in February 2008. Total lease obligations under this agreement aggregate to $14,598,750 over the eight year lease period.

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997


   Total rent expense was $294,307 and $20,330 for the years ended December 31, 1999 and 1998, respectively. Future minimum lease payments required on non-cancelable operating leases are approximately as follows:

     For the years ending December 31,
     ---------------------------------
       2000........................................................ $ 1,970,928
       2001........................................................   2,263,491
       2002........................................................   2,302,894
       2003........................................................   2,479,269
       2004........................................................   2,519,475
       Thereafter..................................................   5,935,124
                                                                    -----------
                                                                    $17,471,181
                                                                    ===========

   Lease deposit: The Company's leasing arrangement for its existing corporate facilities requires a letter of credit of $650,000 to be issued to the landlord. This letter of credit is secured by a deposit of $650,000, which is recorded in other assets. The letter of credit expires in May 2000; however, the letter of credit is required to be renewed for consecutive one-year periods for the term of the leasing arrangement.

   The Company's leasing arrangement for its new corporate facilities requires a letter of credit of $2,000,000 to be issued to the landlord through February 2008. This letter of credit was obtained in January 2000, is secured by a deposit of $2,000,000 and expires in January 2001. This letter of credit is automatically renewed for consecutive one-year periods through January 2003. Upon the earlier of six months after the effective date of the lease or the date the tenant delivers its notice to commence certain tenant improvements, the $2,000,000 will be increased to $2,500,000.

   Advertising agreement: In 1998, the Subsidiary entered into an agreement to pay 4% of certain revenues to a third party in exchange for advertising services performed in Canadian markets. The agreement is cancellable by either party with 30 days notice. Advertising expenses of $259,500 and $22,560 were incurred under this agreement for the years ended December 31, 1999 and 1998, respectively.

   In December 1999, the Company entered into an agreement with CNET for certain advertising services under which the Company must make payments each time a visitor clicks on a link from the web page of CNET to the web page of the Company. The term of the agreement is for one year starting January 1, 2000 and is cancellable by either party after six months with 30 days notice. Minimum guaranteed payments are $200,000 per month for the first six months and $250,000 per month thereafter.

   Co-branding agreements: During 1999, the Company entered into approximately 20 co-branding agreements. These agreements require monthly license fees, and certain agreements require payments based on sales generated on the co-branded site. These agreements typically lapse over a period of three to twelve months or upon 30 days notice by either party to the agreement. The monthly license fees are expensed as incurred and the related co-branding royalties are expensed in the month the associated sales are generated. The Company recorded $1,970,359 in co-branding fees for the year ended December 31, 1999.

Note 8: Stock Options

   In February 1999, the Company adopted a combined stock option plan (the "1999 Plan") which provides for the issuance of incentive and nonstatutory common stock options to employees, directors and consultants of the Company. The Board of Directors reserved 10,400,000 shares of common stock to be issued in conjunction

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997

with the 1999 Plan. In conjunction with the Series B preferred financing discussed in Note 9, the Board of Directors reserved an additional 2,908,830 shares of common stock for issuance under the 1999 Plan. In December 1999, the Board of Directors amended the 1999 Plan to increase the number of shares reserved for issuance to a total of 18,000,000 shares. Pursuant to common stock purchase agreements described in Note 9, 1,146,224 shares were issued from the 1999 Plan option pool. There were 5,678,412 shares available for issuance under the 1999 Plan as of December 31, 1999.

   Stock options are granted at exercise prices and vesting schedules determined by the Board of Directors. All options granted to employees have been approved by the Board of Directors, generally with four year vesting schedules. Options granted to consultants of the Company have been approved by the Board of Directors with varying vesting schedules of up to four years. Stock options expire ten years after the date of grant.

   The following table summarizes stock option activity for the year ended December 31, 1999:

                                                                       Weighted-
                                                                        average
                                                            Options    exercise
                                                          outstanding    price
                                                          -----------  ---------
     Options granted..................................... 11,466,032     $0.89
     Options exercised................................... (5,299,982)    $0.14
     Options forfeited...................................   (290,668)    $0.35
                                                          ----------
     Outstanding at December 31, 1999....................  5,875,382     $1.60
                                                          ==========
     Options exercisable at December 31, 1999............    271,874     $0.09
                                                          ==========

   The weighted average fair value of options granted during 1999 was $1.52 per share. During the year ended December 31, 1999, the Company recorded compensation expense of $999,061 related to the issuance of stock options for services provided by consultants, exclusive of the compensation expense from the acceleration of vesting described below, and $1,928,208 on stock options issued to employees. The Company did not issue any stock options during the year ended December 31, 1998 or the period from March 25, 1997 (inception) to December 31, 1997.

   In December 1999, the Board of Directors approved the acceleration of vesting on all outstanding unvested stock options issued to non-employees. The stock options had vesting periods ranging from one to four years from the date of issuance. The Company recognized $3,383,877 in compensation expense in conjunction with this transaction. Further, options to purchase 2,396,554 shares of common stock issued to certain employees were converted to common stock which are subject to a repurchase option at a purchase price equal to the original exercise price of the underlying options upon termination of employment. Individuals paid $324,569 in cash to exercise their options. The repurchase options expire over the remaining vesting period of the original stock option grants. No compensation expense was recognized in conjunction with the conversion.

                                ONVIA.COM, INC.

               Years Ended December 31, 1999 and 1998 and Period from March 25, 1997 (inception) through December 31, 1997


   The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:

                                 Options outstanding
           --------------------------------------------------------------------------------
                                                       Weighted-
                                                        average
           Range of                                    remaining
           exercise            Number                 contractual                 Options
            prices           of options                  life                   exercisable
           --------          ----------               -----------               -----------
            $0.06              726,668                   8.84                     160,000
            $0.13            1,850,382                   9.00                     108,542
            $0.25               63,332                   9.45                       3,332
            $0.38              809,000                   9.59
            $0.50              212,000                   9.70
            $1.00              422,000                   9.80
            $1.25              567,000                   9.86
            $6.17            1,225,000                   9.96
                             ---------                                            -------
                             5,875,382                                            271,874
                             =========                                            =======

   In accordance with SFAS 123, the fair value of each employee option grant is estimated on the date of grant using the minimum value option-pricing model assuming the following weighted average assumptions: average risk free interest rate of 5.50%; volatility of 0%; dividends of $0; and an expected life of four years. Had the Company determined compensation expense based on the fair value of the option at the grant date for all stock options issued to employees, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                   Year ended
                                                                  December 31,
                                                                      1999
                                                                  ------------
     Net loss:
      As reported................................................ $(57,373,391)
      Pro forma.................................................. $(57,626,582)
     Net loss per share:
      As reported-basic and diluted.............................. $      (4.59)
      Pro forma-basic and diluted................................ $      (4.61)

   In December 1999, the Board of Directors approved the 2000 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan shall commence on the effective date of the Company's initial public offering. The Directors' Plan authorizes the grant of 600,000 shares of non-qualified stock options to non-employee directors. Initially, 40,000 shares will be granted to all non-employee directors upon the closing of an initial public offering and, thereafter, to each eligible non-employee director on the date such person is first elected or appointed as a non-employee director. Annually, each non-employee director will be granted an additional option to purchase 10,000 shares of common stock, provided such person has been a non-employee director of the Company for at least the prior six months. The initial option grant under the Directors' Plan is exercisable 25% each year for four years on the anniversary of the date of grant. The annual grants are exercisable in full on the day before the first anniversary of the date of grant. The options have a term of ten years and terminate when the non-employee director no longer continues to serve as a director of the Company.

                                ONVIA.COM, INC.

               Years Ended December 31, 1999 and 1998 and Period from March 25, 1997 (inception) through December 31, 1997


   In December 1999, the Board of Directors approved the 2000 Employee Stock Purchase Plan (the "ESPP"). The ESPP shall commence on the effective date of the Company's initial public offering. The ESPP allows all full-time employees to participate by purchasing the Company's common stock at a discount allowed under guidelines issued by the Internal Revenue Service. A total of 600,000 shares of the Company's common stock has been reserved for issuance under the ESPP. Each year, the number of shares reserved for issuance under the purchase plan will automatically be increased by 1% of the total number of shares of common stock then outstanding or, if less, by 600,000 shares or such lesser number of shares as the Board of Directors determines.

Note 9: Stockholders' (Deficit) Equity

 Authorized shares

   On September 29, 1999, the Articles of Incorporation were amended to increase the number of authorized shares of common stock from 100,000,000 to 124,000,000 and increase the number of authorized shares of preferred stock from 24,000,000 to 40,000,000, of which 24,000,000 are designated as Series A preferred stock and 16,000,000 are designated as Series B preferred stock. On December 20, 1999, the Articles of Incorporation were amended to increase the number of authorized shares of common stock to 150,000,000 and increase the number of authorized shares of preferred stock to 46,000,000.

 Common and Preferred stock splits

   On February 16, 1999, the Board of Directors amended the Company's Articles of Incorporation and authorized a two-for-one common stock split. The number of authorized shares of common stock was increased from 20,000,000 shares to 40,000,000 shares. On July 29, 1999, the Board of Directors approved an additional two-for-one common and preferred stock split. The stock splits were effected in the form of a stock dividend. These stock splits have been presented retroactively in the accompanying financial statements.

 Convertible preferred stock

   On February 25, 1999, the Company issued 17,961,460 shares of Series A convertible voting preferred stock at $0.58 per share resulting in proceeds of $10,251,818, net of issuance costs of $232,580 and stock subscription receivables of $15,593. The Company received a $10,000 payment on this receivable in October 1999. A consulting firm was issued 119,744 shares as a part of this financing round in consideration for past services provided to the Company. Expense of $70,050 was recorded in conjunction with this transaction.

   The $344,407 of convertible promissory notes outstanding as of December 31, 1998 were converted into 589,152 shares of Series A preferred stock as part of this transaction. In addition, convertible promissory notes for $975,590 issued in February 1999 were converted into 1,668,884 shares of Series A preferred stock.

   On September 30, 1999, the Company issued 14,544,170 shares of its Series B preferred stock at $1.72 per share resulting in proceeds of $24,969,851, net of issuance costs of $30,149.

   On December 20, 1999, the company issued 3,379,402 shares of Series C preferred stock at $6.86 per share resulting in proceeds of $22,514,421, net of issuance costs of $651,380. The Company recorded, immediately upon issuance, a preferred stock dividend of $14,007,621 representing the value of the beneficial conversion feature on the issuance of Series C preferred stock in December 1999. The beneficial conversion

                                ONVIA.COM, INC.

               Years Ended December 31, 1999 and 1998 and Period from March 25, 1997 (inception) through December 31, 1997 feature was calculated at the issuance date of the Series C preferred stock based on the difference between the conversion price of $6.86 per share and the estimated fair value of the common stock at that date.

   Each share of Series A, Series B and Series C preferred stock is convertible on a one for one basis to common stock at the option of the holder or automatically upon registration of the Company's common stock pursuant to a public offering under the Securities Act of 1933 ("an Offering"). The Series A, Series B and Series C preferred stock would be converted upon an Offering at a price of not less than $10.29 per share with aggregate proceeds of not less than $30,000,000, or by the written consent of the holders of eighty percent of the outstanding shares of Series B preferred stock. The conversion price is subject to adjustment in certain instances including stock splits and dividends, reverse stock splits and issuances of additional capital stock below the conversion price then in effect. In the event of the latter, the conversion price in effect is decreased by a formula, which reduces the dilutive effect to the preferred stockholders.

   The holder of each share of preferred stock has the right to one vote for each share of common stock into which such preferred stock can be converted. Preferred stockholders have the same voting rights and powers as common stockholders. Holders of the Company's preferred stock and warrants have no registration rights.

   Dividends are based on a rate of $0.05, $0.16 and $0.62 per share per annum on each outstanding share of Series A, Series B and Series C preferred stock, respectively, or, if greater, an amount equal to any dividend paid on any other outstanding shares of the Company. Dividends are not cumulative and are payable when and if declared by the Board of Directors.

   In the event of a liquidation of the Company, the holders of Series C preferred stock will receive a liquidation preference of up to $6.86 per share over the holders of Series A, Series B and common stock. Upon satisfaction of Series C preferences, distributions will be made to Series B preferred stockholders in an amount up to $1.72 per share. Upon satisfaction of Series B preferences, distributions will be made to Series A preferred stockholders in an amount up to $0.58 per share. Upon completion of preference distributions to Series A, Series B and Series C preferred stockholders, any remaining amounts will be distributed among the common stockholders on a pro rata basis.

 Dividend policy

   The Company has never declared or paid dividends on its capital stock. The Company's existing borrowing agreements prohibit the payment of dividends.

 Issuance and cancellation of common stock

   On March 25, 1997, the Company issued 8,000,000 shares of common stock to the founder in exchange for certain assets with a fair value of $10,000.

   On January 18, 1999, the Company cancelled all 8,000,800 outstanding shares of the Company's common stock, pursuant to the issuance of 22,958,136 shares of nonvested common stock to employees and other outside parties.

 Nonvested common stock

   Prior to December 31, 1998 the Company entered into agreements with certain employees and other outside parties to perform services, which would be settled in cash or equity securities, at the Company's discretion. The Company recorded a liability for the cost of these agreements as of December 31, 1998.

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997


   In January 1999, the Company issued 22,958,136 shares of nonvested common stock to employees and other outside parties for services performed. These shares are subject to a repurchase option, which allows the Company the right to repurchase the shares at the original purchase price upon termination of employment. The repurchase option on the nonvested common stock expires ratably over four years from date of hire or commencement of services on a monthly basis. The expiration of the repurchase option may accelerate upon certain change of control transactions. Noncash stock-based compensation expense of $458,475, $86,084 and $122,673 was recognized for the issuance of these shares during the years ended December 31, 1999 and 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively.

   In April 1999, the Company issued 1,026,224 shares of nonvested common stock under the 1999 Plan to the chairman of the Board of Directors in exchange for $12,828. The issued shares had a fair value of $0.40 per share as of the grant date. These shares are subject to a repurchase option which allows the Company the right to repurchase the shares at the original purchase price upon termination of employment or consulting services provided. The repurchase option expires over four years with a 25% cliff after the first year and ratably thereafter on a monthly basis, and may accelerate upon certain change of control transactions. Compensation expense in the amount of $196,213 was recognized for these shares for the year ended December 31, 1999.

   In October 1999, the Company exercised its option to repurchase 200,000 shares of nonvested common stock from a former employee and removed any remaining restrictions on the 200,000 shares still held by the individual. In conjunction with this transaction, the Company recognized $905,000 of compensation expense.

   In December 1999, the Company issued 120,000 shares of nonvested common stock under the 1999 Plan to a member of the Board of Directors in exchange for $150,000. The shares had a fair value of $11.00 per share as of the grant date. These shares are subject to a repurchase option which allows the Company the right to repurchase the shares at the original purchase price upon termination of service as a member of the Board of Directors. The repurchase option expires over four years with a 25% cliff after the first year and ratably thereafter on a monthly basis, and may accelerate upon certain change of control transactions. Unearned stock-based compensation in the amount of $1,170,000 was recorded at the date of issue.

   In December 1999, the Company waived its repurchase option on the nonvested common shares issued to non-employees. The Company recognized an additional $1,503,136 in compensation expense in connection with this transaction.

 Warrants to purchase Series A preferred stock

   During 1999, the Company issued warrants to purchase up to 1,165,310 shares of its Series A preferred stock at $0.90 per share in conjunction with its subordinated debt financing. These warrants are exercisable immediately upon grant and expire through the later of ten years after date of grant or five years after the closing of an Offering. The exercise price of the warrants is subject to adjustment upon the occurrence of certain corporate events or the Company meeting specified operating criteria. The Series A preferred stock purchase warrants automatically convert into common stock purchase warrants upon the effectiveness of an Offering.

   The Company also issued warrants to purchase up to 97,328 shares of its Series A preferred stock at $1.24 per share in conjunction with its equipment loan financing. These warrants are exercisable immediately upon grant and expire through the later of nine years after date of grant or four years after the closing of an Offering.

                                ONVIA.COM, INC.

               Years Ended December 31, 1999 and 1998 and Period from March 25, 1997 (inception) through December 31, 1997

The warrants automatically convert into common stock purchase warrants upon the effectiveness of an Offering.

 Warrants to purchase common stock

   In February 1999, the Company issued warrants to purchase up to 833,352 shares of its common stock in conjunction with its convertible debt financing in 1998. The warrants are exercisable at $0.0025 per share and vest immediately upon issuance. The warrants expire on the earliest of five years from the date of issuance; upon a change of control, as defined; or upon the closing of an initial public offering. In 1999, warrant holders exercised their warrants to purchase 128,208 shares of common stock.

Note 10: Related Party Transactions

   The Company paid a company owned by the principal stockholder of the Company $119,441, $83,761 and $17,497 for the years ended December 31, 1999 and 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively, for certain services, including wages, benefits, management fees, office expenses and other miscellaneous expenses. As of December 31, 1999, 1998 and 1997, the Company owed $0, $10,880 and $17,497 to this affiliated entity for services performed during the respective periods. For the years ended December 31, 1999 and 1998 and the period from March 25, 1997 (inception) through December 31, 1997, respectively, the Company had sales of $51,723, $0 and $15,132 to this affiliated entity. In February 1999, the Company entered into an agreement with this affiliated entity to pay $3,300 per month for certain shared costs. This agreement was terminated in August 1999. In August 1999, the Company sub-leased its former office space to this affiliated entity. The lease expires in May 2001 with monthly payments of $2,279. The Company is a guarantor of the primary lease in the event that the affiliated entity fails to meet its obligations under the sublease.

   A director and stockholder provided legal and professional services to the Company in the amount of $505,892 during the year ended December 31, 1999. Additionally, as of December 31, 1998, the Company owed certain employees $44,407 under convertible debt agreements. The Company purchased software for approximately $347,000 from a vendor who has a common stockholder with the Company.

   In October 1999, the Company received a promissory note from a principal stockholder in the amount of $350,000, collateralized by 350,000 shares of the Company's common stock. The note bears interest at 6% per annum. The principal and interest are payable upon demand at the earlier of October 2004 or the expiration of any lock-up period after an Offering. The note becomes due if certain change of control events take place.

   In December 1999, the Board of Directors authorized the issuance of promissory notes to senior executives in an aggregate amount of up to $1,000,000, collateralized by shares of the Company's common stock held by them. When issued, the notes will bear interest at 6% per annum. The principal and interest are payable upon demand at the earlier of four years from the date of issuance or the expiration of any lock-up period following a public offering. The notes become due if certain change of control events takes place.

   In December 1999, the Company received a promissory note from an employee in the amount of $150,000, collateralized by 150,000 shares of the Company's common stock. The note bears interest at 6% per annum. The principal and interest are payable upon demand at the earlier of December 2004 or the expiration of any lock-up period after an Offering in which the employee is a selling stockholder. The note becomes due if certain change of control events take place.

                                ONVIA.COM, INC.

               Years Ended December 31, 1999 and 1998 and Period from March 25, 1997 (inception) through December 31, 1997


Note 11: Segment Information

   Statement of Financial Accounting Standards No. 131 (SFAS No. 131) "Disclosures about Segments of an Enterprise and Related Information" establishes reporting and disclosure standards for an enterprise's operating segments. The Company uses identical principles to account for segment information as used in the accompanying financial statements. Operating segments are defined as components of an enterprise for which separate financial information is available and regularly reviewed by management. Management operates its business based upon geographic area. Intercompany transactions are insignificant and have been recorded at cost as part of the parent's investment in its Subsidiary. Operating results by business segment are as follows:

                                           US         Canada        Totals
                                      ------------  -----------  ------------
Period from March 25, 1997
 (inception) to December 31, 1997:
 Net revenue......................... $             $    62,174  $     62,174
 Net loss............................     (112,518)     (17,854)     (130,372)
 Total assets........................          193       11,717        11,910
Year ended December 31, 1998:
 Net revenue......................... $    153,356  $   883,915  $  1,037,271
 Net loss............................     (406,795)    (265,335)     (672,130)
 Total assets........................       67,402      112,670       180,072
 Property and equipment..............       17,319        3,606        20,925
 Depreciation and amortization.......        1,288          870         2,158
 Interest expense....................                     3,608         3,608
 Additions to property and
  equipment..........................       19,477        3,606        23,083
Year ended December 31, 1999:
 Net revenue......................... $ 21,994,442  $ 5,182,640  $ 27,177,082
 Net loss............................  (41,141,420)  (2,224,350)  (43,365,770)
 Total assets........................   48,889,980    1,388,852    50,278,832
 Property and equipment..............    5,914,305      262,486     6,176,791
 Other assets........................    2,274,386       26,092     2,300,478
 Depreciation and amortization.......    1,097,997       56,391     1,154,388
 Interest income.....................      534,299                    534,299
 Interest expense....................    1,075,233                  1,075,233
 Noncash compensation expense........   10,281,324      181,438    10,462,762
 Additions to property and
  equipment..........................    7,443,642      307,800     7,751,442
 Additions to other assets...........    2,274,386       26,092     2,300,478

Note 12: Supplemental Cash Flow Information

 Noncash investing and financing activities are as follows:

     On March 25, 1997, the Company issued 8,000,000 shares of common stock to the founder in exchange for certain assets with a fair value of $10,000.

     On February 25, 1999, the Company issued warrants to purchase 833,352 shares of its common stock at $.0025 per share. The noncash value allocated to these warrants was $241,853.

                                ONVIA.COM, INC.

             Years Ended December 31, 1999 and 1998 and Period from
              March 25, 1997 (inception) through December 31, 1997


     On February 25, 1999, the outstanding convertible debt of the Company in the amount of $1,319,997 was converted into shares of its Series A preferred stock.

     On June 15, 1999 and August 5, 1999, the Company issued warrants to purchase its Preferred A stock in conjunction with its debt financings on these dates. The value allocated to the warrants was $1,153,143.

     On August 13, 1999, the Company purchased software of $1,255,511 and post-contract support of $403,103 in exchange for a promissory note.

     On December 20, 1999, a senior executive exercised stock options in exchange for a note of $150,000.

 Supplemental cash flow information:

   Cash paid for interest during the year ended December 31, 1999 was $736,605. The Company paid no cash for interest in the year ended December 31, 1998 or the period from March 25, 1997 (inception) to December 31, 1997.

Note 13: Subsequent Events

   On January 27, 2000, the Board of Directors authorized the Company's reincorporation in the State of Delaware and authorized an amendment to the Delaware Certificate of Incorporation to issue 265,000,000 shares, each with a par value of $0.0001 per share. 250,000,000 shares would be common stock and 15,000,000 shares would be undesignated preferred stock.

   The Board of Directors also amended the Company's Articles of Incorporation and authorized a two-for-one common and preferred stock split to be implemented in connection with the Company's reincorporation in the State of Delaware. Common and preferred stock issued and stock option information in these financial statements have been restated to reflect this split.

   On February 4, 2000, the Company entered into a common stock purchase agreement with Internet Capital Group, an existing investor, where Internet Capital Group agrees to purchase at the closing of an initial public offering the greater of $40,000,000 or one-third of the number of shares sold to the public. The shares will be valued at the offering price.

   In February 2000, the Company entered into a strategic relationship with America Online (AOL), under which AOL will provide its customers with access to the Company's services and products, through an interactive co-branded web site. As part of this relationship, the Company will provide to AOL a web-based buying directory to act as the engine for AOL's business-to-business ecommerce platform. In addition, AOL will promote the co-branded site and will pay a percentage of the advertising revenue earned from the co-branded web site. Under the terms of this agreement, the Company is required to make substantial payments to AOL.

   In February 2000, the Company received promissory notes from three employees totaling $225,000 collateralized by 225,000 shares of the Company's common stock. The notes bear interest at 6% per annum. The principal and interest are payable upon demand at the earlier of February 2005 or the expiration of any lock-up period after an Offering in which the employees are selling stockholders. The notes become due if certain change of control events take place.

                              ONVIA.COM, INC.

          Years Ended December 31, 1999 and 1998 and Period from

            March 25, 1997 (inception through December 31, 1997

   In February 2000, a former associate of the chief executive officer of the Company filed an action against the Company and the chief executive officer of the Company alleging a breach of a partnership arrangement. In this action, the plaintiff asserts that he is entitled to 50% of the chief executive officer's interest in the Company and 50% of the assets of the Company. Management is currently investigating the claims and believes that the claims against the Company are without merit. Nevertheless, litigation is inherently uncertain and should litigation ensue, there can be no assurance that the Company would prevail in such a suit. Any cash award or settlement paid to the plaintiff could negatively impact the Company's operating results and available liquidity. Any shares of common stock awarded or issued to the plaintiff by the Company would be dilutive to the Company's stockholders.

     The Onvia.com, Work. Wisely. logo appears at the top of the page. Below the logo are three overlapping screen shots from Onvia.com's web page. The first screen shot is labeled "Request for Quote" and shows Onvia.com's Request for Quote page. The second screen shot is labeled "Seller Inbox" and shows an example of a Request for Quote Seller Inbox. The third screen shot is labeled "Buyer Inbox" and shows an example of a Request for Quote Buyer Inbox. On the bottom of the page, the following sentence is written: "Onvia.com Business-to-Business Emarketplace for Small Business Buyers and Sellers."

                              [LOGO OF ONVIA.COM]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Onvia.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                     Amount to
                                                                      be Paid
                                                                     ----------
   SEC registration fee............................................. $   31,575
   NASD filing fee..................................................     12,460
   Nasdaq National Market listing fee...............................     95,000
   Printing and engraving expenses..................................    275,000
   Legal fees and expenses..........................................    550,000
   Accounting fees and expenses.....................................    350,000
   Blue Sky qualification fees and expenses.........................      3,000
   Transfer Agent and Registrar fees................................     10,000
   Miscellaneous fees and expenses..................................     22,965
                                                                     ----------
       Total........................................................ $1,350,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporations's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under specific circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act. Onvia.com's Certificate of Incorporation and Bylaws will provide for indemnification of Onvia.com's directors, officers, employees and other agents to the maximum extent permitted by Delaware law. In addition, Onvia.com has entered into indemnification agreements (Exhibit 10.1) with some of its officers and directors. The Underwriting Agreement (Exhibit 1.1) also provides for cross-indemnification among Onvia.com and the Underwriters with respect to certain matters, including matters arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   (a) Since inception in March 1997, Onvia.com has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

   (1) In March 1997 Onvia.com issued and sold 8,000,000 shares of its common stock at a price of $0.00125 per share for an aggregate purchase price of $10,000 to Glenn Ballman. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Based on information supplied by Onvia.com to Mr. Ballman and the relationship between Onvia.com and Mr. Ballman, Mr. Ballman had adequate access to information about Onvia.com. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

   (2) In January 1999, Onvia.com issued and sold 800 shares of its common stock to Glenn Ballman in consideration for all of the outstanding shares of M-Depot Internet Superstore, Inc., which in December 1999 changed its name to Onvia.com, Inc., a Canadian federal corporation. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Based on information supplied by

Onvia.com to Mr. Ballman and the relationship between Onvia.com and Mr. Ballman, Mr. Ballman had adequate access to information about Onvia.com. Mr. Ballman represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and an appropriate legend was affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

   (3) In January 1999, Onvia.com issued and sold 22,958,136 shares of its common stock at a price of $0.00125 per share for an aggregate purchase price of $28,698 to 20 individuals. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information about Onvia.com. In addition, based on representations made to Onvia.com by the investors, the investors were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (4) In February 1999, Onvia.com issued 20,219,496 shares of Series A preferred stock to a total of 35 investors for an aggregate purchase price of $11,819,991. 2,258,036 of these shares of Series A preferred stock were issued pursuant to conversion of convertible notes sold by Onvia.com between September 1998 and February 1999. The remaining 17,961,460 of these shares were sold for cash. In February 1999 Onvia.com also issued warrants to purchase up to an aggregate of 833,352 shares of common stock at an exercise price of $0.0025 per share to six investors who had bought convertible notes between September and December 1998. The issuance of these securities was deemed to be exempt from registration under the Securities Act pursuant to Rule 506 under Regulation D. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information about Onvia.com. Based on representations made to Onvia.com by the investors, the investors were all accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (5) In June 1999, in connection with a loan and security agreement between Onvia.com and Dominion Venture Finance L.L.C., Onvia.com issued a warrant to purchase up to 97,328 shares of Series A Preferred Stock at an exercise price of $1.235 per share. The issuance of this security was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The investor was a lending institution. Based on representations made to Onvia.com by the investor, information supplied by Onvia.com to the investor and the relationship between Onvia.com and the investor, the investor had adequate access to information about Onvia.com The investor represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (6) In August 1999, in connection with a loan and security agreement among Onvia.com, MMC/GATX Partnership No. 1 and Comdisco, Inc., Onvia.com issued a warrant to purchase up to 499,418 shares of Series A preferred stock at an exercise price of $0.90 per share to MMC/GATX Partnership No. 1 and a warrant to purchase up to 665,892 shares of Series A Preferred Stock at an exercise price of $0.90 per share to Comdisco, Inc. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The investors were lending institutions. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, the investors had adequate access to information about Onvia.com. Based on representations made to Onvia.com by the investors, the investors were accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (7) In September 1999, Onvia.com issued and sold 14,544,170 shares of Series B preferred stock to a total of 6 investors for an aggregate purchase price of $25,000,000. The issuance of these securities was deemed to be exempt from registration under the Securities Act pursuant to Rule 506 under Regulation D. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information bout Onvia.com. Based on representations made to Onvia.com by the investors, the investors were all accredited investors within the meaning of Rule 501 of Regulation D under the Securities Act and were able to bear the financial risk of their investment. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (8) In December 1999, Onvia.com issued and sold a total of 3,379,402 shares of Series C preferred stock to 32 private investors for an aggregate purchase price of $23,165,800. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. These investors were sophisticated venture capital or other funds, corporations and sophisticated individuals. The actual number of investment decisionmakers is smaller than the number of investors due to the splitting out of the allocated investment by the venture capital funds among affiliated entities and individuals. Based on representations made to Onvia.com by the investors, information supplied by Onvia.com to the investors and the relationship between Onvia.com and the investors, all investors had adequate access to information bout Onvia.com. The investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities. Onvia.com did not make any offer to sell the securities by means of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D of the Securities Act.

   (9) Onvia.com has issued an aggregate of 11,466,032 options to purchase its common stock to 247 of its employees, directors and consultants with exercise prices ranging from $0.0625 to $9.50 per share and has issued and sold 29,332,550 shares its common stock, net of repurchases, pursuant to the exercise of such options or pursuant to stock purchase agreements. These issuances were made in reliance upon Rule 701 promulgated under the Securities Act in that they were sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits

 Exhibit
 Number                     Description of Document
 -------                    -----------------------

 1.1**   Form of Underwriting Agreement.

 3.1*    Amended and Restated Articles of Incorporation of Onvia.com.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------

  3.2* Certificate of Incorporation of Onvia.com (proposed, post-reincorporation into Delaware, pre-offering).

  3.3*   Bylaws of Onvia.com, as amended and restated.

  3.4*   Bylaws of Onvia.com (proposed, post reincorporation into Delaware).

  3.5* Amended and Restated Certificate of Incorporation (proposed, post-offering).

  4.1    Form of Onvia.com's common stock certificate.

  4.2    Amended and Restated Investors' Rights Agreement dated December 20,
         1999, as amended.


  4.3* Form of Common Stock Purchase Warrant issued in connection with the Series A Preferred Stock financing on February 25, 1999.


  4.4*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Dominion Capital Management L.L.C. as of June 15, 1999.


  4.5    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Comdisco, Inc. as of August 5, 1999.


  4.6    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Meier Mitchell & Company as of August 5, 1999.


  5.1*   Opinion of Venture Law Group, A Professional Corporation.


 10.1* Form of Indemnification Agreement between Onvia.com and each of its officers and directors.


 10.2*   Series A Preferred Stock Purchase Agreement dated February 25, 1999.


 10.3*   Series B Preferred Stock Purchase Agreement dated September 30, 1999.


 10.4*   Series C Preferred Stock Purchase Agreement dated December 20, 1999.


 10.5    Loan and Security Agreement between Onvia.com and Dominion Venture
         Finance L.L.C. dated as of June 15, 1999.


 10.6*   Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Comdisco, Inc. and Onvia.com dated as of August 5, 1999.


 10.7* Office Lease between Firdex Associates and MegaDepot.com, Inc. dated as of April 1999.


 10.8    Office Lease among Stratton Properties, Inc., Glenn S. Ballman and
         MegaDepot.com, Inc. dated as of May 9, 1998.


 10.9* Lease between Onvia.com and No. 150 Cathedral Ventures Ltd. dated as of June 1, 1999.


 10.10   Amended and Restated 1999 Stock Option Plan.


 10.11* Secured Promissory Note issued by Glenn S. Ballman to Onvia.com dated as of October 14, 1999.


 10.12   Offer Letter dated March 25, 1999 with Mark T. Calvert.


 10.13*  Offer Letter dated August 25, 1999 with Douglas H. Kellam.


 10.14*  Offer Letter dated July 27, 1999 with Louis T. Mickler.


 10.15*  Offer Letter dated July 23, 1999 with Mark A. Pawlosky.


 10.16   Offer Letter dated March 18, 1999 with Clayton W. Lewis.


 10.17*  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
         January 9, 1999.


 10.18*  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
         January 18, 1999.


 10.19*  Common Stock Purchase Agreement with Robert D. Ayer dated as of
         January 18, 1999.


 10.20*  Common Stock Purchase Agreement with Kristen M. Hamilton dated as of
         January 18, 1999.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------


 10.21*  Common Stock Purchase Agreement with William W. Ericson dated as of
         January 18, 1999.


 10.22*  Common Stock Purchase Agreement with Michael D. Pickett dated as of
         April 9, 1999.


 10.23*  Common Stock Purchase Agreement with Jeffrey C. Ballowe dated as of
         December 8, 1999.


 10.24*  Mercer Yale Building Office Lease Agreement between Onvia.com and
         Blume Yale Limited Partnership dated as of December 9, 1999.


 10.25*  2000 Employee Stock Purchase Plan.


 10.26*  2000 Directors' Stock Option Plan.


 10.27   Offer Letter dated October 14, 1999 with James R. Bridges.


 10.28*+ Interactive Marketing Agreement between America Online, Inc. and
         Onvia.com dated as of February 4, 2000.


 10.29*  Common Stock Purchase Agreement between Internet Capital Group, Inc.
         and Onvia.com dated as of February 4, 2000.


 10.30   Form of Indemnification Agreement (Delaware).


 10.31   General Security Agreement between Onvia.com and Imperial Bank dated
         May 7, 1999.


 10.32   Form of Secured Promissory Note (Officers).


 21.1*   List of Subsidiaries.


 23.1**  Consent of Deloitte & Touche LLP.


 23.2*   Consent of Venture Law Group, A Professional Corporation (see
         Exhibit 5.1).


 24.1*   Power of Attorney.


 27.1*   Financial Data Schedule.

--------
  * Previously filed.
 ** To be filed by amendment.
  + Confidential treatment has been requested as to certain portions of this Exhibit.

 (b) Financial Statement Schedules

   All financial statement schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or the related notes to the financial statements.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on February 16, 2000.

                                          Onvia.com, Inc.

                                          By:                *
                                             ----------------------------------
                                                     Glenn S. Ballman
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----

                 *                   President, Chief Executive    February 16, 2000
____________________________________ Officer and Director
          Glenn S. Ballman           (Principal Executive
                                     Officer)

      /s/ Mark T. Calvert            Vice President and Chief      February 16, 2000
____________________________________ Financial Officer
          Mark T. Calvert            (Principal Financial and
                                     Accounting Officer)

                 *                   Director                      February 16, 2000
____________________________________
           Kenneth A. Fox

                 *                   Director                      February 16, 2000
____________________________________
         Michael D. Pickett

                 *                   Director                      February 16, 2000
____________________________________
        Nancy J. Schoendorf

                 *                   Director                      February 16, 2000
____________________________________
         William W. Ericson

                                     Director
____________________________________
          Steven D. Smith

                                     Director
____________________________________
         Jeffrey C. Ballowe

    /s/ Mark T. Calvert
*By: __________________________
        Mark T. Calvert
       Attorney-in-Fact

                                 EXHIBIT INDEX

 Exhibit
 Number                         Description of Document
 -------                        -----------------------


  1.1**  Form of Underwriting Agreement.


  3.1*   Amended and Restated Articles of Incorporation of Onvia.com.


  3.2* Certificate of Incorporation of Onvia.com (proposed, post-reincorporation into Delaware, pre-offering).

  3.3*   Bylaws of Onvia.com, as amended and restated.

  3.4*   Bylaws of Onvia.com (proposed, post reincorporation into Delaware).

  3.5* Amended and Restated Certificate of Incorporation (proposed, post-offering).

  4.1    Form of Onvia.com's common stock certificate.

  4.2    Amended and Restated Investors' Rights Agreement dated December 20,
         1999, as amended.


  4.3* Form of Common Stock Purchase Warrant issued in connection with the Series A Preferred Stock financing on February 25, 1999.


  4.4*   Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Dominion Capital Management L.L.C. as of June 15, 1999.


  4.5    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Comdisco, Inc. as of August 5, 1999.


  4.6    Warrant to Purchase Shares of Series A Preferred Stock issued by
         Onvia.com to Meier Mitchell & Company as of August 5, 1999.


  5.1*   Opinion of Venture Law Group, A Professional Corporation.


 10.1* Form of Indemnification Agreement between Onvia.com and each of its officers and directors.


 10.2*   Series A Preferred Stock Purchase Agreement dated February 25, 1999.


 10.3*   Series B Preferred Stock Purchase Agreement dated September 30, 1999.


 10.4*   Series C Preferred Stock Purchase Agreement dated December 20, 1999.


 10.5    Loan and Security Agreement between Onvia.com and Dominion Venture
         Finance L.L.C. dated as of June 15, 1999.


 10.6*   Loan and Security Agreement among MMC/GATX Partnership No. 1,
         Comdisco, Inc. and Onvia.com dated as of August 5, 1999.


 10.7* Office Lease between Firdex Associates and MegaDepot.com, Inc. dated as of April 1999.


 10.8    Office Lease among Stratton Properties, Inc., Glenn S. Ballman and
         MegaDepot.com, Inc. dated as of May 9, 1998.


 10.9* Lease between Onvia.com and No. 150 Cathedral Ventures Ltd. dated as of June 1, 1999.


 10.10   Amended and Restated 1999 Stock Option Plan.


 10.11* Secured Promissory Note issued by Glenn S. Ballman to Onvia.com dated as of October 14, 1999.


 10.12   Offer Letter dated March 25, 1999 with Mark T. Calvert.


 10.13*  Offer Letter dated August 25, 1999 with Douglas H. Kellam.


 10.14*  Offer Letter dated July 27, 1999 with Louis T. Mickler.


 10.15*  Offer Letter dated July 23, 1999 with Mark A. Pawlosky.


 10.16   Offer Letter dated March 18, 1999 with Clayton W. Lewis.


 10.17*  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
         January 9, 1999.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------


 10.18*  Common Stock Purchase Agreement with Glenn S. Ballman dated as of
         January 18, 1999.


 10.19*  Common Stock Purchase Agreement with Robert D. Ayer dated as of
         January 18, 1999.


 10.20*  Common Stock Purchase Agreement with Kristen M. Hamilton dated as of
         January 18, 1999.


 10.21*  Common Stock Purchase Agreement with William W. Ericson dated as of
         January 18, 1999.


 10.22*  Common Stock Purchase Agreement with Michael D. Pickett dated as of
         April 9, 1999.


 10.23*  Common Stock Purchase Agreement with Jeffrey C. Ballowe dated as of
         December 8, 1999.


 10.24*  Mercer Yale Building Office Lease Agreement between Onvia.com and
         Blume Yale Limited Partnership dated as of December 9, 1999.


 10.25*  2000 Employee Stock Purchase Plan.


 10.26*  2000 Directors' Stock Option Plan.


 10.27   Offer Letter dated October 14, 1999 with James R. Bridges.


 10.28*+ Interactive Marketing Agreement between America Online, Inc. and
         Onvia.com dated as of February 4, 2000.


 10.29*  Common Stock Purchase Agreement between Internet Capital Group, Inc.
         and Onvia.com dated as of February 4, 2000.


 10.30   Form of Indemnification Agreement (Delaware).


 10.31   General Security Agreement between Onvia.com and Imperial Bank dated
         May 7, 1999.


 10.32   Form of Secured Promissory Note (Officers).


 21.1*   List of Subsidiaries.


 23.1**  Consent of Deloitte & Touche LLP.


 23.2*   Consent of Venture Law Group, A Professional Corporation (see
         Exhibit 5.1).


 24.1*   Power of Attorney.


 27.1*   Financial Data Schedule.

--------
  * Previously filed.
 ** To be filed by amendment.
  + Confidential treatment has been requested as to certain portions of this Exhibit.